
                                               SECURITIES AND EXCHANGE COMMISSION
                                                     Washington, D.C. 20549
                                                           ----------
                                                            FORM S-1
                                                     REGISTRATION STATEMENT
                                                              UNDER
                                                   THE SECURITIES ACT OF 1933
                                                           ----------
                                                      BETA OIL & GAS, INC.
                                            (Exact Name of Registrant in its Charter)






                Nevada                                   1311                               86-0876964
    (State or other jurisdiction of          (Primary Standard Industrial         (I.R.S. Employer Identification
    Incorporation or Organization)                  Classification                            Number)
                                                     Code Number)

                                               Steve Antry, Chairman
                                             901 Dove Street, Suite 230
                                          Newport Beach, California 92660
                                                   (949) 752-5212
                                                 (949) 752-5757-Fax
           (Address and telephone number of principal executive officer and principal place of business)
                                                    -----------

           Copies to:Lawrence W. Horwitz, Esq.                           Copies to: Nick E. Yocca, Esq.
                      Horwitz & Beam                                    Stradling Yocca Carlson & Rauth
               Two Venture Plaza, Suite 350                           660 Newport Center Drive, Suite 1600
                 Irvine, California 92618                                   Newport Beach, CA 92660
                      (949) 453-0300                                             (949) 725-4000
                    (949) 453-9416-Fax                                         (949) 725-4100-Fax





                                                           ----------
Approximate  date of proposed sale to the public:  As soon as practicable  after this Registration Statement becomes effective.
                                                           ----------
            If any of the  securities  being  registered  on this form are to be offered  on a  delayed  or  continuous  basis  pursuant  to Rule 415  under  the
Securities Act of 1933, check the following box. /x/
---------------------------------------------------------------------------------------------------------------------------------

                                                 CALCULATION OF REGISTRATION FEE
------------------------------------- ---------------------- ----------------------- ----------------------- -----------------------
                                                                    Proposed                Proposed
 Title of each class of securities     Number of Shares to      Maximum Offering       Maximum Aggregate           Amount of
          to be registered                be Registered        Price Per Share(1)        Offering Price         Registration fee
------------------------------------- ---------------------- ----------------------- ----------------------- -----------------------
Common Stock, par value $0.001 per
share on behalf of Selling Security
Holders                                           7,029,492                   $6.00             $42,176,952              $12,442.20
------------------------------------- ---------------------- ----------------------- ----------------------- -----------------------
Common Stock, par value $0.001 per
share offered by the Company                        880,000                   $6.00              $5,280,000               $1,557.60
------------------------------------- ---------------------- ----------------------- ----------------------- -----------------------
Common Stock issuable upon exercise
of Underwriter Warrants(3) (4)
                                                     88,000                   $7.50                $660,000                 $194.70
------------------------------------- ---------------------- ----------------------- ----------------------- -----------------------
Common Stock issuable upon Exercise
of Warrants Held by Selling
Security Holders(2)(3)                            2,497,663                   $5.24             $13,087,754               $3,860.89
===================================== ====================== ======================= ======================= =======================
                                                 10,495,155                                     $61,204,706              $18,055.39
===================================== ====================== ======================= ======================= =======================

(1)      Estimated solely for the purpose of calculating the amount of the registration fee.

(2) Underlying shares of common stock issuable upon exercise of Warrants held by the Selling Security Holders at various exercise prices. This Registration Statement also covers such additional number of shares as may become issuable upon exercise of the Warrants held by the Selling Security Holders by reason of anti-dilution provisions pursuant to Rule 416.

(3)     Registration fee calculated pursuant to Rule 457(g)(1).

(4) The Company will issue up to 88,000 Common Stock Purchase Warrants to the Underwriter as compensation. See "Underwriting."

     The Registrant hereby amends this Registrant Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     This Registration Statement contains two forms of prospectus: One prospectus that will be used in connection with the sale by the Registrant of up to 880,000 shares of its Common Stock in a best efforts underwritten public Offering (the "IPO Prospectus"); and the other prospectus which will be used by existing shareholders of the Registrant in effectuating sales from time to time, for their own account, of their shares of Common Stock, principally in over-the-counter transactions (the "Resale Prospectus"). The two prospectuses will be identical in all respects except for the front and back cover pages, the section entitled "Summary of the Offering," the "Use of Proceeds" section and the section of the Resale Prospectus entitled "Plan of Distribution" which will be substituted for the Underwriting section of the IPO Prospectus. Each Page to be included in the Resale Prospectus and not in the IPO Prospectus is marked as an "Alternate Page" and the Alternate Pages follow immediately after the IPO Prospectus.



                                                      BETA OIL & GAS, INC.
                                                      Cross-Reference Sheet
                                     Pursuant to Item 501(b) of Regulation S-K and Rule 404
                                          Showing Location in Prospectus of Information
                                                  Required by Items of Form S-1

           Registration Statement Item                                       Caption In Prospectus
1.         Front of Registration Statement and Outside Front Cover           Cross-Reference Sheet;
           Prospectus                                                        Prospectus Cover Page

2.         Inside Front and Outside Back Cover Pages                         Prospectus Cover Page;
           Of Prospectus                                                     Prospectus Back Cover Page

3.         Summary Information and Risk Factors                              Prospectus Summary; The Company;
                                  Risk Factors

4.         Use of Proceeds                                                   Use of Proceeds

5.         Determination of Offering Price                                   Determination of Offering Price;
                                  Risk Factors

6.         Dilution                                                          Risk Factors; Dilution

7.         Selling Security Holders                                          Description of Securities;
                                                                             Resale by Selling Security Holders

8.         Plan of Distribution                                              Prospectus Cover Page; Plan of Distribution;
                                  Underwriting

9.         Description of Securities to be Registered                        Capitalization; Description of Securities

10.        Interest of Named Experts and Counsel                             Legal Matters; Experts

11.        Information with Respect to the Registrant                        Outside  Front Cover Page of  Prospectus;  Additional
                                                                             Information;  Prospectus Summary;  Risk Factors;  Use
                                                                             of  Proceeds;  Dilution;  Capitalization;  Dividends;
                                                                             Selected  Consolidated  Financial Data;  Management's
                                                                             Discussion  and Analysis of Financial  Condition  and
                                                                             Results   of   Operations;    Business;   Management;
                                                                             Principal  Shareholders;  Resale by Selling  Security
                                                                             Holders;  Description of  Securities;  Legal Matters;
                                                                             Experts; Consolidated Financial Statements


12.        Disclosure of Commission Position on Indemnification for          Description of Securities
           Securities Act Liabilities

13.        Other Expenses of Issuance and Distribution                       Other Expenses of Issuance and Distribution

14.        Indemnification of Directors and Officers                         Legal Matters; Experts

15.        Recent Sales of Unregistered Securities                           Recent Sales of Unregistered Securities

16.        Exhibits and Financial Statement Schedules                        Exhibits and Financial Statement Schedules

17.        Undertakings                                                      Undertakings

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 16, 1998
                                   PROSPECTUS

                              BETA OIL & GAS, INC.

          600,000 (MINIMUM) TO 880,000 (MAXIMUM) SHARES OF COMMON STOCK
                                ($.001 Par Value)


All of the shares of Common Stock offered hereby are being sold by Beta Oil & Gas, Inc. (the "Company"). This Offering is underwritten on a "best efforts" basis, subject to the subscription and payment for at least 600,000 of the shares offered hereby during an Offering Period of 90 days from the effective date of this Prospectus, which may be extended by the Company for an additional 30 days (the "Offering Period"). All proceeds will be deposited in an escrow account at California State Bank, Newport Beach, California (the "Escrow Agent"), pending the earlier of (i) the receipt of subscriptions and the payment for 600,000 of the shares offered hereby (the "Minimum Condition"), or (ii) the termination of the Offering Period. If the Minimum Condition is satisfied, the sale of the shares offered hereby will be consummated and all funds in the escrow account will be distributed to the Company (less amounts due the Underwriter). If the Minimum Condition is not satisfied by the end of the Offering Period, funds in the escrow account will be returned promptly by the Escrow Agent to the subscribers, with interest and without deduction. Subscribers will have no right to a return of their subscription funds during the Offering Period.

     Prior to this Offering, there was no public market for the Common Stock. The Company intends to apply for quotation on The Nasdaq SmallCap Market under the symbol "BETA." See "Underwriting" for factors considered in determining the initial public Offering price.

     THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 9.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                               Total Minimum        Total Maximum
                                                           Per Share
                                                        -----------------     ----------------     ----------------
       Public Offering Price                         $        6.00        $         3,600,000  $         5,280,000
       Underwriting Commissions(1)                   $        0.60        $           360,000  $           528,000
       Proceeds to the Company(1) (2)                $        5.40        $         3,240,000  $         4,752,000

(1)  Does not  include a 3%  non-accountable  expense  allowance  payable to the
     Underwriter  or the value of  warrants to be issued to the  Underwriter  to purchase up to 88,000  shares of Common Stock at a price of $7.50 per share
     (the  "Underwriter's  Warrants").  The Company has agreed to indemnify  the
     Underwriter  against certain  liabilities under the Securities Act of 1933, as amended (the "Act"), See "Underwriting."
(2)  Does not include estimated Offering expenses of $90,000 that are payable by the Company.


     The shares of Common Stock are offered hereby by the Underwriter, and certain dealers, as agents for the Company, subject to prior sale, receipt and acceptance by the Underwriter and subject to their right to reject any subscription in whole or in part, and certain other conditions.

                                 HAGERTY STEWART

                The date of this Prospectus is ___________, 1999_

                           [INSIDE FRONT COVER PAGE]


IN CONNECTION WITH THIS OFFERING THE UNDERWRITER MAY ENGAGE IN TRANSACTIONS THAT STABILIZE OR MAINTAIN THE PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET OR WHICH MAY OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. IF COMMENCED, SUCH TRANSACTIONS MAY BE DISCONTINUED AT ANY TIME. SEE "UNDERWRITING."









                                      [MAP]



































Beta Oil & Gas, Inc., including its wholly-owned subsidiary BETAustralia, LLC, a limited liability company organized under the laws of California, for the purposes of acquiring, evaluating and developing exploration blocks in Australia, are collectively referred to herein as the "Company" or "Registrant." The Company's corporate headquarters are located at 901 Dove Street, Suite 230, Newport Beach, CA 92660. The Company's telephone number is (949) 752-5212.

                               PROSPECTUS SUMMARY

THE FOLLOWING IS ONLY A SUMMARY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS. YOU SHOULD ALSO READ THE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING AFTER THIS SUMMARY.

                                   The Company

     Beta Oil & Gas, Inc. ("Beta" or the "Company") is an oil and gas company organized in June 1997 to participate in the exploration, development, exploitation and production of natural gas and crude oil. The Company's operations are currently focused in proven oil and gas producing trends primarily in South Texas, Louisiana and Central California. The Company believes that the availability of economic 3-D seismic surveys has fundamentally changed the risk profile of oil and gas exploration in these regions. Recognizing this change, the Company has aggressively sought to acquire significant prospective acreage blocks for targeted, proprietary, 3-D seismic surveys. As of the date of this Prospectus, the Company had assembled approximately 192,000 gross acres under lease or option.

     Approximately 94% of the Company's current acreage position is covered by proprietary 3-D seismic data that the Company has acquired, or is in the process of acquiring, through joint participation with operating oil and gas companies. From the data generated by its initial five proprietary seismic surveys, covering 313 square miles, in excess of 100 potential drillsites have been identified.

     Approximately $10,000,000, representing 60% of the total funds raised to date by the Company, have been utilized to acquire working interests in lands and seismic data in the onshore Texas Gulf Coast region. The Company's interests in the onshore Texas properties are operated by Parallel Petroleum Corporation ("Parallel"). Representatives of Parallel have informed the Company that drilling in these projects will commence during the first quarter of 1999 and continue throughout the year. The Company anticipates that participation in exploratory and drilling projects in South Texas will constitute its primary activity during 1999.

     The balance of the funds raised to date have been utilized primarily to fund various domestic and international exploratory activities. The Company's exploratory activities in areas outside of Texas have resulted in two oil and gas discoveries, located, respectively in the Gulf of Mexico offshore from Louisiana, and in Central California. It is anticipated that the Company will expend additional funds to explore these areas during 1999 and future periods.

     The Company's capital budget for 1999 of approximately $8,300,000 (subject to available funds), includes amounts for the acquisition of additional 3-D seismic data and for the drilling of 38 gross wells (8.39 net wells) in 1999 with working interests ranging from 12.5% to75% and averaging 22%. A majority of the budgeted wells will be drilled in Jackson County, Texas. In addition, the Company anticipates that as its existing 3-D seismic data is further evaluated, and 3-D seismic data is acquired over the balance of its acreage, additional prospects will be identified for drilling beyond 1999.

 The Company intends to rely on joint ventures with qualified operating oil and gas companies to operate its projects through the exploratory and production phases. This will reduce general and administrative costs necessary to conduct operations. As of the date of this Prospectus, the Company was not operating, nor did it have any working interest in,any producing oil and gas wells.



                                                          The Offering
Common Stock offered by the Company:                          600,000 sharesMinimum
                                                              880,000 sharesMaximum

Common Stock to be Outstanding after the Offering:(1)         7,629,492 shares if the Minimum Shares are sold
                                                              7,909,492 shares if the Maximum Shares are sold

Use of Proceeds: (2)                                          The Company  will receive net  proceeds of  $3,240,000  if the Minimum  Shares are sold and up to  $4,752,000  if the
                                                              Maximum  Shares  are sold.  The  proceeds  will be used to fund the  acquisition  of leases and seismic  data and the drilling  of wells in the  Company's  Louisiana  and Texas prospects.

Risk Factors:                                                 An investment in the Company's  securities involves a high degree of risk.  For a discussion  of certain risk factors affecting the Company, see "Risk Factors."

Proposed Nasdaq SmallCap Market Symbol:(3)                    BETA


(1) Does not include 2,585,663 shares reserved for issuance upon exercise of the Warrants.
(2) Net proceeds before deducting a 3% non-accountable expense allowance payable to the Underwriter and estimated Offering expenses of $90,000.
(3) There is no assurance that the Common Stock will be approved for quotation in the Nasdaq SmallCap Market or that a trading public market will develop, or, if developed, will be sustained. See "Risk Factors - Absence of Prior Trading Market; Potential Volatility of Stock Price."

                          Summary Financial Information

     The following table presents selected historical financial data for the Company derived from the Company's Financial Statements. The historical financial data are qualified in their entirety by reference to, and should be read in conjunction with, the Financial Statements and notes thereto of the Company, which are incorporated by reference into this Prospectus. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus.


                                               For the period       For the period                           Cumulative
                                               from inception       from inception         Nine months       from inception
                                               (June 6, 1997)       (June 6, 1997)         ended             (June 6, 1997)
                                               to December          to September           September         to September
                                               31, 1997             30, 1997               30, 1998          30, 1998
                                               ----------------     ----------------       --------------    -----------------
Consolidated Income Statement Data:

Revenues:                                  $         -          $         -           $        -          $        -

Operating expenses:
         General and administrative                    245,452               47,047              555,608              801,060
         Impairment expense                          -                    -                    1,618,432            1,618,432
         Depreciation expense                            1,530            -                        8,853               10,383
                                             ------------------   ------------------    -----------------    -----------------
                 Total operating expenses              246,982               47,047            2,182,893            2,429,875

                                             ------------------   ------------------    -----------------    -----------------
Loss from operations                                  (246,982)            ( 47,047)          (2,182,893)          (2,429,875)

Interest income                                         45,409                5,792               39,867               85,276
                                             ==================   ==================    =================    =================
Net loss                                   $          (201,573) $           (41,255)  $       (2,143,026) $        (2,344,599)
                                             ==================   ==================    =================    =================

Net loss per basic and diluted common
share                                      $              (.05) $              (.01)  $             (.35)
                                             ==================   ==================    =================

Weighted average common shares outstanding           4,172,662            2,786,987            6,154,036
                                             ==================   ==================    =================

                                                December 31,      September 30,
                                                1997              1998
                                                --------------------------------
Consolidated Balance sheet data:

Working capital ............................    $ 3,117,351       $ 1,084,595
Oil and gas properties, net ................    $ 5,900,794       $12,301,141
Total assets ...............................    $ 9,921,057       $13,896,785
Total liabilities ..........................    $   870,847       $   432,761
Stockholder's equity .......................    $ 9,050,210       $13,464,024

                                  RISK FACTORS

     The securities offered hereby are very speculative and involve a high degree of risk. They should be purchased only by people who can afford to lose their entire investment. Therefore, you should, prior to purchase, consider very carefully the following risk factors, as well as all other information set forth in this Prospectus.

DEVELOPMENT STAGE COMPANY; LACK OF REVENUES; LOSSES FROM OPERATIONS

     The Company was formed in June 1997 and is considered to be a development stage company. The Company is subject to risks associated with new companies. To date, the Company has had a minimal operating history and has generated no revenues from oil and gas operations. The Company has incurred operating losses since inception and as of September 30, 1998 has an accumulated deficit of approximately $2.3 million. Until the Company is able to establish cash flow from oil and gas operations (of which there is no assurance), the Company will continue to incur losses. There is no assurance that the Company will achieve or sustain profitability in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CONTINUED NEED FOR FINANCING; CAPITAL RESOURCES AND LIQUIDITY

     As discussed herein, the Company's business plan includes an aggressive program to identify, acquire and develop exploration projects that meet certain criteria. Capital to date has been funded exclusively from proceeds of the sale of the Company's securities in private placements. Additional project acquisitions and exploration activities are planned in 1999 and future periods. It is anticipated that these activities, together with others that may be entered into, will impose financial requirements which will exceed the existing working capital of the Company. No assurance can be given that additional financing will be available to the Company for any of these purposes, or if available, on terms acceptable to the Company. In the event that such financing efforts are unsuccessful, the Company will be have to reduce its business activities.

     The oil and gas industry is capital intensive. The continued availability of capital to the Company is subject to a number of variables, including, but not limited to, oil and gas prices and the Company's ability to acquire, locate and produce new reserves, each of which can materially affect the Company's ability to access capital. The Company may from time to time seek additional financing, either in the form of bank borrowings, sales of the Company's securities or other forms of financing. The Company has no agreements for any such financing and there can be no assurance as to the availability or terms of any such financing. To the extent the Company's resources and earnings are at any time insufficient to fund its activities, the Company will need to raise additional funds through public or private financings or borrowings. The Company may not be able to raise such funds. If the Company cannot obtain additional funds, its operations and financial condition will suffer. If, however, additional funds are raised through the issuance of equity securities, the percentage ownership of the Company's stockholders at that time could be diluted and, in addition, such equity securities may have better rights, preferences or privileges than those of the Common Stock.

INDUSTRY RISKS

    The operations of the Company are subject to the many risks and hazards incident to exploring and drilling for, producing and transporting oil and gas, including:

|_|      Blowouts, fires, pollution and equipment failures that may result in damage to or destruction of wells, producing
         formations, production facilities and equipment.
|_|      Personal injuries.
|_|      Engineering and construction delays.
|_| Hazards resulting from unusual or unexpected geological or environmental conditions.
|_|      Human error.
|_| Accidental leakage of toxic or hazardous materials, such as petroleum liquids or drilling fluids into the environment.
|_| There is no assurance that any oil and gas in commercial quantities will be discovered or acquired by the Company.
|_| The marketability of the Company's oil and gas reserves or of reserves which may be acquired or discovered by the Company may be affected by numerous factors beyond the control of the Company. These factors include fluctuations in product markets and prices, the proximity and capacity of pipelines to the Company's oil and gas reserves, the ability of the Company to finance exploration and development costs and the availability of processing equipment.

FAILURE OF TITLE TO PROPERTIES

      As is customary in the oil and gas industry, only a perfunctory title examination is conducted at the time properties believed to be suitable for drilling operations are first acquired. Prior to the commencement of drilling operations, a more thorough title examination is usually conducted and curative work is performed with respect to known significant title defects. The Company typically depends upon title opinions prepared at the request of the operator of the property to be drilled; and, therefore, there can be no assurance that losses will not result from title defects or from defects in the assignment of leasehold rights. Pursuant to industry standard forms of operating agreements, the operator of an oil and gas property is not to be monetarily liable for loss or impairment of title.

INSURANCE COVERAGE MAY BE INADEQUATE

     As is common in the oil and gas industry, the Company will not insure fully against all risks associated with its business either because such insurance is not available or because premium costs are considered prohibitive. A loss not fully covered by insurance could have a materially adverse effect on the financial position and results of operations of the Company.

COMPETITION

     The petroleum and natural gas industry is very competitive and the Company competes with many other companies that have greater resources. Many such companies not only explore for, produce and market petroleum and natural gas but also carry on refining operations and market the resultant products on a worldwide basis. There is also competition between petroleum and natural gas producers and other industries producing energy and fuel. Furthermore, competitive conditions may be substantially affected by various forms of energy legislation and/or regulation considered from time to time by the governments of the United States and other countries; however, no one can predict the nature of any such legislation and/or regulation which may ultimately be adopted or its effects upon the future operations of the Company. Such laws and regulations may, however, substantially increase the costs of exploring for, developing or producing oil and gas and may prevent or delay the commencement or continuation of a given operation. The exact effect of these risk factors cannot be accurately predicted.

VOLATILITY OF OIL AND GAS PRICES

     The Company's revenues, cash flows and profitability are substantially dependent upon prevailing prices for both oil and gas. Historically, oil and gas prices and markets have been volatile, and they are likely to continue to be volatile in the future. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors that are beyond the control of the Company. These factors include, among others, political conditions in the Middle East and other regions, the domestic and foreign supply of oil and gas, the level of consumer demand, weather conditions, domestic and foreign government regulations, the price and availability of alternative fuels and overall economic conditions.

DEPENDENCE UPON KEY PERSONNEL

     The Company is very dependent upon the continued services of Steve Antry, President, Founder and Chairman of the Board of Directors and Mr. R. Thomas Fetters, a director of the Company and Consulting Manager of Exploration. Mr. Antry has entered into an employment agreement with the Company and Mr. Fetters has a consulting agreement with the Company. The loss of the services of Mr. Antry or Mr. Fetters through incapacity or otherwise would have a material adverse effect upon the Company's business and prospects. If the services of Mr. Antry or Mr. Fetters became unavailable, the Company would be required to retain other qualified personnel, and there can be no assurance that the Company will be able to recruit and hire qualified persons on acceptable terms. The Company is currently named as beneficiary on a key person life insurance policy on the life of Mr. Antry in the amount of $2,500,000.

LACK OF OPERATIONAL CONTROL

    The Company is a non-operating working interest owner in all of its properties. Accordingly, the Company enters into joint operating agreements with third party operators for the conduct and supervision of drilling, completion and production operations on its wells. The success of the oil and gas operations on a property (whether drilling operations or production operations) depends in large measure on whether the operator of the property properly performs its obligations. The failure of such operators and their contractors to perform their services in a proper manner could result in materially adverse consequences to the owners of interests in that particular property, including the Company.

INDUSTRY REGULATION

    Domestic exploration for, and production and sale of, oil and gas are extensively regulated at both the federal and state levels. Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden. The regulatory burdens are often costly to comply with and carry substantial penalties for failure to comply. Regulations and compliance burdens to which the Company is subject include:

|_| Environmental laws and regulations which are administered by the United States Environmental Protection Agency ("EPA"), including solid and hazardous waste management, water protection, air emission controls, and situs controls affecting wetlands, coastal operations, and antiquities. Environmental programs also typically regulate the permitting, construction and operations of a facility. Many factors, including public perception, can materially impact the ability to secure an environmental construction or operation permit. Once operational, enforcement measures can include significant civil penalties for regulatory violations regardless of intent. Under appropriate circumstances, an administrative agency can request a "cease and desist" order to terminate operations.
|_| Other federal, state, and local environmental, zoning, health and safety agencies periodically examine operations in which the
         Company  is a  participant  to  monitor  compliance  with laws and regulations
|_|      State   regulatory   authorities   have   established   rules  and
         regulations requiring permits for drilling operations, drilling bonds and reports concerning operations.
|_| State statutes and regulations governing the unitization or pooling of oil and gas properties and establishment of maximum rates of production from oil and gas wells. Many states also restrict production to the market demand for oil and gas. Such statutes and regulations may limit the rate at which oil and gas could otherwise be produced from the Company's properties.
|_|      Federal  ("OSHA") and State Hazard  Communications  and  Community
         Right  to  Know  ("SARA  Title  III")  statutes  and   regulations
         governing record-keeping and reporting of the use and release of hazardous substances.
|_|      Production   operations   are  affected  by  constantly   changing
         administrative   regulations   and   possible   interruptions   or
         termination by government authorities.

     The Company may be required in the future to make substantial outlays of money to comply with environmental laws and regulations. The additional changes in operating procedures and expenditures required to comply with future laws dealing with the protection of the environment cannot be predicted.

     Since the Company does not operate the oil and gas properties in which it is involved, it does not directly control compliance with most of the rules and regulations discussed above. The Company is substantially dependent on the operators of its oil and gas properties to maintain such compliance. The failure of the operator to comply with such rules and regulations could result in substantial liabilities to the Company.

CONTROL BY CURRENT MANAGEMENT

     The Company's officers, directors and their affiliates currently possess voting rights representing about 40% of the Company's outstanding voting securities. Accordingly, the Company's current management is able to exercise substantial day to day control over the Company including influencing the election of directors and generally directing the affairs of the Company. The President directly owns, jointly with his wife who is also an officer and director of the Company, 1,525,000 shares of the Company's Common Stock.

MARKET OVERHANG OF WARRANTS; COMMON STOCK ELIGIBLE FOR FUTURE SALE

     There are currently 7,029,492 shares of Common Stock outstanding. Additionally, there are 2,585,663 shares reserved for issuance upon exercise of warrants. The average exercise price of the warrants is $5.24. This price is lower than the public Offering Price. All 7,029,492 shares and 2,585,663 shares underlying warrants are being registered for resale herein. Therefore, upon the date of this Prospectus, 9,615,155 shares could potentially be sold. Founders of the Company have agreed not to sell 2,670,000 shares owned by them for one year , lowering the potential to 6,945,155. Additionally, up to 880,000 shares may be sold in this Offering, increasing the immediate potential for resale to 7,825,155 shares. In the event that a significant number of shares are offered for sale simultaneously, it would have a depressive effect on the trading price of the Common Stock.

NO FIRM COMMITMENT TO PURCHASE SHARES

     The Company is offering the shares through Hagerty Stewart, the "Underwriter," on a "best efforts" minimum/maximum basis. The Underwriter has made no commitment to purchase any shares offered hereby. Consequently, there can be no assurance that the shares offered hereby will be sold. In the event that the minimum number of shares offered hereby is not sold within 90 days of the date of this Prospectus, subject to extension for an additional 30 days, all proceeds received will be refunded in full to investors without interest or deduction. Therefore, investors subscribing to purchase the shares offered hereby may lose the use of their funds for the escrow period of up to 120 days. See "Underwriting."

ABSENCE OF PRIOR TRADING MARKET; POTENTIAL VOLATILITY OF STOCK PRICE

     Prior to this Offering, there was no public market for the Common Stock. Although the Company intends to file an application for the listing of the Common Stock for quotation on the Nasdaq SmallCap Market, there can be no assurance that an active trading market will develop for the Common Stock or, if one does develop, that it will be maintained. If the Company is unable to obtain a public quotation for its shares or if the Common Stock were to be delisted because of inability to meet future maintenance requirements of NASDAQ, it would have a material adverse effect on the ability of investors to resell their stock in the secondary market as well as on the Company's ability to obtain future financing or make acquisitions utilizing its shares. The public Offering price of the Common Stock was negotiated between the Company and the Underwriter. See "Underwriting." The market price of the shares of Common Stock, like that of the common stock of many other speculative businesses, is likely to be highly volatile. Factors such as fluctuation in the Company's operating results or the announcement of any discoveries of any meaningful oil or gas reserves, developments in the Company's strategic relationships and general market conditions may have a significant effect on the market price of the Common Stock.

IMMEDIATE AND SUBSTANTIAL DILUTION

     The initial public Offering price is substantially higher than the book value per share of Common Stock. Investors purchasing shares of Common Stock in this Offering will incur immediate and substantial dilution equal to $3.82 per share if the minimum number of shares offered hereby is sold (see "Dilution"). In addition, the investors purchasing shares of Common Stock in this Offering will incur additional dilution as a result of 2,585,663 shares of the Company's Common Stock underlying outstanding Common Stock Purchase Warrants which are being registered on behalf of Selling Security Holders. Exercise of such warrants will result in a reduction of the ownership interest of the Company's shareholders. The holders of the warrants may be expected to exercise them at a time when the Company may, in all likelihood, be able to obtain needed capital from other sources on more favorable terms.

DILUTION RESULTING FROM EMPLOYMENT CONTRACT

     The Company executed a contract of employment with the President and Chairman of the Board of Directors, Mr. Steve Antry. dated June 23, 1997. See "Employment Contracts." The Contract may be terminated by the Company without cause upon the payment of, among other items, options containing a five year term to acquire the Common Stock of the Company in an amount equal to 10% of the then issued and outstanding shares, piggyback registration rights and an exercise price equal to 60% of the fair market value of the shares during the sixty day period of time preceding the termination notice, such amount not to exceed $3.00 per share.

     If the Company were to terminate Mr. Antry without cause, the Common shareholders would experience immediate and substantial dilution resulting from the issuance of a large number of options to Mr. Antry with an exercise price substantially lower than the market price.

NO DIVIDENDS

     The Company has not paid any cash dividends on its Common Stock and does not expect to declare or pay any cash or other dividends in the foreseeable future. Additionally, state corporate laws prohibit the Company from paying dividends until such time as the Company has retained earnings. See "Dividends."

YEAR 2000 ISSUE; POTENTIAL COMPUTER SYSTEM FAILURE

     The Company has begun to address possible remedial efforts in connection with computer software that could be affected by the Year 2000 problem. The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. The Company utilizes a number of computer programs across its entire operation. The Company has not completed its assessment, but currently believes that the costs of addressing this issue should not have a material adverse impact on the Company's financial position. Although the Company does not anticipate any problems, there can be no assurances that Year 2000 problems will not occur with respect to the Company's computer systems or business affiliations. The Year 2000 problem may impact other entities with which the Company transacts business, and the Company cannot predict the effect of the Year 2000 problem on such entities or the Company. A major system failure could have a material adverse effect on the Company's operations and results of operations.

FORWARD LOOKING INFORMATION; CERTAIN CAUTIONARY STATEMENTS

     Certain statements contained in this Prospectus are forward looking statements. Included in these are statements with respect to the Company's potential oil and gas reserves, and budgeted or anticipated expenses. All of these statements involve assumptions of future events that may not prove to be accurate and involve risks and uncertainties. These risks and uncertainties include risks associated with the drilling of wells, competition, financing availability, fluctuations in prices of oil and gas, governmental regulation, geological concentration of the Company's reserves and the matters set forth elsewhere in the "Risk Factors" section and elsewhere in this Prospectus. For these and other reasons, actual results may differ materially from those projected or implied.

                                 USE OF PROCEEDS

The net proceeds from this Offering, after deducting underwriting commissions, the Underwriter's non-accountable expense allowance, and other expenses of this Offering (approximately $90,000) will be approximately $3,042,000 if 600,000 shares are sold in this Offering and $4,503,600 if all 880,000 shares are sold in this Offering. In either case, the Company plans to use approximately 90% of such proceeds to acquire working interests in leases and seismic data and to fund its participatory share of the cost of drilling wells in its Texas, California and Louisiana prospects. See "Business of the Company." The remaining 10% of the proceeds will be used for general and administrative expenses of the Company. This is the Company's best estimate of its use of proceeds generated from the sale of shares by the Company and the possible exercise of Warrants based on the current state of its business operations, its current plans and current economic and industry conditions. Any changes in the projected use of proceeds will be made at the sole discretion of the Company's Board of Directors.

                                    DILUTION

     "Dilution" represents the difference between the initial public Offering price per share of Common Stock and the adjusted pro forma net tangible book value per share of Common Stock immediately after the completion of this Offering. "Adjusted pro forma net tangible book value" is the amount that results from subtracting the total liabilities of the Company from its total tangible assets after giving effect to Common Stock sold in a private placement subsequent to September 30, 1998. Dilution arises mainly from an arbitrary decision by the Company with respect to the Offering price per share of Common Stock. In this Offering, the level of dilution will be increased as a result of the Company's low net tangible book value prior to this Offering.

              The net tangible book value of the Company prior to this Offering, based on the September 30, 1998 financial statements, was $13,464,024 or $2.00 per share of Common Stock (based on 6,725,192 shares outstanding). After giving effect to common stock sold in a private placement subsequent to September 30, 1998, the net tangible value of the Company would have been $13,572,024, or $1.93 per share of Common Stock (based on 7,029,492 shares outstanding, assuming the issuance of an additional 280,300 shares for Common Stock subscribed to as of September 30, 1998 and an additional 24,000 shares sold in the private placement subsequent to September 30, 1998). Prior to selling any shares in this Offering, the Company has 7,029,492 shares of Common Stock outstanding.

     If the minimum shares offered herein are sold, the Company will have 7,629,492 shares issued and outstanding upon completion of the Offering. After giving effect to the sale of the shares of Common Stock offered hereby by the Company and the receipt and application of the estimated proceeds therefrom, net of estimated commissions and Offering expenses of the Offering, the post Offering pro forma net tangible book value of the Company will be $16,614,024 or $2.18 per share, approximately. This would result in dilution to investors in this Offering of $3.82 per share or 64% from the Offering price of $6.00 per Share. Net tangible book value per share would increase to the benefit of present shareholders from $1.93 prior to the Offering to $2.18 after the Offering, or an increase of $0.25 per share attributable to the purchase of the Shares by investors in this Offering.

     If the maximum shares offered herein are sold, the Company will have 7,909,492 shares issued and outstanding upon completion of the Offering. After giving effect to the sale of the shares of Common Stock offered hereby by the Company and the receipt and application of the estimated proceeds therefrom, net of estimated commissions and Offering expenses of the Offering, the post Offering pro forma net tangible book value of the Company will be $18,075,624 or $2.29 per share, approximately. This would result in dilution to investors in this Offering of $3.71 per share or 62% from the Offering price of $6.00 per Share. Net tangible book value per share would increase to the benefit of present shareholders from $1.93 prior to the Offering to $2.29 after the Offering, or an increase of $0.36 per share attributable to the purchase of the Shares by investors in this Offering.

              The following table illustrates the estimated net tangible book value per share after the Offering and the dilution to persons purchasing Shares based on the foregoing Maximum Offering assumption:

                                                                    MINIMUM        MAXIMUM
   Offering price of common stock (per share)                       $   6.00       $   6.00
   Net tangible book value per share before the Offering            $   1.93       $   1.93
   Increase per share attributable to payments by new investors     $   0.25       $   0.36
   Pro forma net tangible book value per share after the Offering   $   2.18       $   2.29
   Dilution per share to new investors                              $   3.82 (64%) $   3.71 (62%)

     The following tables sets forth as of September 30, 1998, after giving effect to the Offering, the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by existing shareholders and by new investors on an as adjusted basis:

================================================================================================================
MINIMUM OFFERING                              SHARES PURCHASED                TOTAL CONSIDERATION        AVERAGE
                                                                                                       PRICE PER
                                            NUMBER       PERCENT               AMOUNT       PERCENT        SHARE
Existing shareholders                    7,029,492         92.1%  $        17,423,416         82.9%        $2.48
New investors                              600,000          7.9%            3,600,000         17.1%        $6.00

                                  ================                   ================
             Total                       7,629,492          100%  $        21,023,416          100%        $2.76
================================================================================================================


================================= =============================== == =============================== ================
MAXIMUM OFFERING                                SHARES PURCHASED                TOTAL CONSIDERATION          AVERAGE
                                                                                                           PRICE PER
                                            NUMBER       PERCENT               AMOUNT       PERCENT            SHARE
Existing shareholders                    7,029,492         88.9%  $        17,423,416         76.7%            $2.48
New investors                              880,000         11.1%            5,280,000         23.3%            $6.00

                                  ================                  ================
             Total                       7,909,492          100%  $        22,703,416          100%            $2.87
====================================================================================================================

                                                         CAPITALIZATION

     The following table sets forth as of September 30, 1998 (i) the actual capitalization of the Company; (ii) the pro forma capitalization of the Company that gives effect to the sale and issuance of shares of Common Stock in a private placement completed subsequent to September 30, 1998; and (ii) the capitalization of the Company on a pro forma basis as adjusted to give effect to the proposed sale by the Company of a minimum of 600,000 shares and a maximum of 880,000 shares of Common Stock being offered hereby.



                                                                                      As of September 30, 1998
                                                          -------------------------------------------------------------------------

                                                                                               Adjusted for         Adjusted for
                                                                                               the Sale of          the Sale of
                                                             Actual          Pro Forma       Minimum Offering         Maximum
                                                                                                                      Offering
                                                          --------------   --------------    -----------------    -----------------
Shareholders' Equity
    Common shares, $.001 par value;
    50,000,000 shares authorized;
    6,725,192 shares issued and outstanding actual;
    7,029,492 shares pro forma; 7,629,492  shares
    (Minimum  Offering) and 7,909,492  (Maximum
    Offering) pro forma as adjusted at
        September 30, 1998(1)                           $         6,725  $         7,029   $            7,629   $            7,909

    Additional paid-in capital                               14,540,548       15,909,594           18,950,994           20,412,314
    Common Stock subscribed                                   1,261,350          -                  -                    -
    Accumulated deficit                                      (2,344,599)      (2,344,599)          (2,344,599)          (2,344,599)
                                                          ==============   ==============    =================    =================
        Total shareholders' equity                      $    13,464,024  $    13,572,024   $       16,614,024   $       18,075,624
                                                          ==============   ==============    =================    =================

(1) Does not include 2,585,663 shares reserved for issuance on exercise of outstanding Warrants topurchase Common Stock of the Company

                                    DIVIDENDS

     The Company has never paid any dividends, whether cash or property, on its securities. For the foreseeable future it is anticipated that any earnings which may be generated from operations of the Company will be used to finance the growth of the Company and that dividends will not be paid to stockholders. Additionally, state corporate laws prohibit the Company from paying dividends until such time as the Company has retained earnings.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table presents selected historical consolidated financial data for the Company derived from the Company's Financial Statements. The information presented herein is not covered by the independent auditors' report. The historical financial data are qualified in their entirety by reference to, and should be read in conjunction with, the Financial Statements and notes thereto of the Company, which are incorporated by reference into this Prospectus. The financial data for the period from inception (June 6, 1997) to December 31, 1997 were derived from the Financial Statements of the Company which have been audited by Hein + Associates LLP, independent accountants. The data from inception to September 30, 1997, for the nine month period ended September 30, 1998, and cumulative from inception (June 6, 1997) to September 30, 1998 have been derived from unaudited financial statements of the Company. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) have been made that are necessary for a fair presentation of the unaudited information presented. The nine month results are not necessarily indicative of expected annual results. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus.


                                               For the period         For the period                             Cumulative
                                               from inception         from inception          Nine months       from inception
                                               (June 6, 1997)         (June 6, 1997)             ended          (June 6, 1997)
                                               to December            to September 30,       September 30,      to September
                                                 31, 1997                 1997                   1998             30, 1998
                                             ------------------   ------------------    -----------------    -----------------
Consolidated Income Statement Data:

Revenues                                   $                 -  $                 -   $                -   $                -
                                             ------------------   ------------------    -----------------    -----------------

Operating expenses
         General and administrative                    245,452               47,047              555,608              801,060
         Impairment expense                                  -                    -            1,618,432            1,618,432
         Depreciation expense                            1,530                    -                8,853               10,383
                                             ------------------   ------------------    -----------------    -----------------
                  Total operating expenses             246,982               47,047            2,182,893            2,429,875

                                             ------------------   ------------------    -----------------    -----------------
Loss from operations                                  (246,982)             (47,047)          (2,182,893)          (2,429,875)
Interest income                                         45,409                5,792               39,867               85,276
                                             ==================   ==================    =================    =================
Net loss                                   $          (201,573) $           (41,255)  $       (2,143,026)  $       (2,344,599)
                                             ==================   ==================    =================    =================

Net loss per common share                  $              (.05) $              (.01)  $             (.35)
                                             ==================   ==================    =================

Weighted average common shares outstanding           4,172,662            2,786,987            6,154,036

                                             ==================   ==================    =================


                                   December 31,         September 30,
                                     1997                   1998
                                   ---------------------------------------
Consolidated Balance sheet data:

Working capital ................   $ 3,117,351          $ 1,084,595
Oil and gas properties, net ....   $ 5,900,794          $12,301,141
Total assets ...................   $ 9,921,057          $13,896,785
Total liabilities ..............   $   870,847          $   432,761
Stockholder's equity ...........   $ 9,050,210          $13,464,024

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Company's consolidated financial statements and related notes thereto appearing elsewhere in this Prospectus. The following discussion provides information on the financial position, liquidity and capital resources of the Company as of December 31, 1997 and September 30, 1998 as well as for the results of operations for the period from inception (June 6, 1997) through December 31, 1997 and the nine months ended September 30, 1998.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

     The Company's working capital was $1,084,595 at September 30, 1998 compared to $3,117,351 at December 31, 1997. The Company's working capital decreased due primarily to investments in unproved oil and gas properties.

FINANCIAL OUTLOOK - DEVELOPMENT STAGE COMPANY

     The Company has a limited operating history upon which an evaluation of the Company and its prospects can be based. The risks, expense, and difficulties encountered by early-stage companies must be considered when evaluating the Company's prospects. There are numerous significant risks inherent in a development stage company which is engaged in high risk oil and gas exploration. See "Risk Factors."

     The Company has not established any production revenues in any of the periods presented and has sustained operating losses as a result. Until the Company is able to establish oil and gas reserves and production revenues, continued operating losses are anticipated. Furthermore, there is no assurance that efforts to establish reserves and production will be successful.

     The Company has not utilized any debt financing since inception. The level of capital expenditures will vary in future periods depending on the success the Company experiences in its development and exploratory drilling activities, gas and oil price conditions and other related economic factors. In addition to funds from internally generated cash flow, future Common Stock issuances and exercise of currently outstanding Warrants (none of which can be assured), bank or other debt financing may be used in future periods for capital expenditures on oil and gas wells completed on the Company's prospects. During calendar 1997, the Company issued 5,565,648 shares of Common Stock and 1,528,222 Warrants for net proceeds after commissions and direct expenses of $9,221,783. During calendar 1998 through November 2, the Company issued 1,463,844 shares of Common Stock and 969,441 Warrants for net proceeds of $6,594,840. All of the aforementioned issuances of Company Common Stock and Warrants were made pursuant to exemptions from registration under Section 4(2) of the Securities Act. The net proceeds of these offerings have been or will be used as part of the capital necessary for the Company to acquire prospects, conduct 3-D seismic and drill wells in connection with the Company's exploration activities.

COMPARISON OF RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND THE PERIOD FROM INCEPTION (JUNE 7, 1997) TO SEPTEMBER 30, 1997

     During the nine months ended September 30, 1998, and the period ended September 30, 1997, the Company generated no revenues.

     General and administrative expenses for the nine months ended September 30, 1998 were $555,608. Of this amount, $273,869 was expended in combined salaries and payroll taxes, $58,669 was expended for consultants and outside services and $23,827 was expended for stockholder related costs. General and administrative expenses for the period from inception to September 30, 1997 were $47,047, consisting primarily of insurance, consulting and travel related expenses.

     Other income for the nine months ended September 30, 1998 and the period from inception to September 30, 1997 consisted of interest income in the amount of $39,867 and $5,792, respectively.

     Net loss for the nine months ended September 30, 1998 and the period from inception to September 30, 1997 was ($2,143,026) and ($41,255).

RESULTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION (JUNE 6, 1997) THROUGH DECEMBER 31, 1997

     During the period from inception (June 6, 1997) through December 31, 1997, the Company generated no revenues.

     General and administrative expenses for the period from inception (June 6, 1997) through December 31, 1997 were $245,452. Of this amount, $87,617 was expended in salaries and payroll taxes combined and $61,784 was expended for consultants and outside services.

     Loss from operations totaled $(246,982) for the period from inception (June 6, 1997) through December 31, 1997.

     Other income for the period from inception (June 6, 1997) through December 31, 1997 consisted of interest income in the amount of $45,409.

     Net loss for the period from inception (June 6, 1997) through December 31, 1997 was $(201,573).

DEPRECIATION, DEPLETION AND AMORTIZATION ("DD&A")

     Depreciation is provided on furniture, fixtures and equipment using the straight-line method over an estimated service life of three years.

     DD&A for the oil and gas properties is computed based on one full cost pool for each geographical area (country by country) in which the Company has operations. DD&A is calculated for each geographical area using the total estimated reserves at the end of each period presented and prior to applying the ceiling test discussed in this section under "Impairment Expense".

     As of December 31, 1997 and September 30, 1998, respectively, the Company has not made a provision for DD&A since it has not derived any production from its properties. All costs incurred through December 31, 1997 have been excluded from the amortization base. As the Company's properties are evaluated through exploration, they will be included in the amortization base. Costs of unevaluated properties in the United States at December 31, 1997 and September 30, 1998 represent property acquisition and exploration costs in connection with the Company's Louisiana, Texas and California prospects. The prospects and their related costs in unevaluated properties have been assessed individually and no impairment charges were considered necessary for any of the periods presented. The current status of these prospects is that seismic data has been acquired, processed and is currently being interpreted on the subject lands within the prospects. Drilling is expected to commence on the prospects in the first quarter of 1999 and continue in future periods. As the prospect areas are evaluated through drilling in future periods, the property acquisition and exploration costs associated with the wells drilled will be transferred to evaluated properties where they will be subject to DD&A.

     During the nine months ended September 30, 1998 the Company participated in the drilling of 4 wells within the United States. The property acquisition and exploration costs associated with the wells totaling $1,181,902 have been transferred to evaluated properties. Since all of the reserves associated with the wells are behind pipe and no production has occurred as of September 30, 1998, no depletion expense has been recorded during the nine month period ended September 30, 1998.

IMPAIRMENT EXPENSE - OIL AND GAS PROPERTIES

     The Company follows the full cost method of accounting for oil and gas activities and, accordingly, capitalizes all costs incurred in the acquisition, exploration, and development of proved oil and gas properties, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals. The full cost method regards all costs of acquisition, exploration, and development activities as being necessary for the ultimate production of reserves. All of those costs are incurred with the knowledge that many of them relate to activities that do not result directly in finding and developing reserves. However, the Company expects that the benefits obtained from the prospects that do prove successful, together with benefits from past discoveries, will ultimately recover the costs of all activities, both successful and unsuccessful. Thus, all costs incurred in those activities are regarded as integral to the acquisition, discovery, and development of reserves that ultimately result from the efforts as a whole and are thereby associated with the Company's proved reserves. However, the costs accumulated in each of the Company's full cost pools are subject to a "ceiling", as defined by Regulation SX Rule 4-10(e)(4). As prescribed by the corresponding accounting standards for full cost, all the accumulated costs in excess of the ceiling, are to be expensed by a charge to impairment.

     During the nine months ended September 30, 1998 the Company acquired a 5% working interest in a foreign exploration license located in the Stansbury Basin area of south Australia and participated in the drilling of two offshore test wells in the license areas. The drilling resulted in two dry holes. All of the property acquisition and exploration costs associated with the

Australian full cost pool totaling $1,618,432 have been transferred to evaluated properties and charged to impairment expense The Company has no plans to conduct additional exploration activities in the Australian (Stansbury Basin) license areas.

     A separate determination was made with respect to the U.S. full cost pool as of September 30, 1998. The unamortized costs capitalized within the U.S. cost center did not exceed the cost center ceiling, and accordingly, no impairment expense relating to the U.S. cost center was recognized for the nine months ended September 30, 1998.

NET LOSS PER COMMON SHARE

     Net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. All potential common shares (common stock equivalents) have been excluded from the computations because their effect would be antidilutive.

SUBSEQUENT EVENTS

     Subsequent to September 30, 1998 the Company drilled one exploratory well on its acreage in offshore Louisiana. The Company's estimated cost for its working interest share in the well is $80,000. The well was a dry hole. In addition, the Company is in discussions to acquire an interest in one or more exploratory drilling prospects in offshore Louisiana. It is not possible to predict at this time whether the Company will participate in those prospects. The Company is planning to drill additional wells on its leased acreage. It is anticipated that these activities together with others that may be entered into will impose financial requirements which will exceed the existing working capital of the Company.

INFLATION

     In recent years inflation has not had a significant impact on the Company's operations or financial condition. However, in the past several years, competition from other oil and gas companies to acquire, explore and develop acreage, particularly in the Gulf Coast region of Texas and Louisiana, has intensified. Competition from other companies has also increased utilization rates and the costs of contracting with seismic acquisition and drilling contractors. Although it is not possible to accurately predict whether such competition will continue in future periods, it could put upward pressure on costs incurred to explore for, acquire, drill, complete and operate oil and gas properties.

INCOME TAXES

     As of December 31, 1997, the Company had available, to reduce future taxable income, a tax net operating loss carryforward of approximately $202,000 which expires in 2012. The net operating loss carryforward for tax purposes is not materially different than the net operating loss for financial reporting purposes because the Company has not engaged in drilling and other activities which normally give rise to temporary differences between financial reporting and tax bases of assets and carryforwards under SFAS 109. As of December 31, 1997, the Company has a deferred tax asset of approximately $70,000 which is fully reserved for with a valuation allowance. The deferred tax asset consists entirely of the net operating loss carryforward. Utilization of the tax net operating loss carryforward may be limited in the event a 50% or more change of ownership occurs within a three year period. The tax net operating loss carryforward may be limited by other factors as well.

OTHER MATTERS

RECENTLY ISSUED FINANCIAL ACCOUNTING STANDARDS

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes standards for reporting and display of comprehensive income and its components. The components of comprehensive income refer to revenues, expenses, gains and losses that are excluded from net income under current accounting standards, including foreign currency translation items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. SFAS 130 requires that all items that are recognized under accounting standards as components of comprehensive income be reported in a financial statement displayed in equal prominence with the other financial statements; the total of other comprehensive income for a period is required to be transferred to a component of equity that is separately displayed in the balance sheet at the end of an accounting period. SFAS 130 is effective for both interim and annual periods beginning after December 15, 1997. The Company does not believe that this SFAS will have any significant impact on its financial statements.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for the way public enterprises are to report information about operating segments in annual financial statements and requires the reporting of selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS 131 is effective for periods beginning after December 15, 1997. The Company does not believe that this SFAS will currently result in any significant new disclosures in its financial statements.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this report, including, without limitation, statements under "Business" and "Properties" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" regarding the Company's financial position, proved or possible reserve quantities and net present values, business strategy, plans and objectives of management of the Company for future operations and capital expenditures, are forward-looking statements and the assumptions upon which such forward-looking statements are based are believed to be reasonable. The Company can give no assurance that such expectations and assumptions will prove to be correct. Reserve estimates of oil and gas properties are generally different from the quantities of oil and natural gas that are ultimately recovered or found. This is particularly true for estimates applied to exploratory prospects. Additionally, any statements contained in this report regarding forward-looking statements are subject to various known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company. Such things may cause actual results, performance, achievements or expectations to differ materially from the anticipated results, performance, achievements or expectations. Factors that may affect such forward-looking statements include, but are not limited to: the Company's ability to generate additional capital to complete its planned drilling and exploration activities; risks inherent in oil and gas acquisitions, exploration, drilling, development and production; price volatility of oil and gas; competition; shortages of equipment, services and supplies; government regulation; environmental matters; financial condition and operating performance of the other companies participating in the exploration, development and production of oil and gas programs; and other matters beyond the Company's control. In addition, since all of the Company's prospects are currently operated by third parties, the Company may not be in a position to control costs, safety and timeliness of work as well as other critical factors affecting a producing well or exploration and development activities. See "Risk Factors." All written and oral forward-looking statements attributable to the Company or persons acting on its behalf subsequent to the date of this report are expressly qualified in their entirety by this disclosure.

YEAR 2000 ISSUE

     The Company has begun to address possible remedial efforts in connection with computer software that could be affected by the Year 2000 problem. The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. The Company utilizes a number of computer programs across its entire operation. The Company has not completed its assessment, but currently believes that the costs of addressing this issue should not have a material adverse impact on the Company's financial position. Although the Company does not anticipate any problems, there can be no assurances that Year 2000 problems will not occur with respect to the Company's computer systems or those of its business affiliations. The Year 2000 problem may impact other entities with which the Company transacts business, and the Company cannot predict the effect of the Year 2000 problem on such entities or the Company. The Company is contacting its business affiliates to assess and anticipate any potential problems arising from the Year 2000 issue.

                                    GLOSSARY

As used in this Prospectus:

     "ACQUISITION OF PROPERTIES" are the costs incurred to obtain rights to production of oil and gas. These costs include the costs of acquiring leasehold or working interests, mineral rights, royalty interests, and the portion of a fee-simple interest (both surface and mineral estates) applicable to mineral interests. These costs include lease bonuses, finder's fees, brokerage fees, title costs, legal costs, recording costs, options to purchase or lease mineral interests (including top-leases and seismic options), and any other costs associated with the acquisitions of an interest in current or possible production.

     "AREA OF MUTUAL INTEREST" means, generally, an agreed upon area of land, varying in size, included and described in an oil and gas exploration agreement which participants agree will be subject to rights of first refusal as among themselves, such that any participant acquiring any minerals, royalty, overriding royalty, oil and gas leasehold estates or similar interests in the designated area, is obligated to offer the other participants the opportunity to purchase their agreed upon percentage share of the interest so acquired on the same basis and cost as purchased by the acquiring participant. If the other participants, after a specific time period, elect not to acquire their pro-rata share, the acquiring participant is typically then free to retain or sell such interests.

     "BACK-IN INTERESTS" (also referred to as a carried interest) involve the transfer of interest in a property, with provision to the transferor to back in to an operating or nonoperating interest in the property after payout.

     "BBL" means barrel (42 U.S. gallons liquid volume), used herein in reference to crude oil or other liquid hydrocarbons.

     "BCF" means billion cubic feet.

     "BCFEQ" means billions of cubic feet of gas equivalent, determined using the ratio of six thousand cubic feet of gas to one barrel of oil, condensate or gas liquids.

     "CASING POINT" shall mean the point in time at which an election is made by working interest participants in a well whether to proceed with an attempt to complete the well as a producer or to plug and abandon the well as a non-commercial dry hole. The election is generally made after a well has been drilled to its objective depth and an evaluation has been made from drill cutting samples, well logs, cores, drill stem tests and other methods. If an affirmative election is made to complete the well for production, production casing is then generally cemented in the hole and completion operations are then commenced.

      "DEVELOPMENT COSTS" are costs incurred to drill, equip, or obtain access to proved reserves. They include costs of drilling and equipment necessary to get products to the point of sale and may entail on-site processing.

      "EXPLORATION COSTS" are costs incurred, either before or after the acquisition of a property, to identify areas that may have potential reserves, to examine specific areas considered to have potential reserves, to drill test wells, and to perform stratigraphic tests and drill exploratory well (wells drilled in unproven areas). The identification of properties and examination of specific areas will typically include geological and geophysical costs (G&G), which include topological studies, geographical and geophysical studies, and costs to obtain access to properties under study. Bottom hole and dry hole contributions, depreciation of support equipment, and the costs of carrying unproved acreage (delay rentals, ad valorem property taxes, title defense costs, and lease or land record maintenance) are also classified as exploratory costs.

     "FARMOUT" involves an entity's assignment of all or a part of its interest in a property in exchange for the assignee's obligation to expend all or part of the funds to drill and equip the property.

     "FUTURE NET REVENUES (BEFORE INCOME TAXES)" means an estimate of future net revenues from a property at a specified date, after deducting production and ad valorem taxes, future capital costs and operating expenses, before deducting income taxes. Future net revenues (before income taxes) should not be construed as being the fair market value of the property.

     "FUTURE NET REVENUES (NET OF INCOME TAXES)" means an estimate of future net revenues from a property at a specified date, after deducting production and ad valorem taxes, future capital costs and operating expenses, net of income taxes. Future net revenues (net of income taxes) should not be construed as being the fair market value of the property.

     "MCF" means thousand cubic feet.

     "MMCF" means million cubic feet.

     "MBBL" means thousand barrels.

     "GROSS" oil and gas wells or "gross" acres is the total number of wells or acres in which the Company has an interest.

     "NET" oil and gas wells or "net" acres are determined by multiplying "gross" wells or acres by the Company's working interest in such wells or acres.

      "OIL AND GAS LEASE" OR "LEASE" means an agreement between a mineral owner (lessor) and a lessee which conveys the right to the lessee to explore for and produce oil and gas from the leased lands. Oil and gas leases usually have a primary term during which the lessee must establish production of oil and or gas. If production is established within the primary term, the term of the lease generally continues in effect so long as production occurs on the lease. Leases generally provide for a royalty to paid to the lessor from the gross proceeds from the sale of production.

       "OVERPRESSURED RESERVOIR" are reservoirs subject to abnormally high pressure as a result of certain types of subsurface formations.

     "PRESENT VALUE OF FUTURE NET REVENUES (BEFORE INCOME TAXES)" means future net revenues (before income taxes) discounted at an annual rate of 10% to determine their "present value." The present value is shown to indicate the effect of time on the value of the revenue stream and should not be construed as being the fair market value of the properties.

     "PRESENT VALUE OF FUTURE NET REVENUES (NET OF INCOME TAXES)" means future net revenues (net of income taxes) discounted at an annual rate of 10% to determine their "present value." The present value is shown to indicate the effect of time on the value of the revenue stream and should not be construed as being the fair market value of the properties.

     "PRODUCTION COSTS" means lease operating expenses and severance and ad valorem taxes on oil and gas production.

     "PROSPECT" means a geologic anomaly which may contain hydrocarbons that has been identified through the use of 3-D and/or 2-D seismic surveys.

     "PROVED RESERVES" or "reserves" means gas and oil, condensate and gas liquids on a net revenue interest basis, found to be commercially recoverable.

     "PROVED DEVELOPED RESERVES" include only those proved reserves expected to be recovered from existing completion intervals in existing wells and those reserves that exist behind the casing of existing wells when the cost of making such reserves available for production is relatively small compared to the cost of a new well.

     "PROVED UNDEVELOPED RESERVES" include those proved reserves expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

     "RESERVE TARGET" means a geologic anomaly which may contain hydrocarbons that has been identified through the use of 3-D and 2-D seismic surveys.

      "ROYALTY INTEREST" is a right to oil, gas, or other minerals that is not burdened by the costs to develop or operate the related property. The basic royalty interest is retained by the owner of mineral rights when his property is leased for purposes of development.

     "TREND" means a geographical area where similar geological, geophysical, or oil and gas reservoir and production characteristics may exist.

      "SEISMIC OPTION" generally means an agreement wherein the mineral owner grants the right to acquire seismic data on the subject lands and grants an option to acquire an oil and gas lease on the lands at a predetermined price.

       "WORKING INTEREST" is an interest in an oil and gas property that is burdened with the costs of development and operation of the property. The total mineral interest (100 percent) less the royalty interest is the working interest.

                                    BUSINESS

GENERAL

     Beta Oil & Gas, Inc. ("Beta" or the "Company") is an oil and gas company organized in June 1997 to engage in the exploration, development, exploitation and production of natural gas and crude oil. The Company's operations are currently focused in proven oil and gas producing trends primarily in South Texas, Louisiana and Central California. The Company believes that the availability of economic 3-D seismic surveys has fundamentally changed the risk profile of oil and gas exploration in these regions. Recognizing this change, the Company has aggressively sought to acquire significant prospective acreage blocks for targeted, proprietary, 3-D seismic surveys. As of the date of this Prospectus, the Company had assembled approximately 192,000 gross acres under lease or option.

     Approximately 94% of the Company's current acreage position is covered by proprietary 3-D seismic data that the Company has acquired, or is in the process of acquiring, through joint participation with operating oil and gas companies. From the data generated by its initial 5 proprietary seismic surveys, covering 313 square miles, in excess of 100 potential drillsites have been identified.

     Approximately $10,000,000, representing 60% of the total funds raised to date by the Company, have been utilized to acquire working interests in lands and seismic data in the onshore Texas Gulf Coast region. The Company's interests in the onshore Texas properties are operated by Parallel Petroleum Corporation ("Parallel"). Representatives of Parallel have informed the Company that drilling in these projects will commence during the first quarter of 1999 and continue throughout the year. The Company anticipates that participation in exploratory and drilling projects in South Texas will constitute its primary activity during 1999.

     The balance of the funds raised to date have been utilized primarily to fund various domestic and international exploratory activities. The Company's exploratory activities in areas outside of Texas have resulted in two oil and gas discoveries,located respectively, in the Gulf of Mexico offshore from Louisiana,and in Central California. It is anticipated that the Company will expend additional funds to explore these areas during 1999 and future periods.

     The Company's capital budget for 1999 of approximately $8,300,000 (subject to available funds), includes amounts for the acquisition of additional 3-D seismic data and for the drilling of 38 gross wells (8.39 net wells) in 1999 with working interests ranging from 12.5% to 75% and averaging 22%. A majority of the budgeted wells will be drilled in Jackson County, Texas. In addition, the Company anticipates that as its existing 3-D seismic data is further evaluated, and 3-D seismic data is acquired over the balance of its acreage, additional prospects will be identified for drilling beyond 1999.

 The Company intends to rely on joint ventures with qualified operating oil and gas companies to operate its projects through the exploratory and production phases. This will reduce general and administrative costs necessary to conduct operations. As of the date of this Prospectus, the Company was not operating, nor did it have any working interest in, any producing oil and gas wells.

TECHNOLOGY

     The Company participates in projects utilizing economically feasible advanced technology in their exploration and development activities to reduce risks, lower costs, and more efficiently produce oil and gas. The Company believes that the availability of cost effective 3-D seismic surveys makes its use in exploration and development activities attractive from a risk management perspective in certain areas and that, in certain instances, 3-D seismic surveys provide the Company with substantially more accurate and comprehensive information for the evaluation of drilling prospects than do conventional 2-D seismic and traditional evaluation methods.

     Briefly, a seismic survey sends pulses of sound from the surface, down into the earth, and records the echoes reflected back to the surface. By calculating the speed at which sound travels through the various layers of rock, it is possible to estimate the depth to the reflecting surface. It then becomes possible to infer the structure of rock deep below the earth's surface. The current rebirth of oil and gas exploration activity in the Gulf of Mexico is due to affordable and available seismic data, and the affordability of the software and computer hardware necessary to peer through the layers of rock and salt to locate heretofore undiscovered hydrocarbons. The Company evaluates substantially all of its exploratory prospects using 3-D or enhanced 2-D seismic surveys.

     In evaluating certain of its exploratory prospects, the Company also uses amplitude versus offset ("AVO") technology. AVO analysis can show the high contrast between the sand and shales and provides for better interpretation of the reservoir sands to determine the presence of gas.

      The Company retains experienced third-party consultants and participates with experienced joint working interest owners to acquire, process and interpret 3-D seismic surveys. The Company attempts to ensure the integrity of the 3-D seismic analysis in each of its projects by emphasizing quality control throughout the data acquisition, processing and interpretation. Whenever possible, the Company also attempts to correlate or "model" the interpretations of 3-D seismic surveys with wells previously drilled on or near the prospect being evaluated.

     The Company may supplement its exploration efforts with acquisitions of producing oil and gas properties. The Company would seek to acquire producing properties that either are underperforming relative to their potential or are candidates for 3-D seismic analysis.

SUMMARY OF OIL AND GAS OPERATIONS

     Capitalized costs at December 31, 1997 and September 30, 1998 relating to the Company's oil and gas activities are summarized as follows:

                                                   December 31, 1997                          September 30, 1998
                                         --------------------------------------    ----------------------------------------

                                           United States           Foreign           United States            Foreign
                                         -----------------    -----------------    -----------------    -------------------

Capitalized costs-
   Evaluated properties               $                  - $                  - $          1,181,902 $            1,618,432
   Unevaluated properties                        5,870,794               30,000           11,079,276                 39,963
   Less- Accumulated
     Depreciation, depletion,
     Amortization and
     Impairment                                          -                    -                    -             (1,618,432)
                                         =================    =================    =================    ===================
                                      $          5,870,794 $             30,000 $         12,261,178 $               39,963
                                         =================    =================    =================    ===================


Costs incurred in oil and gas production activities are as follows:

                           Inception (June 6, 1997)              Nine months ended            Cumulative from inception
                           through December 31, 1997            September 30, 1998             (June 6, 1997) through
                                                                                                 September 30, 1998

                         -----------------------------     -----------------------------    -----------------------------
                         United States       Foreign       United States      Foreign       United States       Foreign
                         -------------     -----------     -------------    ------------    -------------     -----------

Property acquisition  $      3,835,540 $             - $       2,558,571 $       323,463 $      6,394,111 $       323,463
                         =============     ===========     =============    ============    =============     ===========

Exploration           $      2,035,254 $        30,000 $       3,831,813 $     1,304,932 $      5,867,067 $     1,334,932
                         =============     ===========     =============    ============    =============     ===========

Development           $              - $             - $               - $             - $              - $             -
                         =============     ===========     =============    ============    =============     ===========


     As of December 31, 1997 and September 30, 1998, respectively, the Company has not made a provision for depletion since it has not derived any production nor has it established any proved reserves from its properties. All costs incurred through December 31, 1997 have been excluded from the amortization base. As the Company's properties are evaluated through exploration, they will be included in the amortization base. Costs of unevaluated properties in the United States at December 31, 1997 and September 30, 1998 represent property acquisition and exploration costs in connection with the Company's Louisiana, Texas and California prospects. In excess of 80% of the costs of unevaluated properties were incurred in connection with the Company's activities in Texas (see "Yegua/Frio/Wilcox Trend 3-D Seismic Joint Venture" in the "Properties" section of this Prospectus). The prospects and their related costs in unevaluated properties have been assessed individually and no impairment charges were considered necessary for any of the periods presented. The current status of these prospects is that seismic has been acquired, processed and is currently being interpreted on the subject lands within the prospects. Drilling is expected to commence on prospects located in Texas, Louisiana and California in the fourth quarter of 1998 or the first quarter of 1999 and continue in future periods. As the prospects are evaluated through drilling in future periods, the property acquisition and exploration costs associated with the wells drilled will be transferred to evaluated properties where they will be subject to amortization.
     During the nine months ended September 30, 1998, the Company participated in the drilling of two unsuccessful exploratory wells and one well that is being completed for production in its Louisiana "Transition Zone" prospect, and one well that is being completed for production in its California Norcal Project. The costs associated therewith have been transferred to evaluated properties. A ceiling test was performed as of September 30, 1998 to determine whether the capitalized costs associated with the drilling of the four wells ("evaluated properties") exceeded their net realizable value. It was determined that the capitalized costs did not exceed their estimated net realizable value. Accordingly, no impairment provision was considered necessary as of September 30, 1998 for the Company's United States cost center.

     Exploration costs incurred outside the United States represent costs in connection with the evaluation and proposed acquisition of one or more exploration blocks located in Brazil (costs which are not considered material). In addition, in February 1998, the Company, through its wholly owned subsidiary, BETAustralia, LLC, made an initial cash advance of $320,000 to secure an option to participate for a 5% working interest in two petroleum licenses in the Stansbury Basin covering 2,798,000 acres (approximately 4,372 square miles). Per the terms of the option agreement, the Company exercised its option to earn a 5% working interest by participating in the drilling of two offshore test wells in the license areas. During the nine month period ended September 30, 1998 the Company incurred costs of $1,298,432 in the drilling of the two wells. The wells were completed as dry holes. The property acquisition and exploration costs associated therewith totaling $1,618,432 have been transferred to evaluated properties and charged to impairment expense during the nine months ended September 30, 1998. The Company has no plans to conduct additional exploration activities in the Stansbury Basin Australian license areas. These exploration licenses will expire in December of 1998.

PLAN OF OPERATION FOR THE FIRST SIX MONTHS OF 1999

     In the opinion of the Company's management, the existing working capital of the Company and the net proceeds of the Minimum Offering will be sufficient to fund the operations and projected capital requirements of the Company until July 1, 1999. The Company plans to allocate its cash resources to the following categories of expenditures:

1) Drilling and completion costs for wells on the Company's prospects. It is anticipated that as many as 38 test wells will be drilled in 1999 in which the Company will have an average working interest participations ranging from 12.5% to 75% and averaging 22%;
2)  Leasehold acquisition costs;
3)  3-D seismic acquisition costs; and
4)  General and administrative overhead.

     At such time as the Company has fully utilized the proceeds of the Offering and the Company's existing working capital, , it will be necessary for the Company to raise additional funds. It is anticipated that additional funds will be raised from one or more of the following sources:

1) The Company has approximately 797,000 callable Common Stock purchase warrants outstanding exercisable at a price of $5.00 per share. The Company is entitled to call these warrants at any time on and after the date that its Common Stock is traded on any exchange, including the NASD Over-the-Counter Bulletin Board, at a market price equal to or exceeding $7.00 per share for 10 consecutive days, of which there is no assurance that such a price level will occur. It is the Company's intent to call all or a portion of these warrants at such time, if and when, the market price of the stock is at a sufficient level in order to fund capital requirements. The Company will receive proceeds equal to the exercise price times the number of shares which are issued pursuant to the exercise of warrants.
2) The Company may seek bank or other debt financing at such time that cash flow from operations is established.
3) The Company may seek mezzanine financing, if available, on terms acceptable to the Company.
4) The Company may realize cash flow from oil and gas wells, if found to be productive. The Company owns a working interest in two wells which are presently being completed and equipped for production. It is anticipated that cash flow from these wells will commence in the first six months of 1999. It is also anticipated that additional wells will be drilled in 1999.

     The net proceeds of this Offering combined with the Company's existing working capital will not be sufficient to fund the Company's $8.3 million of capital expenditures that are projected for 1999. In the event that the above additional sources of cash are unavailable on terms acceptable to the Company, the Company will be compelled to reduce the scope of its business activities. If the Company is unable to fund planned expenditures, it may be necessary for the Company to:

1.       Forfeit its interest in wells that are proposed to be drilled;
2.       Farm-out its interest in proposed wells; and,
3. Sell a portion of its interest in proposed wells and use the sale proceeds to fund its participation for a lesser interest.

     Management anticipates that revenues from oil and gas operations will commence in the first six months of 1999. These are forward looking statements that are based on assumptions which in the future may not prove to be accurate. Although the Company believes that the expectations reflected in such forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. Certain risks and uncertainties inherent in the Company's business are set forth in the "RISK FACTORS" section of this Prospectus.


                                   PROPERTIES

     The Company's current oil and gas exploration activities are focused in five distinct project areas as follows:

1. YEGUA AND FRIO TREND 3-D SEISMIC JOINT VENTURE - Onshore Gulf Coast Region, Jackson County, Texas;
2. LAPEYROUSE  PROSPECT 3-D SEISMIC  JOINT  VENTURE - Onshore Gulf Coast
   Region,  Louisiana;
3. NORCAL  PROJECT - Onshore San Joaquin and  Sacramento  Basins,  California;
4. LOUISIANA TRANSITION ZONE PROJECT - Offshore Shallow Waters, Gulf of Mexico, Louisiana; and
5. INTERNATIONAL - Onshore Australia and Brazil.

     In each of its project areas, the Company has entered into joint ventures with operators who have extensive experience and expertise in those areas. This has allowed the Company to obtain workinginterest in a number of prospects with minimal associated overhead.

     The following discussion contains forward looking statements. The projects discussed in this section may never yield any commercial discoveries of hydrocarbons and, even if they do, they could result in a loss to the Company. See "Risk Factors."

YEGUA/FRIO/WILCOX TREND 3-D SEISMIC JOINT  VENTURE, JACKSON COUNTY, TEXAS

     The Company presently owns working interests in four Onshore Gulf Coast exploration projects located in Jackson County, Texas. The projects are operated by Parallel Petroleum Corporation ("Parallel"), a publicly traded company. Approximately 184,000 gross acres (approximately 40,000 acres net to the Company's working interest) of oil and gas leases or seismic options have been acquired in these four projects as of September 30, 1998. As of November 12, 1998, Parallel had completed 3-D seismic surveys over an area totaling 286 square miles within which these projects are located and was evaluating seismic data to select drilling locations. Drilling is expected to commence on the Company's project areas in the first quarter of 1999.

     The Company's decision to jointly participate with Parallel in new exploration projects was due in part to the results achieved by Parallel and other operators utilizing 3-D seismic data on acreage adjacent to and in the same "trend" as Beta's project areas.. Parallel reported in its annual report that as of December 31, 1997, it had participated in the drilling of a total of 79 wells on acreage adjacent to or in the same "trend" as Beta's projects, of which 60 have been completed as producing wells and 19 of which had been dry holes (76% completion rate). Of the 60 producing wells, 36 had been drilled to the Frio formation at a depth of approximately 6,000 feet, 22 had been drilled to the Yegua formation at a depth of approximately 10,000 feet, and 2 had been drilled to the Wilcox formation at depths below 10,000 feet. THE COMPANY DOES NOT HAVE AN INTEREST IN THE WELLS PREVIOUSLY DRILLED BY PARALLEL AND THE HISTORICAL RESULTS EXPERIENCED BY PARALLEL AND OTHERS IN ADJACENT AREAS ARE NOT NECESSARILY INDICATIVE OF THE RESULTS THAT MAY BE OBTAINED IN THE COMPANY' S PROSPECTS.

     The following projects in which the Company is participating will use the same seismic techniques that Parallel has previously used to identify potential drill sites. The status of the projects is as follows:

1) TEXANA PROJECT (APPROXIMATELY 25,000 GROSS ACRES UNDER SEISMIC COVERAGE; 24,005 GROSS ACRES UNDER SEISMIC OPTION; 6,001 ACRES UNDER SEISMIC LEASE OPTION NET TO BETA'S 25% WORKING INTEREST AS OF DECEMBER 31, 1997):

     Approximately 40 square miles of 3-D seismic data has been acquired and processed. "Amplitude Versus Offset" ("AVO") analysis and data interpretation is currently being completed. Drilling of exploratory wells is expected to commence in early 1999.

2) FORMOSA GRANDE PROJECT (APPROXIMATELY 92,000 GROSS ACRES UNDER SEISMIC COVERAGE; 77,715 GROSS ACRES UNDER SEISMIC LEASE OPTIONS; 19,429 ACRES UNDER SEISMIC LEASE OPTIONS NET TO BETA'S 25% WORKING INTEREST AT DECEMBER 31, 1997):

     Approximately 140 square miles of 3-D seismic data has been acquired. The seismic data is currently in the interpretive stages with drilling of exploratory wells expected to commence in the first quarter of 1999.

3) GANADO PROJECT (APPROXIMATELY 25,000 GROSS ACRES UNDER SEISMIC COVERAGE, 23,623 GROSS ACRES UNDER SEISMIC LEASE OPTIONS; 4,725 ACRES UNDER OPTION NET TO BETA'S 20% WORKING INTEREST AT DECEMBER 31, 1997):

     Approximately 40 square miles of 3-D seismic data has been acquired and is in the interpretive stages. Drilling of exploratory wells is expected to commence by the second quarter of 1999.

4) BWC PROJECT (APPROXIMATELY 42,440 GROSS ACRES UNDER SEISMIC COVERAGE, 42,000 GROSS ACRES UNDER SEISMIC LEASE OPTIONS; 5,250 ACRES UNDER OPTION NET TO BETA'S 12.5% WORKING INTEREST):

     The Company entered into this project subsequent to December 31, 1997. Approximately 66 square miles of 3-D seismic data has been acquired and is in the interpretive stages. Drilling of exploratory wells is expected to commence by the first quarter of 1999.

     The Company anticipates that it will exercise options to acquire oil and gas leases over approximately 20% to 30% of the area covered by seismic options. The average cost per acre to acquire a lease is estimated to be $150.00. The lessor will typically retain a 20% to 25% royalty on any future gross oil or gas revenues from the lease. Using a factor of 25%, the Company estimates that it will make additional outlays of $1,400,000 based on its pro rata share in its working interests to exercise options and acquire leases in the projects. The outlays are anticipated to occur in 1999. In addition, the Company estimates that in excess of 50% of the Company's 1999 planned capital expenditures will be incurred in these four projects.

TERMS OF PARTICIPATION

     All of the lands covered by the exploration agreements are subject to "area of mutual interest" provisions described in the glossary preceding the "Business" section. The exploration agreements generally provide, among other things, for participation by the Company and other participants on the following terms and conditions:

|_| Participants are required to pay 133% of actual cost of initial land costs, consisting mainly of seismic options, and the costs of acquiring, processing and interpreting seismic data. All costs incurred after the interpretation phase are billed to the participants at actual cost. The post interpretation costs include the cost of drilling, completing and equipping wells and the costs of acquiring leases.
|_| Once the seismic data has been acquired and interpreted, prospects will be designated within the seismic survey areas. The parties to the agreement then have the option to participate in the prospect according to their pro-rata working interest. Those parties who elect not to participate forfeit their rights of participation in the specific prospect but retain the right to participate in other prospects proposed in the seismic survey area which are outside of the specific prospect.
|_| Those parties who elect to participate in a specific prospect then proceed to acquire oil and gas leases within the prospect by exercising seismic options. The seismic options were acquired in advance of seismic acquisition and convey the right to conduct seismic operations as well as the option to enter into an oil and gas lease on the subject lands at a pre-determined price per acre. The seismic option allows the Company and its partners to acquire and evaluate seismic data prior to actually acquiring leases. After the seismic data has been evaluated, the Company and its partners can then selectively acquire leases by exercising on acreage which is determined to be prospective from seismic evaluation. Seismic options covering lands which are determined not to have oil and gas potential are allowed to expire at no further cost to the participants. The cost of a seismic option is usually much lower than the cost of acquiring a lease and it also prevents the mineral owner lessor from leasing the oil and gas rights to another party during the term of the option.

GEOLOGICAL AND ECONOMIC OVERVIEW OF THE YEGUA/FRIO/WILCOX TREND 3-D JOINT
VENTURE

     The subject lands lie in close proximity to productive oil and gas fields which produce from the Yegua/Frio/Wilcox intervals. The subject acreage block is bounded by fields that have cumulatively produced in excess of 2 trillion cubic feet of natural gas and 2 billion barrels of oil (according to statistics published by the Goemap Company as of September, 1996). The Company wishes to emphasize that the historical production results in the area are not necessarily indicative of the results that the Company may obtain from its oil and gas prospects.

     The typical Yegua well costs range between $800,000 and $1,500,000 to drill and complete, and if successful, historically has an average reservoir of 5 to10 billion cubic feet of natural gas, and begins to generate cash flow within 60 days from spud date. The typical Frio well costs range between $260,000 and $400,000 to drill and complete, historically has a reservoir of approximately 1 billion or more cubic feet of natural gas, begins to generate cash flow 60 days from spud date, and returns the original investment in less than one year. The typical Wilcox well costs range in excess of $2,000,000 and involve drilling to depths in excess of 14,000 feet and if successful, historically has an average reservoir in excess of 10 billion cubic feet of natural gas. The foregoing estimates naturally depend on flow rates, pricing, well depths and other variables and there is no assurance that such estimates will be accurate. THE COMPANY DOES NOT HAVE AN INTEREST IN THE WELLS PREVIOUSLY DRILLED IN THE AREA AND THE HISTORICAL RESULTS AND COSTS EXPERIENCED BY OTHERS IN ADJACENT AREAS ARE NOT NECESSARILY INDICATIVE OF THE RESULTS THAT MAY BE OBTAINED IN THE COMPANY' S PROSPECTS.

     Within the Company's project areas, there are high potential exploration opportunities that are being defined with the use of 3-D seismic. The Jackson County area has proven to be suitable for 3-D seismic as faulting and structures are easily identified and many stratigraphic reservoirs exhibit hydrocarbon indicators from the shallowest Miocene sands, throughout the Frio, and into the Vicksburg, Yegua, and Wilcox intervals. The Formosa Grande Prospect Area has numerous regional down-to-the-coast faults that are easily identified at the top of the Frio, but also has deep seated faulting that does not exhibit displacement at the shallower horizons. Very often, these deep faults do create hydrocarbon traps. Most fields in this trend area exhibit multiple stacked reservoirs.

     A Greta level structure map exhibits numerous large four-way closures, primarily down-thrown to regional growth faulting. These large structures have, for the most part, been exploited, some as early as the 1930s and 1940s. Although it is not readily apparent in regional mapping, much of the Frio production is stratigraphic in nature, that is, trapped in channel sands that traverse structures, or in sands that "pinch out" up onto the flanks of these large structures. Significant reserves may remain in similar traps, further off structure than has been developed to date. Such traps should be readily defined with 3-D seismic data.

      The Company's project areas appear to be located in a suitable "trend" area to apply 3-D seismic technology to identify reserves that have been passed over in existing fields as well as to discover new reserves in deeper pools and undrained fault segments in compartmentalized fields.

LAPEYROUSE PROSPECT 3-D SEISMIC JOINT VENTURE

     This prospect is in the Gulf Coast area of South Louisiana, an area specifically targeted by the Company for its high reserve potential based on historical production results that have been published for this area. Although the main objective (the Duval) will be reached with a 14,800' test well, a total of twenty-one objectives will be tested with one well bore. These consist of fourteen smaller objectives from 10,000' to 14,000' to pressure point and seven larger objectives in abnormal pressure (over-pressured reservior) through 16,000'.

     The Company's working interest was purchased after detailed 3-D seismic was completed and interpreted. A total of 7,000 mineral acres have been leased to drill the multiple objectives stated above. The Company's working interest varies between 2.5% and 6.25% in the project leases. An initial exploratory well is anticipated to be drilled in the last quarter of 1998 or the first quarter of 1999. The Company has acquired an additional 6.25% working interest from a participant who has declined to participate, which has increased the Company's working interest in the initial exploratory well to 12.5%. Estimated drilling costs to casing point for a proposed 14,800 foot test are $3,304,302 of which the Company shall pay $413,000 for its proportionate 12.5% working interest.
Estimated completion costs are $1,051,683 of which the Company shall pay $131,000 for its proportionate12.5% working interest, provided the Company elects to participate in the completion.

     Other significant partners in the prospect include Fina Oil and Polaris Exploration. Based on seismic mapping and historical production data of adjacent wells, this project has a total estimated reserve potential of 400 BCF of gas to the 100% working interest. However, there is no assurance that oil or gas will be found in commercial quantities on the Company's prospect.

NORCAL PROJECT -- ONSHORE SAN JOAQUIN AND SACRAMENTO BASINS

     The Company has entered into an exclusive two year contract, expiring in April of 1999, to utilize 3-D and 2-D seismic technology in a 500 square mile Area of Mutual Interest (AMI) with a prospect generator, Jim Frimodig. The Company will maintain a 75% working interest in certain prospects generated by Mr. Frimodig in the San Joaquin and Sacramento Basins in Central and Northern California. As of September 30, 1998, the Company has participated in the drilling of one well in the Norcal Project. The N.W. Buttonwillow #1 was completed in July 1998 flowing at a rate of 415,000 cubic feet of natural gas per day from a perforated interval at a depth of approximately 4,500 feet (see "Drilling Activity"). Additional pay zones remain behind pipe in this well.

     The Company anticipates drilling a minimum of one additional exploratory well in the Norcal Project during the fourth quarter of 1998 or the first quarter of 1999. The Company will pay 100% of the drilling and completion costs to earn a 75% working interest in the well. Estimated costs to casing point are estimated to be $139,500 for the well. Completion and hookup costs are estimated to be $76,300. The well costs are estimated for wells drilled to an average depth of 5,000 feet. Actual depths drilled may be more or less and well costs will vary accordingly. Costs will also vary according to proximity to a pipeline and other factors.

HISTORICAL

     The foundation for the Norcal Project is the expertise of Jim Frimodig. Mr. Frimodig is the owner of Source Energy LLC, the operator of the Norcal Project. Along with an MS in Petroleum Engineering, Mr. Frimodig has 15 years of major oil company experience (Chevron) and six years leading all aspects of leasing, seismic acquisitions/analysis, drilling, production, gas sales, and revenue distribution for a publicly traded oil and gas company based in San Diego, California which is not a joint participant with the Company. He has developed a network of land, geological, geophysical, and drilling consultants/contractors with experience in the targeted basins.

LOUSIANA TRANSITION ZONE PROJECT

     The Company has entered into a joint exploration agreement with Rozel Energy to explore for oil and gas in the Transition Zone of South Louisiana. The area covers the shoreline to approximately 10 to 15 miles offshore and up to 60 feet of water depth. Rozel will identify prospects on the basis of a 3-D seismic survey recently completed by Fairfield Industries ("Fairfield"), one of the leading providers of 3-D seismic data for the Gulf of Mexico. The survey is the largest shallow water survey that has ever been conducted in the United States, covering an area in excess of 2,000 square miles.

     Under the terms of the Rozel agreement, the Company has agreed to provide a total funding commitment of up to $3,000,000 over a one year period (which expires February 23, 1999) to Rozel Energy to be utilized in the acquisition of leases on prospects in the Transition Zone. Rozel will identify the prospects utilizing the 3-D seismic data from the Fairfield survey. In consideration for providing the lease acquisition funds, the Company shall be entitled, but not obligated, to participate on a prospect by prospect basis in leases acquired by Rozel Energy utilizing lease acquisition funds provided by the Company. The Company's terms of participation shall require it to pay approximately 12.5% of the costs of drilling and completing the first well in each prospect to earn approximately a 9.375% working interest in the initial well and prospect acreage (a "third for a quarter" basis). The Company's 9.375% working interest shall be further reduced to 8.8% after the costs of the prospect have been recouped. The Company is obligated to pay a $50,000 fee on those prospects in which it elects to participate. The Company shall be entitled to reimbursement of lease funds advanced for prospects in which it elects not to participate. The Company shall be entitled to such reimbursement if and when Rozel either sells or otherwise conveys (i.e. farmouts) its interest in, or drills, the Prospect. In the event the Company does not advance funds for a particular lease acquisition, it then forfeits its rights to participate in any prospects covered by such lease. In the event that the Rozel agreement expires and is not extended, the Company will continue to have working interest rights in acreage acquired and wells drilled prior to the expiration of the agreement.

THE TRANSITION ZONE

     This region has been under-explored because acquisition of seismic data in the area was very expensive and has historically been of less than ideal quality due to the problems inherent in gathering data in the wide variety of environments encountered between land and deep water offshore. Innovative techniques have been utilized to acquire and process 3-D seismic data and for the first time create quality data that provides the opportunity to accurately interpret the structural and stratigraphic framework of the area.

     As indicated in the table below, the Transition Zone is a prolific production area. The table below does not include all of the fields, but provides an indication of the prolific nature of the area. Seven fields exceeding 500 BCFEQ (billion cubic feet equivalent), as well as five fields exceeding 1 TCFEQ (trillion cubic feet equivalent), have been discovered in this area of interest without the benefit of 3-D seismic data. These twelve fields have resulted in approximately 13 Tcfeq (trillion cubic feet of gas equivalent) of production.(1)

===================================================
LARGE FIELD DISCOVERIES   GAS(BCF) OIL(MMBO) BCFEQ

West Cameron Block 17      1,000       20    1,120
Vermillion Block 14          588        5      618
Lighthouse Point             526       20      646
Tigershoal                 3,500       40    3,740
Rabbit Island              1,500       55    1,830
Bay Marchand                 211      207    1,453
West Delta 27              1,700       54    2,024
Hog Bayou                    268        5      298
Vermillion Blocks 16-17      300       14      384
Sugar Island Block 18        106       39      340
Timbalier Bay                166       20      286
Grand Isle 18                 25       30      205
                                            ------
Total                      9,890      509   12,944
                          ======   ======   ======
==================================================

(1) The data  contained  in the above  table  was  gathered  from the  Louisiana
Department of Conservation's public records as well as from Petroleum Information, a commercial service. The historical production results for the area are not necessarily indicative of the results that the Company may obtain from its prospects. THE COMPANY DOES NOT OWN AN INTEREST IN THE ABOVE NAMED OIL AND GAS FIELDS. THE HISTORICAL RESULTS OBTAINED IN THE AREA ARE NECESSARILY INDICATIVE OF THE RESULTS THAT MAY BE OBTAINED BY THE COMPANY.

              All of the reserve targets will lie in the shallow waters. Depths of the reserve targets will typically range from 3,000 to 15,000 feet. The average dry hole costs for these wells are expected to be $1,500,000 for a straight hole and $2,000,000 for a directional hole (to the 100% working interest). The completion cost per well is estimated at $1,000,000 (to the 100% working interest).

              Approximately six prospects per year are expected to be drilled in the project area. The Company has the right, but not the obligation, to participate by paying 12.5% of the costs to earn a 9.375% working interest (more or less) in all drilling prospects generated within this area. As of September 30, 1998, the Company has participated in the drilling of 3 wells in the Transition Zone with results as follows:

     1) The Whiskey Pass #1 (Ship Shoal Blk. #43) was drilled to a depth of approximately 2,500 feet and was completed as a dry hole.
              The Company has expended $208,000 in connection with this well.
     2) State Lease #15905 Sea Serpent #1 (Ship Shoal Blk. #67) was drilled to a depth of approximately 11,800 feet and was completed as a dry hole. The Company has expended $243,735 in connection with this well.
     3) The OCS-G-13825 Minkfish #1 (West Cameron Blk. 39) was drilled to a depth of approximately 10,500 and is being completed for production. The well is expected to commence production as early as December 31, 1998. The Company has expended $328,000 in connection with this well.

     In addition, subsequent to September 30, 1998, the Whiskey Pass #2 (SL15743#1) was drilled to a depth of approximately 4,700 feet and completed as a dry hole. The Company's share of dry hole costs is $80,000 for this well.

INTERNATIONAL

     Although the majority of the Company's exploration efforts are focused in the United States, management believes that international exposure can reduce the business risks commonly associated with having operational activities confined to one country.

AUSTRALIAN PROJECTS

     The Company has reviewed a number of exploration projects in the Asia Pacific Region and elected to participate in two exploration areas covering four separate exploration permits in Eastern Australia. A description of the areas is as follows:

1)       TOKO SYNCLINE PROJECT

     The Company has signed a letter of intent with Dyad Petroleum Company of Midland, Texas ("Dyad") to participate for a 20% working interest (16.4% net revenue interest) in the Toko Syncline Project. This letter of intent is subject to executing a definitive exploration agreement and subject to securing participation from other companies for the remaining working interests. Through a joint exploration agreement, Dyad's Australian registered subsidiary is the holder of exploration permits covering approximately 1,700,000 contiguous acres (2,656 square miles) in the Georgina and Eromanga Basins of Western Queensland. Since the acquisition of the permits, Dyad has acquired, analyzed, and reprocessed 400 miles of existing 2-D seismic data and identified four potentially significant geological structures encompassing approximately 55,000 acres (86 square miles). During the period from 1964 to 1980, there were six wells drilled in the Toko Syncline that went deep enough to provide meaningful subsurface control. Four were exploratory and two were full core tests by the Geological Survey of Queensland. Of these six, only one well failed to identify oil or gas shows. At the time the wells were drilled, there were no gas pipelines in the prospect areas available to transport natural gas, if commercial amounts of gas could be discovered. The lack of pipelines in the area discouraged further exploration in the area.

     The four features, or prospects, are labeled the Ethabuka, the Pulchera, the Bindiaca, and the Toomba. Total potential reserve estimates are 4-5 trillion cubic feet of gas and possibly 100 million barrels of oil which have been provided by Dyad (which have not been independently verified). There is no assurance that oil and gas will be found in commercial quantities on the prospect.

     The Ethabuka structure is of particular interest due to a well, the Ethabuka #1 drilled on the structure in 1973 by Alliance Oil Development. The well encountered a persistent gas flow of 200 MCF of gas per day while drilling. The well was abandoned 3,500 feet short of the initial target depth after twisting of the drill pipe and making several unsuccessful efforts to reclaim the hole. This very significant show of gas was documented by the Queensland Department of minerals and energy. At the time, there was no gas pipeline in the area.

     The market for natural gas has increased significantly since then in the area. Western Queensland has a large mining industry centered in the city of Mt. Isa. This area holds some of the world's largest deposits of copper, lead, zinc, and phosphate. At the present time, the mines and the associated processing and smelting plants are fueled entirely by coal, which is shipped approximately 750 miles by rail. The Queensland government is encouraging the introduction of natural gas as an energy source. Construction of a gas transmission line from southwest Queensland to Mt. Isa is in process and completion is scheduled in 1999. The pipeline will cross the Toko Syncline project area, exposing the project to a viable market for natural gas. A direct offset well to the Ethabuka #1 is scheduled to begin drilling in 1999 subject to permits, rig availability and capital availability. Beta will have a 20% working interest (16.4% net revenue interest).

2)       STANSBURY BASIN PROJECT

     In March 1998, the Company formed a wholly owned subsidiary called BETAustralia, LLC, a limited liability company organized under the laws of California, for the purposes of participating in the Stansbury Basin Project and other Australian projects. The Company made an initial cash advance of $320,000 to secure an option to participate for a 5% working interest in two petroleum licenses covering 2,798,000 acres (approximately 4,372 square miles). Per the terms of the option agreement, the Company exercised its option to earn a 5% working interest by participating in the drilling of two offshore test wells in the license areas. During the nine months ended September 30, 1998 the Company incurred costs of $1,298,432 in the drilling of the two wells. The wells were completed as dry holes. The costs associated therewith totaling $1,618,432 have been transferred to evaluated properties and charged to impairment expense during the nine months ended September 30, 1998. The Company has no current plans to conduct additional exploration activities in the Australian (Stansbury Basin) license areas. The exploration licenses will expire in December of 1998.

ADDITIONAL PROJECTS UNDER REVIEW

     Although the Company's initial international focus is Australia, management is currently reviewing several other opportunities (including exploration licenses in Brazil). However, there is no guarantee that any of these projects will ever reach fruition.

     These are forward looking statements. The projects discussed herein may never materialize and, even if they do materialize, they could result in a loss to the Company. No formal agreements have been reached and there can be no assurance that such a purchase will ever be completed and this potential acquisition should not be relied upon in making an investment decision.

GENERAL

     The Company holds interests in producing properties and undeveloped acreage in three states within the United States.

COMPANY RESERVES

     The Company had no proved reserves as of December 31, 1997.

WELL STATISTICS

     As of December 31, 1997, the Company did not own working interest in any productive wells.

ACREAGE STATISTICS

     The following table sets forth the undeveloped acreage (there is no developed acreage) of the Company as of December 31, 1997:

                               Beta Oil & Gas,Inc.Acreage Holdings
                                     As of December 31, 1997

--------------------------------------------------------------------------------------------

UNDEVELOPED ACREAGE                                              GROSS ACRES   NET ACRES
-----------------------------------------------------------------------------------------

GROSS
                                   CALIFORNIA                          1,371       1,028
                                    LOUISIANA                          7,000         438
                                        TEXAS                        125,343      30,155 (1)
=========================================================================================
                          UNDEVELOPED ACREAGE                        133,714      31,621
=============================================================================== =========

(1) Substantially all of these lease options will expire in 1998 and 1999 unless they are exercised or extended. The total acres ultimately exercised will depend on the interpretation of the 3-D seismic results. The Company estimates that between 20% and 30% of the options will be exercised at an average estimated price of $150 per acre.

DRILLING ACTIVITY

     For the period from inception (June 6, 1997) through December 31, 1997, the Company did not engage or participate in the drilling of any wells.

     Drilling activity subsequent to December 31, 1997 is summarized as follows:

1. During March 1998, the Company participated in the drilling of two dry holes on one of its Australian exploration licenses. Estimated costs net to the Company's interest are $1,618,432 which have been charged to impairment expense during the nine months ended September 30, 1998.
2. In May 1998, the Company participated in the drilling of the first test well in its Louisiana Transition Zone Prospect. The well, the Whiskey Pass #1 (Ship Shoal Blk. 43) was drilled to a depth of 2,500 feet and was completed as a dry hole at a net cost to the Company of $208,000 for its 12.5% working interest.
3. In July 1998, the Company participated in the drilling of the Sea Serpent #1 (Ship Shoal Blk. 67) to a depth of 11,000 feet and was completed as a dry hole at a net cost of $244,000 for the Company's 12.5% working interest.
4. In July 1998, the Company participated in the drilling of the Minkfish #1 (West Cameron Blk. 39) to a depth of 11,000 feet and is being completed as a producer pending construction of a production platform. The Company has expended $328,000 in connection with this well.
5. In October of 1998, the Company participated in the drilling of the Whiskey Pass #2 (SL15743 #1) which was drilled to a depth of approximately 4,700 feet and completed as a dry hole. The Company's estimated share of the dry hole costs is $80,000 net to its 9.375% working interest.
6. In July 1998, the Company commenced the drilling of the first test well in its California Project. The well has been completed for production and is currently awaiting a pipeline hook-up. The estimated cost net to the Company's 75% working interest is $303,735.

COMPETITION

     The oil and gas industry is highly competitive in many respects, including identification of attractive oil and gas properties for acquisition, drilling and development, securing financing for such activities and obtaining the necessary equipment and personnel to conduct such operations and activities. In seeking suitable opportunities, the Company competes with a number of other companies, including large oil and gas companies and other independent operators with greater financial resources and, in some cases, with more experience. Many other oil and gas companies in the industry have financial resources, personnel, and facilities substantially greater than those of the Company and there can be no assurance that the Company will be able to compete effectively with these larger entities. Companies that are active in the same geographic areas as the Company include, but are not limited to, Basin Exploration Inc., Unocal Corp., Fina Inc., Kerr-McGee Corp., St. Mary Land & Exploration, Esenjay Exploration and Cheniere Energy Inc.

EMPLOYEES

     As of November 1, 1998 the Company employs four full-time employees and one part-time employee. The Company also has two consultants with long-term contracts. The Company hires independent contractors on an "as needed" basis only. The Company has no collective bargaining agreements with its employees. The Company believes that its employee relationships are satisfactory. Due to its current level of growth, the Company anticipates increasing its number of full-time employees to six by the end of 1999. See also, "Management, Executive Compesation, and Employment Contracts."

PREMISES

     The  Company  leases  slightly  over 1,800  square  feet in Newport
Beach, California, which includes offices and storage space. All of the Company's operations are conducted from this site. The lease expires September 1999, and requires monthly payments of $2,543 per month.

LITIGATION

     There is no litigation currently pending or threatened against the Company.

ADDITIONAL INFORMATION

     The Company is not presently subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). With respect to the securities offered hereby, the Company has filed with the principal office of the Securities and Exchange Commission (the "Commission") in Washington, DC, a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). For purposes hereof, the term "Registration Statement" means the original Registration Statement and any and all amendments thereto. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, to which reference hereby is made. Each statement made in this Prospectus concerning a document filed as an exhibit to the Registration Statement is not necessarily complete and is qualified in its entirety by reference to such exhibit for a complete statement of its provisions.

Any interested  party may
inspect the Registration Statement and its exhibits without charge, or obtain a copy of all or any portion thereof, at prescribed rates, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet or http:www.sec.gov for no charge.

     The Company will furnish its stockholders with annual reports containing financial statements audited by independent certified public accountants and will file with the Commission quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year within 45 days following the end of each such quarter.

                                   MANAGEMENT

     The following table sets forth the names and ages of all current directors and officers of the Company and the positions in the Company held by them:

Name                         Age      Position

Steve Antry                  43       President, Chairman

R. Thomas Fetters            57       Managing Director of Exploration, Director

J. Chris Steinhauser         39       Chief Financial Officer, Director

Joe C. Richardson, Jr.       70       Director

Stephen L. Fischer           40       Vice President of Capital Markets

Lisa Antry                   36       Secretary, Treasurer

Lawrence W. Horwitz          39       Director

     Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. The Bylaws permit the board itself to fill vacancies and appoint additional directors pending shareholder approval at the next annual meeting. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified. The Company's Bylaws currently authorize six directors to serve on the Board of Directors. The last annual meeting was held on February 12, 1998.

     Steve Antry and Lisa Antry are married.

     The business experience of each director, executive officer and key employee is summarized below.

MR. STEVE ANTRY, PRESIDENT AND CHAIRMAN OF THE BOARD OF DIRECTORS, is the Company's founder. In addition, Mr. Antry founded Beta Capital Group, Inc., a financial consulting firm in November 1992, and was its President through June 1997. Beta Capital Group, Inc. specializes in selecting and working with emerging oil and gas exploration companies which have production and drilling prospects strategic for rapid growth yet also need capital and market support to achieve that growth. Most recently, Mr. Antry orchestrated and implemented the restructuring of Pease Oil and Gas Company (NASDAQ: WPOG), and remains a Director. Mr. Antry remains Chairman of the Board of Directors of Beta Capital Group, Inc., but resigned as its President to devote his full attention to the Company. Prior to forming Beta Capital Group, Inc., Mr. Antry was an early officer of Benton Oil & Gas Company (NYSE: BNO) from 1989 through 1992, ultimately becoming President of a wholly owned subsidiary. Prior to Benton, Mr. Antry was a Marketing Director for Swift Energy (NYSE: SFY) from 1987 through 1989. Mr. Antry is from a third generation oil and gas family that built what became the fourth largest drilling company in the U.S. He began working in the oil fields in Oklahoma in 1974. He has served in various exploration management capacities with different companies, including Warren Drilling Company, as Vice President of Exploration and Nerco Oil and Gas, a division of Pacific Power and Light, where he served as Western Regional Land Manager. Mr. Antry is a member of the International Petroleum Association of America (IPAA), serving on the Capital Markets Committee and has B.B.A. and M.B.A. degrees from Texas Christian University.

MR. R. THOMAS FETTERS, CONSULTING MANAGER OF EXPLORATION, AND DIRECTOR, spent 17 years with Exxon ultimately achieving the position of Exploration Planning Manager, Exxon U.S.A. Other notable positions held include Exploration Manager for Exxon Australia (ESSO) and Division Manager of Research in Houston and Chief Geologist, Exxon Production Malaysia. Mr. Fetters was President and Chief Executive Officer of CNG Producing Co. in New Orleans from 1983 through 1989 and President of XCL-China, Ltd. from 1989 through 1995. From 1995 through 1997, he served as Senior Vice President of National Energy Group and also currently sits on the Board XCL, Ltd.. Mr. Fetters is credited with many very significant oil and gas discoveries around the world. He earned his B.S./M.S. in Geology from the University of Tennessee in 1966.

MR. J. CHRIS STEINHAUSER, CHIEF FINANCIAL OFFICER AND DIRECTOR, joined the Company in January 1998. He is a Certified Public Accountant in the State of Colorado, who began his career with Peat, Marwick, Mitchell & Co. from 1981 through 1984. Since that time, Mr. Steinhauser was primarily (September 1987 through January, 1998) with Sharon Energy Ltd. and Sharon Resources, Inc. (their operating subsidiary) ultimately serving as Executive Vice President and Chief
Financial  Officer  of  the  parent  and

President,  COO  and  Director  of the
subsidiary. He is experienced in financial and SEC reporting, shareholder communications, tax filings, and all other aspects of a public oil and gas exploration and production company. He received his BBA from University of Southern California in 1981 and conducted graduate studies atthe University of Denver Graduate Tax Program in 1985.

MR. STEPHEN L. FISCHER, VICE PRESIDENT OF CAPITAL MARKETS, has been Vice President of Beta Capital Group, Inc. since March 1996 and from April 1996 through March 1998 he was also a registered representative of Signal Securities, Inc. a registered broker-dealer. Between 1991 and prior to joining Beta Capital Group, Inc. in 1996, Mr. Fischer was a Registered Representative of Peacock, Hislop Staley & Given, an Arizona based investment banking firm. Since 1993, Mr. Fischer has held various positions in the financial services industry in investment banking, retail and institutional sales, with a special emphasis on the oil and gas exploration sector.

MR. JOE C. RICHARDSON, JR., DIRECTOR, graduated from Texas A&M with B.S. degrees in Petroleum Engineering and Mechanical Engineering in 1950 when he started his career with Shamrock Oil and Gas in Amarillo, Texas. In 1961, Mr. Richardson formed an oil, gas, refining, and compressor equipment fabrication company and, in 1968, co-founded a public oil and gas company that was later merged with Worldwide Energy, Inc. Mr. Richardson has been an officer and/or director of several successful public and private companies including Pyro Energy, Inc.
(NYSE), Consolidated Oil & Gas (AMEX), Texoil, Inc. (NASDAQ), and Corporate Systems Corporation. He is a Regent Emeritus of the Texas A&M University System, past President of the Texas A&M Twelfth Man Association, and was honored in 1989 with the University's Distinguished Alumni Award. He currently serves on the University Presidents' Advisory Board and the Engineering Advisory Council. Mr. Richardson is a registered engineer in the state of Texas and a member of the IPAA. The Petroleum Engineering Building on the campus of Texas A&M University, completed in 1990, was named in his honor.

MS. LISA ANTRY, SECRETARY AND TREASURER, was Executive Vice President of Beta Capital Group, Inc. from July 1994 through June 1997. In June 1997, she was appointed President of Beta Capital Group, Inc. upon the resignation of Mr. Antry. Ms. Antry has in excess of 15 years of finance, accounting, and tax experience. Prior to Beta Capital Group, Inc., she served as Corporate Planning Manager for United California Savings Bank from 1988 to July 1994. Ms. Antry also served United California for several years as its Finance and Tax Manager and worked at Priority Records, a recording and distribution company, as its Controller. Ms. Antry received her B.B.A. from Stephen F. Austin University in 1984 and her M.B.A. from Pepperdine University in 1991.

MR. LAWRENCE W. HORWITZ, DIRECTOR, is a founding partner of Horwitz & Beam, an Irvine, California law firm primarily representing Orange County business concerns in high technology industries. His experience includes virtually all legal issues associated with mergers, acquisitions and the raising of private and public capital. Within the last three years, Mr. Horwitz's practice has increasingly focused upon the legal and business issues associated with utilizing mergers and acquisitions to achieve NASDAQ listing status. Mr. Horwitz is a graduate of the University of California at Berkeley (B.S. 1981) and of Boalt Hall School of Law, University of California at Berkeley (J.D. 1984). Mr. Horwitz was admitted to the bar in both Texas and California in 1984. Lawrence Horwitz commenced his career in Dallas, Texas where he was involved in a number of private and public offerings involving oil and gas companies and related limited partnerships. He has represented public oil and gas concerns in both hostile takeovers, as well as mutually negotiated acquisitions. Prior to forming Horwitz & Beam, Mr. Horwitz practiced in the corporate and securities group of the Newport Beach law firm of Stradling, Yocca, Carlson & Rauth and was elected a partner at Hart, King & Coldren, also located in Orange County. Mr. Horwitz has been admitted to the U.S. Federal District Court, Central District of California and the U.S. Court of Appeals, Ninth Circuit.

BOARD COMMITTEES

     In September 1997, the Company initiated several steps to improve the corporate governance and direction of the Company.

     First, the Board of Directors established an Executive Committee whose purpose is to formulate and implement recommendations, strategies and actions which are intended to support and protect shareholder value. The Executive
Committee is comprised of three voting members: Steve Antry, the Company's President and Chairman, Tom Fetters, a Director and consultant to the Company and Joe C. Richardson, Jr., an independent Director. The Board of Directors implemented these changes to enhance the decision making processes in all aspects of the Company's business.

     Second, the Board of Directors established an Audit Committee whose purpose is to oversee the Company's financial reporting and controls and to recommend the appointment of an independent auditor to the board each year. The Audit Committee is comprised of three voting members: Larry Horwitz, a Director and the Company's legal counsel, Tom Fetters, a Director and consultant to the Company and Joe Richardson, an independent Director.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the compensation earned by the Company's Chief Executive Officer for services rendered to the Company during the fiscal year ended December 31, 1997. No other executive officer's cash compensation exceeded $100,000 for the fiscal year ended December 31, 1997 nor does the Company expect that any other executive officer's cash compensation will exceed $100,000 for the fiscal year ending December 31, 1998.

                                                                                         Long-Term
                                                                        Other           Compensation
                                                                        Annual            Awards-           All Other
                                                                        Compen-         Restricted          Compen-
Name and Principal Position            Salary           Bonus           sation         Stock Awards          Sation
                                        ($)              ($)             ($)                #                 ($)


Steve Antry
Chief Executive  Officer and
Chairman of the Board of
Directors (2)                    $  34,522.44(1)  $             0  $        0                  0     $   2,294.72 (3)
                                    =============    ============    =========     ===============      =============

(1) Mr. Antry's annual salary is $150,000. Mr. Antry's salary commenced in October of 1997. Therefore his salary for 1997 was as presented above.
(2) Mr. Antry directly owns, jointly with his wife, who is also an officer of the Company, 1,500,000 shares of Common Stock which are being registered hereby. Mr. Antry subscribed to the Common Stock on June 23, 1997 at a price of $0.05 per share.
(3) Represents payments toward annual car allowance per the terms of Mr. Antry's contract of employment with the Company.

     The Company's Bylaws state that non-employee Directors of the Company shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board of Directors. The Company has paid a total of $2,000 in attendance fees to its non-employee directors since inception. The Company will maintain directors and officers liability insurance.

EMPLOYMENT CONTRACTS

     The Company has executed an employment contract dated June 23, 1997 (the "Contract") with its President and Chairman of the Board, Mr. Steve Antry. The Contract provides for an indefinite term of employment at an annual salary of $150,000 commencing in October of 1997 and an annual car allowance of up to $12,000. The Contract may be terminated by the Company without cause upon the payment of the following:

(a) Options to acquire the common stock of the Company in an amount equal to 10% of the then issued and outstanding shares containing a five year term, piggyback registration rights and an exercise price equal to 60% of the fair market value of the shares during the sixty day period of time preceding the termination notice, such amount not to exceed $3.00 per share.

(b)     A cash payment equal to two times the aggregate annual compensation.

(c) In the event of termination without cause, all unvested securities issued by the Company to the Employee shall immediately vest and the Company shall not have the right to terminate or otherwise cancel any securities issued by the Company to the Employee.

     On June 23, 1997, the Company entered into an employment agreement with Steve Fischer, a shareholder. The agreement, provides for a two year term at an annual salary of $60,000 for services as "Vice President of Capital Markets." Under separate agreement, Mr. Fischer subscribed to 350,000 shares of Founders Shares at price of $0.05 per share. The subscription agreement provides that the shares shall vest over a three year period.

     All other employees of the Company are terminable at will.

     On January 27, 1998, the Company issued 100,000 common stock purchase warrants exercisable at a price of $3.75 per share to J. Chris Steinhauser, the Chief Financial Officer of the Company. The warrants vest as follows: (a) 25,000 warrants vested immediately; (b) 25,000 shall vest upon the first anniversary of the employee's employment (January 27,1998) with the Company; (c) 25,000 shall vest upon the second anniversary of employment; and (d) 25,000 shall vest upon the third anniversary of employment. If the officer ceases employment during the vesting period, all nonvested warrants shall be forfeited. The Warrants expire on January 23, 2003.

COMPENSATION COMMITTEE

     On October 17, 1998 the Board of Directors of the Company established a Compensation Committee of the Board of Directors. The Compensation Committee (the "Committee") of the Board of Directors is responsible for formulating and recommending to the full Board of Directors the compensation paid to the Company's executive officers. In reviewing the overall compensation of the
Company's executive officers, the Committee will review and consider the following components of executive compensation: base salaries, stock option/warrant grants, cash bonuses, insurance plans, and Company contributions to Company sponsored retirement plans. There are, however, no stock option, retirement or other long term compensation plans (other than what is set forth below) currently in place or under discussion or consideration by the Board of Directors at the present time. The Committee presently consists of one outside Director, Joe Richardson Jr.. The Company intends to add an additional outside director to the Board of Directors who will be added to the Compensation Committee.

     In establishing the compensation paid to the Company's executives, the Committee emphasizes (i) providing compensation that will motivate and retain the Company's executives and reward performance, (ii) encouraging the long-term success of the Company, and (iii) encouraging the application of prudent decision making processes in an industry marked by volatility and high risk.

     The Committee will evaluate compensation paid to the Company's executive officers based upon a variety of factors, including the Company's growth in oil and gas reserves, the market value of the Company's Common Stock, cash flow, the extent to which the Company's executive officers are able to find and create opportunities for the Company to participate in drilling or acquisition ventures having quality prospects, their ability to formulate and maintain sound budgets for the Company's drilling ventures and other business activities, the overall financial condition of the Company, and the extent to which proposed business plans are met. The Committee does not assign relative weights or rankings to these factors but instead makes a subjective determination based upon a consideration of all such factors.

     In establishing base salaries for the Company's executive officers, the Committee does not rely on formal surveys or comparisons with other companies, but instead relies on their general knowledge and experience, focusing on a subjective analysis of each executive's contributions to the Company's overall performance. Independent consultants have not been utilized by the Committee for the purposes of determining compensation. While specific performance levels or "benchmarks" are not used to establish salaries, the Committee will take into account historic comparisons of Company performance. With respect to future awards of stock warrants or options, the Committee will try to provide the Company's executives with an incentive compensation vehicle that could result in future additional compensation to the executives, but only if the value of the Company increases for all stockholders.

                             PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table contains information as of the date of this Prospectus as to the beneficial ownership of shares of the Company's common stock held by each person who was the beneficial owner of more than 5% of the outstanding shares of that class, each person who is a director or officer of the Company and all persons as a group who are officers and directors of the Company, and as to the percentage of outstanding shares held.

                                                                             Approximate              Approximate
                                                  Shares Beneficially      Percent of Class         Percent of Class
Name of Beneficial Owner                          Owned(1)                Before the Offering      After the Offering(2)
---------------------------------------------     --------------------    ---------------------    ---------------------
Mr. Steve Antry
Mrs. Lisa Antry, Jointly
901 Dove Street, #230
Newport Beach, CA  92660                                 1,525,000(3)            21.1%                     19%

Mr. R. Thomas Fetters
901 Dove Street, #230
Newport Beach, CA  92660                                   350,000(4)             4.9%                      4.3%

Mr. Lawrence W. Horwitz
2 Venture Plaza,
Suite 350
Irvine, CA  92618                                           85,000(5)             1.2%                      1%

Mr. Joe C. Richardson Jr.
901 Dove Street, #230
Newport Beach, CA  92660                                   400,000(6)             5.5%                      5%

Mr. Stephen L. Fischer
901 Dove Street, #230
Newport Beach, CA  92660                                   375,000(7)             5.2%                      4.6%


Mr. J. Chris Steinhauser
901 Dove Street, #230
Newport Beach, CA  92660                                   125,000(8)             1.7%                      1.5%

                                                  ====================    =====================    =====================
All officers and directors as a group
(6 persons)                                              2,860,000(9)            39.6%                     35%
                                                  ====================    =====================    =====================

All of the securities listed in this table are being registered for resale in this Prospectus. However, certain of the shareholders in this table have agreed that they will not, without prior consent of the Underwriter, sell their Shares representing 2,300,000 of the 2,485,000 of the total benficial shares held for one year from the date of this Prospectus.
See "Underwriting."

(1) Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and investment powers. Securities not outstanding, but included in the beneficial ownership of each such person are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing percentage of the class owned by any other person.

(2)      Assumes Maximum Offering.

(3) Mr. Steve Antry and Mrs. Lisa Antry, husband and wife, own 1,500,000 shares as community property. This also includes 25,000 shares of Common Stock underlying presently exercisable stock warrants. The Warrants are exercisable at $5.00 per share and expire on March 12, 2003.

(4) Mr. Fetters subscribed to 350,000 shares of the Company's common stock ("Founder Shares").

(5) Mr. Horwitz subscribed to 50,000 Founder Shares. In addition, Horwitz & Beam with whom the director is a shareholder, subscribed to 20,000 Founders Shares. This also includes 15,000 shares of Common Stock underlying presently exercisable stock warrants. The Warrants are exercisable at $5.00 per share and expire on March 12, 2003.

(6)      Mr. Richardson subscribed to 400,000 Founder Shares.

(7) Mr. Fischer subscribed to 350,000 Founder Shares. This also includes 25,000 shares of COmmon Stock underlying presently exercisable stock warrants. The Warrants are exercisable at $5.00 per share and expre on March 12, 2003.

(8) This represents 100,000 shares of Common Stock underlying stock warrants which shall expire on January 27, 2003. On January 27, 1998, the Company issued 100,000 common stock purchase warrants exercisable at a price of $3.75 per share to J. Chris Steinhauser, the chief financial officer of the Company. The warrants vest as follows: (a) 25,000 warrants vested immediately; (b) 25,000 shall vest upon the first anniversary of the employee's employment (Date of employment is January 27,1998) with the Company; (c) 25,000 shall vest upon the second anniversary of employment; and (d) 25,000 shall vest upon the third anniversary of employment. This also includes 25,000 shares underlying presently exercisable stock warrants which were granted to Mr. Steinhauser. The Warrants are exercisable at $5.00 per share and expire on March 12, 2003.

(9)      Includes 190,000 shares of Common Stock underlying stock Warrants.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     During the period from inception (June 6, 1997) through December 31, 1997, a director of the Company, Mr. R.T. Fetters, was paid $20,000 pursuant to a consulting contract for management and geologic evaluation services. In addition, on June 23, 1997, the director subscribed to 350,000 shares of the Company's common stock at a price of $0.05 per share ("Founder Shares")

     A second director of the Company, Mr. Larry Horwitz, subscribed to 50,000 Founder Shares at a price of $0.05 per share. In addition, a legal firm with whom the director is a shareholder, subscribed to 20,000 Founder Shares at a price of $0.05 per share. The legal firm represents the Company as general counsel. The legal firm also received 15,000 Common Stock Purchase Warrants presently exercisable at a price of $5.00 per share until expiration on March 12, 2003 in connection with the February 12, 1998 private placement.

     A third director of the Company, Mr. Joe Richardson, subscribed to 400,000 Founder Shares at price of $0.05 per share.

     The Company entered into an expense sharing agreement with Beta Capital Group, Inc., a company owned by the President and Chairman of the Board, and the Treasurer of the Company.. The agreement provides for the allocation and reimbursement of certain office expenses such as office rent, secretarial support, office supplies, marketing materials, telephone charges between the Company and Beta Capital Group, Inc. During the period from inception through December 31, 1997 the Company made payments totaling $9,940 to Beta Capital Group, Inc. in connection with this agreement. During the nine months ended September 30, 1998 the Company paid $10,748 in connection with this agreement.

     Effective October 1, 1997, the Company entered into an agreement to lease office space. The lease agreement provides for a 24-month term expiring in September 1999. Monthly rent payments under the lease agreement commenced in October 1997. The lease agreement was previously in the name in Beta Capital Group, Inc. and was modified and extended by amendment to reflect the Company as tenant. The Company's President and Chairman, and Treasurer are personal guarantors of the lease agreement.

                            DESCRIPTION OF SECURITIES

     The Company is authorized to issue 50,000,000 shares of Common Stock, $0.001 par value. As of November 1, 1998, the Company had 7,029,492 shares of Common Stock outstanding.

COMMON STOCK

     Each holder of Common Stock is entitled to one vote per share on all matters to be voted upon by the Company's stockholders. Stockholders are entitled to as many votes as equal to the number of shares multiplied by the number of directors to be elected and may cast all votes for a single director or may distribute them among the number to be voted for any two or more of them (cumulative voting rights) in the election of directors. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. The Company has not paid, and does not presently intend to pay, dividends on its Common Stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of holders of Preferred Stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to the Common Stock. All outstanding shares of Common Stock are validly authorized and issued and are fully paid and non-assessable, and the shares of Common Stock to be issued upon exercise of Warrants as described in this Prospectus will be validly authorized and issued, fully paid and non-assessable. As of November 1, 1998 there were approximately 500 recordholders of the Company's Common Stock.

     During the period from inception (June 6, 1997) through December 31, 1997, the Company issued 797,245 callable and 730,977 non-callable Common Stock Purchase Warrants entitling the holders to purchase 1,528,222 shares of the Company's Common Stock at prices ranging from $2.00 to $5.00 per share. During the nine month period ended September 30, 1998, the Company issued 415,958 callable and 553,483 non-callable Common Stock Purchase Warrants entitling the holders to purchase 969,441 shares of the Company's Common Stock at prices ranging from $3.75 to $7.50 per share. The Company will be entitled to call
797,245 warrants at any time on and after the date that its Common Stock is traded on any exchange, including the Over-the-Counter Bulletin Board, at a market price equal or exceeding $7.00 per share for 10 consecutive trading days. In addition, the Company will be entitled to call 415,958 warrants at any time on and after the date that its Common Stock is traded on any exchange, including the Over-the-Counter Bulletin Board, at a market price equal or exceeding $10.00 per share for 10 consecutive trading days. All Common Stock Purchase Warrants expire five (5) years from their date of issuance.

STOCKHOLDER ACTION

     Pursuant to the Company's Bylaws, with respect to any act or action required of or by the holders of the Common Stock, the affirmative vote of the holders of a majority of the issued and outstanding Common Stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law. Officers, directors and holders' of 5% or more of the Company's outstanding common stock do not constitute a majority and thus do not control the voting upon all actions required or permitted to be taken by stockholders of the Company, including the election of directors.

POSSIBLE ANTI-TAKEOVER EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

     The Company's authorized but unissued capital stock consists of 42,970,508 shares of Common Stock. One of the effects of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of the Company's management. If in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquiring or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

OTHER ANTI-TAKEOVER PROVISIONS

     The Company executed a contract of employment with the President and Chairman of the Board of Directors, Mr. Steve Antry, dated June 23, 1997. The Contract provides for an indefinite term of employment at an annual salary of $150,000 (commencing in October 1997) and an annual car allowance of up to $12,000. The Contract may be terminated by the Company without cause upon the payment of the following:

     (a) Options to acquire the common stock of the Company in an amount equal to 10% of the then issued and outstanding shares containing a five year term, piggyback registration rights and an exercise price equal to 60% of the fair market value of the shares during the sixty day period of time preceding the termination notice, such amount not to exceed $3.00 per share.

     (b) A cash payment equal to two times the aggregate annual compensation.

     (c) In the event of termination without cause, all unvested securities issued by the Company to the Employee shall immediately vest and the Company shall not have the right to terminate or otherwise cancel any securities issued by the Company to the Employee.

     The termination provisions of this employment contract were designed, in part, to impede and discourage a hostile takeover attempt and to protect the continuity of management.

CERTAIN CHARTER AND BYLAWS PROVISIONS

     Limitation of Liability

     The Company's Articles of Incorporation and its Bylaws limit the liability of directors and officers to the extent permitted by Nevada law. Specifically, the Articles of Incorporation provide that the directors and officers of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of their fiduciary duties as directors, including gross negligence, except liability for acts or omissions "which involve intentional misconduct, fraud or a knowing violation of law not in good faith, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes."

     The Company has obtained a directors and officers liability insurance policy for the purposes of indemnification which shall cover all elected and appointed directors and officers of the Company up to $1,000,000 for each claim and $3,000,000 in the aggregate. The Company believes that the limitation of liability provision in its Articles of Incorporation, and the directors and officers liability insurance will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors and officers of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suitor proceeding) is asserted by such director, officer or controlling person of the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent for which indemnification will be required or permitted under the Company's Articles of Incorporation. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

STOCKHOLDER MEETINGS AND OTHER PROVISIONS

     Under the Bylaws, special meetings of the stockholders of the Company may be called only by a majority of the members of the Board of Directors, the Chairman of the Board, the President, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at any such meeting. The annual meeting shall be held each year on May 15 at 10:00 A.M.(or within twenty days of May 15 as determined by the Directors) at a place to be designated by the Board of Directors.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is Oxford Transfer & Registrar, 317 S.W. Alder, Portland, OR 97204.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this Offering, the Company will have between 7,629,492 (Minimum Offering) and 7,909,492 (Maximum Offering) shares of Common Stock outstanding assuming no exercise of the 2,585,663 Common Stock Warrants Outstanding. All the shares being registered under the Registration Statement, of which this Prospectus is a part, will be freely transferable by persons other than "affiliates" of the Company (as that term is defined under the Securities Act of 1933, the "Act"), without restriction or further registration under the Act. The Company is obligated to register the existing shares of Common Stock and the existing shares of Common Stock issuable upon exercise of the Common Stock Purchase Warrants in any subsequent registration statement filed by the Company with the Securities Exchange Commission, so that holders of such Common Stock shall be entitled to sell the same simultaneously with and upon the terms and conditions as the securities sold for the account of the Company are being sold pursuant to any such registration statement, subject to such lock-up provisions as may be proposed by the underwriter and agreed to by the investors (the "Piggyback Registration Right"). Because the Company is registering all existing Common Stock and all existing Common Stock issuable upon exercise of the Common Stock Purchase Warrants in this registration statement, the Company's obligation to existing shareholders and warrant holders will be fulfilled.

     The Company is unable to estimate the number of shares that may be sold in the future by its existing shareholders or the effect, if any, that sales of shares by such shareholders will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock by exisitng shareholders could adversely affect prevailing market prices. See "Risk Factors - Common Stock Eligible for Future Sales."

                                  UNDERWRITING

     The Company has entered into an Underwriting Agreement (the "Agreement") with Hagerty Stewart (the "Underwriter"). Under the Agreement, the Company has retained the Underwriter as its exclusive agent to offer, sell and distribute publicly on a "best efforts" basis a minimum of 600,000 and a maximum of 880,000 shares of the Common Stock of the Company at an Offering price of $6.00 per share, for a gross Minimum Offering of $3,600,000 and a gross Maximum Offering of $5,280,000. All of the proceeds from the sale of the shares offered hereby will be deposited into the Beta Oil & Gas escrow account at California State Bank, Newport Beach, California. None of the shares offered hereby may be sold unless, within 90 days from the date of this Prospectus (the "Offering Period"), which may be extended by the Company for an additional 30 days upon mutual consent of the Company and the Underwriter, subscriptions for the purchase of, and payment for, at least 600,000 of the shares offered hereby have been received (the "Minimum Condition"). If the Minimum Condition is satisfied, the funds in the escrow account will be released to the Company to be used for the purposes set forth in this Prospectus under the caption "Use of Proceeds" and the Company will issue certificates for those shares to the subscribers. If the Minimum Condition is satisfied prior to the expiration of the Offering Period, the Offering will continue until the earlier of (i) the receipt of subscriptions and payments for the remaining unsold shares or (ii) the expiration of the Offering Period. Within three (3) business days thereafter, any subscription funds in the escrow account will be distributed to the Company and the Company will issue stock certificates for those shares to the subscribers. No shares will be issued to any of the subscribers until the Minimum Condition is satisfied and the subscription funds for the purchase of such shares have been released from the escrow account to the Company.

     If the Minimum Condition is not met prior to the expiration or earlier termination of the Offering Period, all monies will be refunded promptly to the subscribers, with interest and without deduction for commissions or expenses, directly from the escrow account.

     The Underwriter has advised the Company that it intends to offer the shares only through itself and selected licensed securities dealers who are members of the National Association of Securities Dealers, Inc. (the "Selected Dealers"). Neither the Underwriter nor the Selected Dealers have made a firm commitment to purchase any of the shares offered hereby. There are no assurances that any or all of the shares will be sold.

     Subject to the sale of at least 600,000 shares of Common Stock, the Company has agreed to pay to the Underwriter a commission of ten percent of the initial Offering price ($.60 per share). In addition, the Company has agreed to pay the Underwriter a nonaccountable expense allowance equal to three percent of the proceeds of the Offering ($.18 per share). The Underwriter has advised the Company that it intends to allow a selling concession of $.48 per share to Selected Dealers who sell shares in the Offeringfrom the ten percent commission payable to the Underwriter. No concession shall be earned or paid unless the Minimum Condition is satisfied prior to the expiration of the Offering Period. The Underwriter reserves the right to reject all subscriptions, in whole or in part, to make allotments and to close subscriptions at any time without notice. The Selected Dealers Agreement may be terminated by the Underwriter or any of the Selected Dealers by one party giving notice of the termination to the other at any time. Such termination will not affect the Selected Dealer's right to concessions on subscriptions accepted prior thereto, provided the Minimum Condition is satisfied .

     Subject to the sale of the minimum of 600,000 of the shares of Common Stock offered hereby, the Company has agreed to sell to the Underwriter, for $100, Warrants to purchase a number of shares of Common Stock of the Company equal to 10% of the shares sold in this Offering (the "Underwriter's Warrants") at an exercise price per share equal to $7.50 per share (which is 125% of the initial public Offering price of the shares offered hereby). The Underwriter's Warrants are exercisable for a period of four years beginning one year after the date of this Prospectus. The Underwriter's Warrants are not transferable except to officers, employees and partners of the Underwriter and Selected Dealers and their respective successors, and will contain provisions for appropriate adjustments in the event of stock splits, stock dividends, combinations, reorganizations, recapitalizations and certain other events. In addition, the Company has granted certain rights to the holders of the Underwriter's Warrants to register the Common Stock underlying the Underwriter's Warrants under the Securities Act.

     The Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make in respect thereof.

     The Underwriter has advised the Company that the Underwriter does not expect to make sales to accounts over which it exercises discretionary authority in excess of 5% of the number of shares of Common Stock offered hereby.

     Certain shareholders of the Company, including those shareholders who also are executive officers and directors of the Company, have agreed that they will not, without the prior written consent of the Underwriter, offer, sell or otherwise dispose of certain Founder's Shares owned by them totaling 2,670,000 shares of Common Stock during the 365-day period following the date of this Prospectus. The Company has agreed not to offer, sell, grant any options to purchase or otherwise dispose of any shares of Common Stock during the 365-day period following the date of this Prospectus, without the prior written consent of the Underwriter, except that the Company may issue shares upon the exercise of options granted and warrants issued prior to the date hereof and for certain other business purposes.

     Prior to this Offering, there has been no market for the Common Stock of the Company. Accordingly, the initial public Offering price has been determined by negotiation between the Company and the Underwriter. Among the factors considered in determining the initial public Offering price were the Company's working interests and seismic assets, the Company's future prospects, the prices at which the Company sold shares of Common Stock in private, arms length transactions during the past six months, the experience of its management, the general condition of the equity securities market and the demand for similar securities of companies considered comparable to the Company.

     The foregoing is a summary of the material provisions of the Underwriting Agreement but is not a complete statement of its terms and conditions. A copy of the Underwriting Agreement is on file with the Securities and Exchange Commission as an exhibit to the Registration Statement of which the Prospectus forms a part. See " (Available Information)." The complete Underwriting Agreement may be viewed on the SEC's EDGAR database at www.sec.gov.

                                  LEGAL MATTERS

     Certain legal matters in connection with this Registration Statement are being passed upon for the Company by Horwitz & Beam, Two Venture Plaza, Suite 350, Irvine, CA 92618. Members of that firm own 70,000 shares of the Company's Common Stock, which includes 50,000 shares held by Lawrence W. Horwitz, a senior partner of the firm and a director of the Company.
The firm also owns 15,000 shares underlying presently exercisable Common Stock Warrants.

     Certain legal matters in connection with this Registration Statement are being passed upon for the Underwriter by Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, CA 92660.

                                     EXPERTS

     The financial statements as of December 31, 1997 and for the period from inception (June 6, 1997) through December 31, 1997 included in this Prospectus have been so included in reliance on the report of Hein + Associates LLP, independent certified public accountants, appearing elsewhere in this Prospectus and given on the authority of said firm as experts in auditing and accounting.

                              BETA OIL & GAS, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                                     Page
Independent Auditors Report..........................................................................................F-2

Consolidated Balance Sheets as of December 31, 1997 and September 30, 1998 (Unaudited)...............................F-3

Consolidated  Statements of Operations  for the Period from  Inception  (June 6,
1997)  through  December  31,  1997,  the Period from  Inception  (June 6, 1997)
through September 30,1997  (Unaudited),  the the Nine Months Ended September 30,
1998  (Unaudited),  and  Cumulative  from Inception  through  September 30, 1998
(Unaudited)..........................................................................................................F-5

Consolidated  Statement of  Shareholders'  Equity for the Period from  Inception
(June 6, 1997)  through  September  30, 1998 (the Period from January 1, 1998 to
September 30, 1998 is unaudited).....................................................................................F-6

Consolidated  Statements  of Cash flows for the Nine Months Ended  September 30,
1998 (Unaudited) and the Period from inception (June 6, 1997) through  September
30, 1997  (Unaudited),  Period from  Inception  through  December 31, 1997,  and
Cumulative      from      Inception      through      September     30,     1998
(Unaudited)..........................................................................................................F-7

Notes to Consolidated Financial Statements...........................................................................F-8

INDEPENDENT AUDITOR'S REPORT

The Shareholders and Board of Directors
Beta Oil & Gas, Inc. (a Development Stage Enterprise)
Newport Beach, California

     We have audited the accompanying balance sheet of Beta Oil & Gas, Inc. (a Development Stage Enterprise) as of December 31, 1997 and the related statements of operations, shareholders' equity, and cash flows for the period from inception (June 6, 1997) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beta Oil & Gas, Inc. (a Development Stage Enterprise) as of December 31, 1997 and the results of its operations and its cash flows for the period from inception (June 6, 1997) to December 31, 1997.

/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP
Certified Public Accountants

Orange, California
April 10, 1998

                                                      BETA OIL & GAS, INC.

                                                (A DEVELOPMENT STAGE ENTERPRISE)



                                                   CONSOLIDATED BALANCE SHEETS





ASSETS                                                                           December 31,          September
                                                                                     1997               30, 1998
                                                                               -----------------    -----------------
                                                                                                      (Unaudited)
Current assets:
         Cash and cash equivalents                                           $        3,985,599   $           91,567
         Accounts receivable                                                                  -               15,464
         Common Stock subscriptions receivable                                                -            1,401,500
         Prepaid expenses                                                                 2,599                8,825
                                                                               -----------------    -----------------
                  Total current assets                                                3,988,198            1,517,356
                                                                               -----------------    -----------------
Oil and gas properties, at cost (full cost method):
         Evaluated properties                                                                 -            2,800,334
         Unevaluated properties                                                       5,900,794           11,119,239
         Less--accumulated depreciation, depletion,
           Amortization and impairment                                                        -           (1,618,432)
                                                                               -----------------    -----------------
                  Net oil and gas properties                                          5,900,794           12,301,141
                                                                               -----------------    -----------------
Furniture, fixtures and equipment, at cost, less
          Accumulated depreciation of $1,530 and $10,383 (unaudited) at
               December 31, 1997 and September 30,  1998, respectively                   32,065               25,973

Other assets, at cost:                                                                        -               52,315

                                                                               =================    =================
                                                                             $        9,921,057   $       13,896,785
                                                                               =================    =================


                     The accompanying notes are an integral part of these consolidated financial statements

                                                      BETA OIL & GAS, INC.

                                                (A DEVELOPMENT STAGE ENTERPRISE)



                                                   CONSOLIDATED BALANCE SHEETS



LIABILITIES AND SHAREHOLDERS' EQUITY                                                            December 31,        September 30,
                                                                                                    1997                 1998
                                                                                              -----------------    -----------------
                                                                                                                     (Unaudited)
CURRENT LIABILITIES:
          Accounts payable, trade                                                           $          807,474   $          265,796
          Commissions payable                                                                           25,329              149,550
          Payroll  and payroll taxes payable                                                            24,044               17,415
          Other accrued expenses                                                                        14,000                    -
                                                                                              -----------------    -----------------
                  Total current liabilities                                                            870,847              432,761
                                                                                              -----------------    -----------------
COMMITMENTS AND CONTINGENCIES (NOTES 1, 3, 7 AND 8)

SHAREHOLDERS' EQUITY:
         Common Stock, $.001 par value; 10,000,000 and 50,000,000 (unaudited)
              shares authorized at December 31, 1997 and September 30, 1998;
              5,565,648 and 6,725,192 (unaudited) shares issued and outstanding at
              December 31, 1997 and September 30, 1998,  respectively                                    5,566                6,725
          Additional paid-in capital                                                                 9,246,217           14,540,548
          Common Stock subscribed, 280,300 shares                                                            -            1,261,350
          Deficit accumulated during the development stage                                            (201,573)          (2,344,599)
                                                                                              -----------------    -----------------
                  Total shareholders' equity                                                         9,050,210           13,464,024
                                                                                              -----------------     ----------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                  $        9,921,057   $       13,896,785
                                                                                              =================    =================


                     The accompanying notes are an integral part of these consolidated financial statements


                                                      BETA OIL & GAS, INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)


                                           CONSOLIDATED STATEMENTS OF OPERATIONS





                                              For the            For the period                             Cumulative
                                            period from          from inception         Nine months            from
                                             inception           (June 6, 1997)       ended September       inception
                                             (June 6,           to September 30,         30, 1998            (June 6,
                                             1997) to                 1997                                   1997) to
                                           December 31,                                                   September 30,
                                              1997                                                            1998
                                          -----------------    ------------------   ------------------   ------------------
                                                                  (Unaudited)          (Unaudited)          (Unaudited)

REVENUES                                $                 -  $                 -  $                  - $                 -
                                          -----------------    ------------------   ------------------   ------------------

COSTS AND EXPENSES:
        General and administrative                 245,452                47,047              555,608              801,060
         Impairment expense                              -                     -            1,618,432            1,618,432
         Depreciation expense                        1,530                     -                8,853               10,383
                                          -----------------    ------------------   ------------------   ------------------
             Total costs and expenses              246,982                47,047            2,182,893            2,429,875
                                          -----------------    ------------------   ------------------   ------------------

LOSS FROM OPERATIONS                              (246,982)              (47,047)          (2,182,893)          (2,429,875)

OTHER INCOME:

         Interest income                            45,409                 5,792               39,867               85,276

                                          =================    ==================   ==================   ==================
NET LOSS                                $         (201,573)  $           (41,255) $        (2,143,026) $        (2,344,599)
                                          =================    ==================   ==================   ==================

BASIC AND
DILUTED LOSS
PER COMMON SHARE                                     ($.05)                ($.01)               ($.35)               ($.45)
                                          =================    ==================   ==================   ==================

Weighted average number of
 Common shares outstanding                       4,172,662             2,786,987            6,154,036            5,221,757
                                          =================    ==================   ==================   ==================

                      The accompanying notes are an integral part of these consolidated financial statement

                                                   BETA OIL & GAS, INC.
                                             (A Development Stage Enterprise)


                                  CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY


                                                          Common Stock
                                              --------------------------------------        Additional            Common
                                                                                             Paid-in               Stock
                                                   Shares               Amount               Capital            Subscribed
                                              -----------------    -----------------     ----------------     ----------------
BALANCES, June 6, 1997                                        - $                 -  $                 -  $                 -

Issuance of Common Stock at $.05
   per share on June 23, 1997                        2,910,000                2,910              142,590                    -

Issuance of Common Stock at $3.75
   per share on Sept. 5, 1997                        2,655,648                2,656            9,073,627                    -

Salary contributed to the Company                            -                    -               30,000                    -

Net loss                                                     -                    -                    -                    -

                                              -----------------    -----------------     ----------------     ----------------
BALANCES, December 31, 1997                          5,565,648                5,566            9,246,217                    -

Issuance of Common Stock at $5.00 per
   share (unaudited)                                 1,154,544                1,154            5,224,336                    -

Issuance of shares for properties at $5.00
   per share (unaudited)                                 5,000                    5               24,995                    -

Common Stock subscribed at $5.00
   per share  (unaudited)                                    -                    -                    -            1,261,350

Salary contributed to the Company                            -                    -               45,000                    -

Net loss (unaudited)                                         -                    -                    -                    -

BALANCES,
                                              =================    =================     ================     ================
    September 30, 1998 (Unaudited)                   6,725,192  $             6,725  $        14,540,548  $         1,261,350
                                              =================    =================     ================     ================

                                                   Deficit
                                                 Accumulated
                                                  During the              Total
                                                 Development          Shareholders'
                                                   Stage                  Equity
                                               ----------------     ------------------
BALANCES, June 6, 1997                       $               -  $                  -

Issuance of Common Stock at $.05
   per share on June 23, 1997                                -               145,500

Issuance of Common Stock at $3.75
   per share on Sept. 5, 1997                                -             9,076,283

Salary contributed to the Company                            -                30,000

Net loss                                              (201,573)             (201,573)

                                                ---------------     ------------------
BALANCES, December 31, 1997                           (201,573)            9,050,210

Issuance of Common Stock at $5.00 per
   share (unaudited)                                         -             5,225,490

Issuance of shares for properties at $5.00
   per share (unaudited)                                     -                25,000

Common Stock subscribed at $5.00
   per share  (unaudited)                                    -             1,261,350

Salary contributed to the Company                            -                45,000

Net loss (unaudited)                                (2,143,026)           (2,143,026)

BALANCES,
                                              ================     ==================
    September 30, 1998 (Unaudited)           $     (2, 344,599) $          13,464,024
                                              ================     ==================


                     The accompanying notes are an integral part to these consolidated financial statements


                              BETA OIL & GAS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    For the period        For the period                               Cumulative
                                                    from inception        from inception        For the nine         from inception
                                                    (June 6, 1997)        (June 6, 1997)        months ended        (June 6, 1997)
                                                     to December           to September         September 30,        to September
                                                      31, 1997               30, 1997             1998                 30, 1998
                                                   -----------------    -----------------    -----------------    -----------------
                                                                          (Unaudited)          (Unaudited)          (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                       $         (201,573)  $         (41,255)   $       (2,143,026)  $       (2,344,599)
  Adjustments to reconcile net loss to net
  cash (used in) operating activities:
       Depreciation                                           1,530                   -                 8,853               10,383
       Impairment expense                                         -                   -             1,618,432            1,618,432
       Salary contributed to the Company                     30,000              15,000                45,000               75,000
  Changes in operating assets and liabilities:
      (Increase) in accounts receivable                           -                   -               (15,464)             (15,464)
       Increase (decrease) in prepaid expenses               (2,599)                  -                (6,226)              (8,825)
       Increase (decrease) in accounts payable,
            trade                                            36,034               8,276               229,762              265,796
       Increase (decrease) in commissions
            payable                                          25,329                   -               (15,929)               9,400
       Increase (decrease) in payroll taxes                  24,044                   -                (6,629)              17,415
            payable
       Increase (decrease) in other accrued
            expenses                                         14,000                   -               (14,000)                   -
                         Net cash (used in)
                                                   -----------------    -----------------    -----------------    -----------------
                         Operating activities             (73,235)            (17,979)             (299,227)            (372,462)
                                                   -----------------    -----------------    -----------------    -----------------
CASH FLOWS FROM
INVESTING ACTIVITIES:
  Oil and gas property expenditures                      (5,129,354)          (2,586,560)          (8,765,218)         (13,894,572)
  Change in other assets                                          -                    -              (52,315)             (52,315)
  Acquisition of furniture, fixtures & equipment            (33,595)                   -               (2,762)             (36,357)
                                                   -----------------    -----------------    -----------------    -----------------
         Net cash used in investing activities           (5,162,949)          (2,586,560)          (8,820,295)         (13,983,244)
                                                   -----------------    -----------------    -----------------    -----------------
CASH FLOWS FROM
FINANCING ACTIVITIES:
  Proceeds from sale of shares and Warrants, net          9,221,783            4,723,019            5,225,490           14,447,273
                                                   -----------------    -----------------    -----------------    -----------------
        Net cash provided by financing activities         9,221,783            4,723,019            5,225,490           14,447,273
                                                   -----------------    -----------------    -----------------    -----------------
NET INCREASE (DECREASE) IN
CASH AND CASH EQUIVALENTS:                                3,985,599            2,118,480           (3,894,032)              91,567
CASH AND CASH EQUIVALENTS:
       Beginning of period                                        -                    -            3,985,599                    -
                                                   =================    =================    =================    =================
       End of period                             $        3,985,599   $        2,118,480   $           91,567   $           91,567
                                                   =================    =================    =================    =================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
       Cash paid for interest                    $                -  $                 -   $                -   $                -
                                                   =================    =================    =================    =================
       Cash paid for income taxes              $                  -  $                 -   $                -   $                -
                                                   =================    =================    =================    =================

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
     During the nine month period ended  September 30, 1998  (unaudited) and the
period   cumulative  from  inception  (June  6,  1997)  to  September  30,  1998
(unaudited),  the Company  issued 5,000  shares of Common  Stock for  properties costing $25,000.

                     The accompanying notes are an integral part to these consolidated financial statements


                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Information subsequent to December 31, 1997 is unaudited)

(1)    ORGANIZATION AND OPERATIONS

       The Company

Beta Oil & Gas, Inc. (the "Company"), a development stage enterprise, was incorporated under the laws of the State of Nevada on June 6, 1997 to participate in the oil and gas acquisition, exploration, development and production business in the United States and internationally. The Company's wholly owned subsidiary, BETAustralia, LLC, was formed on February 20, 1998 as a limited liability company under the laws of the State of California for the purposes of participating in the acquisition, evaluation and development of exploration blocks in Australia.

       Operations

Since its inception, the Company has participated as a non-operating working interest owner in the acquisition of undeveloped leases, seismic options, lease options and foreign concessions and has participated in extensive seismic surveys and the drilling of test wells on its undeveloped properties. Further leasehold acquisitions and seismic operations are planned for 1998 and future periods. In addition, exploratory drilling is scheduled during the fourth quarter of 1998 and future periods on the Company's undeveloped properties. It is anticipated that these exploration activities together with others that may be entered into will impose financial requirements which will exceed the existing working capital of the Company. Management plans to raise additional equity capital to finance its continued participation in planned activities. In the event these financing efforts are unsuccessful, the Company will be compelled to reduce the scope of its business activities.

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards No. 7 ("SFAS 7") and is subject to risks associated with its development stage activities. To date, the Company has had a minimal operating history and has generated no revenues from oil and gas operations. Oil and gas exploration is a speculative business and involves a high degree of risk.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Principles of Consolidation

The consolidated  financial  statements  include the accounts of the Company and
its  wholly-owned   subsidiary.   All  significant   intercompany  accounts  and
transactions have been eliminated in consolidation.

       Use of Estimates

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

The Company's financial statements are based upon a number of significant estimates, including the impairment of oil and gas properties and the estimated useful lives selected for furniture, fixtures and equipment. Due to the uncertainties inherent in the estimation process, it is at least reasonably possible that these estimates will be further revised in the near term and such revisions could be material.

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Information subsequent to December 31, 1997 is unaudited)

       Oil and Gas Properties

The Company follows the full cost method of accounting for oil and gas producing activities and, accordingly, capitalizes all costs incurred in the acquisition, exploration, and development of proved oil and gas properties, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals. All general corporate costs are expensed as incurred. In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded. Amortization of evaluated oil and gas properties is computed on the units of production method based on all proved reserves on a country by country basis. Unevaluated oil and gas properties are assessed for impairment either individually or on an aggregate basis. The net capitalized costs of evaluated oil and gas properties (full cost ceiling limitation) are not to exceed their related estimated future net revenues discounted at 10%, and the lower of cost or estimated fair value of unproved properties, net of tax considerations.

       Joint Ventures

All exploration and production activities are conducted jointly with others and, accordingly, the accounts reflect only the Company's proportionate interest in such activities. The Company is a non-operator in all of its oil and gas producing activities to date.

       Revenue Recognition

Revenue will be recognized upon delivery of oil and gas production.

       Furniture, Fixtures and Equipment

Furniture, fixtures and equipment is stated at cost. Depreciation is provided on furniture, fixtures and equipment using the straight-line method over an estimated service life of three years.

       Income Taxes

The Company accounts for income taxes using the asset and liability method wherein deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled.

       Concentrations of Credit Risk

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below. In accordance with FASB Statement No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, the credit risk amounts shown in cash and accounts receivable do not take into account the value of any collateral or security.

As of December 31, 1997, the Company maintained cash in a bank that was approximately $3,886,000 in excess of the federally insured limit.

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Information subsequent to December 31, 1997 is unaudited)

       Fair Value of Financial Instruments

The estimated fair values for financial instruments under FAS No. 107, Disclosures about Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments, which includes all cash, accounts receivable and accounts payable, approximates the carrying value in the financial statements at December 31, 1997.

       Stock Based Compensation

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB25) and related interpretations in accounting for its employee stock options. In accordance with FASB Statement No. 123 Accounting for Stock-Based Compensation (FASB123), the Company will disclose the impact of adopting the fair value accounting of employee stock options. Transactions in equity instruments with non-employees for goods or services have been accounted for using the fair value method as prescribed by FASB123.

       Loss Per Common Share

Basic earnings per share excludes dilution and is calculated by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Potential common shares for all periods presented were anti-dilutive and excluded in the earnings per share computation.

       Cash Equivalents

For purposes of the Statements of Cash Flows, cash and cash equivalents include cash on hand, amounts held in banks and highly liquid investments purchased with an original maturity of three months or less.

       Impact of Recently Issued Standards

The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards 130, Reporting Comprehensive Income?and Statement of Financial Accounting Standards 131, Disclosures About Segments of an Enterprise and Related Information. Statement 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, Statement 130 requires that all components of comprehensive income shall be classified based on their nature and shall be reported in the financial statements in the period in which they are recognized. A total amount for comprehensive income shall be displayed in the financial statements where the components of other comprehensive income are reported. Statement 131 supersedes Statement of Financial Accounting Standards 14, Financial Reporting for Segments of a Business Enterprise. Statement 131 establishes standards on the way that public companies report financial information about operating segments in annual financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. Statement 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

Statements 130 and 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Because of the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, the standards may have on the future financial

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Information subsequent to December 31, 1997 is unaudited)

statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of these standards.

       Unaudited Information

The balance sheet as of September 30, 1998 and the statements of operations for the nine month period ended September 30, 1998 and the period from inception
(June 6, 1997) to September 30, 1997 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal accruals), which are necessary to properly reflect the financial position of the Company as of September 30, 1998 and the results of operations for the nine month period ended September 30, 1998 and the period from inception (June 6, 1997) to September 30, 1997. The results of operations for the interim periods presented are not necessarily indicative of those expected for the year.

(3)    SUMMARY OF OIL AND GAS OPERATIONS

Capitalized costs at December 31, 1997 and September 30, 1998 relating to the Company's oil and gas activities are summarized as follows:


                                                         December 31, 1997                 September 30, 1998
                                                  -------------------------------    -------------------------------
                                                                                               (Unaudited)
                                                     United                              United
                                                     States            Foreign           States           Foreign
                                                  -------------    --------------    -------------    ----------------
Capitalized costs-
      Evaluated properties                    $               - $               - $      1,181,902 $          1,618,432
      Unevaluated properties                          5,870,794            30,000       11,079,276               39,963
      Less- Accumulated depreciation,
          depletion, amortization
         And impairment                                       -                 -                -           (1,618,432)

                                                  =============    ==============    =============     =================
                                              $       5,870,794 $          30,000 $     12,261,178 $             39,963
                                                  =============    ==============    =============     ================

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Information subsequent to December 31, 1997 is unaudited)

Costs incurred in oil and gas producing activities are as follows:

                                Inception (June 6, 1997)                                              Cumulative from inception
                               through December 31, 1997               Nine Months ended               (June 6, 1997) through
                                                                      September 30, 1998                 September 30, 1997
                             ------------------------------     -------------------------------    -------------------------------
                                                                          (Unaudited)                        (Unaudited)
                               United                               United                             United
                               States              Foreign          States             Foreign         States            Foreign
                             -------------    -------------     -------------     -------------    -------------     -------------
Property acquisition        $     3,835,540 $              -  $       2,558,571 $        323,463 $       6,394,111 $        323,463
                              =============     =============    ==============    =============     =============    =============

Exploration                $      2,035,254 $          30,000 $       3,831,813 $      1,304,932 $       5,867,067 $      1,334,932
                              =============     =============    ==============    =============     =============    =============

Development                $              - $               - $               - $              - $               - $              -
                              =============     =============    ==============    =============     =============    =============


As of December 31, 1997 and September 30, 1998 , respectively, the Company has not made a provision for depletion (amortization) since it has not derived any production from its properties. All costs incurred through December 31, 1997 have been excluded from the amortization base. As the Company's properties are evaluated through exploration, they will be included in the amortization base. Costs of unevaluated properties in the United States at December 31, 1997 and September 30, 1998 represent property acquisition and exploration costs in connection with the Company's Louisiana, Texas and California prospects. The prospects and their related costs in unevaluated properties have been assessed individually and no impairment charges were considered necessary for the United States properties for any of the periods presented. The current status of these prospects is that seismic has been acquired, processed and is currently being interpreted on the subject lands within the prospects. Drilling is expected to commence on the prospects in the fourth quarter of 1998 and continue in future periods. As the prospects are evaluated through drilling in future periods, the property acquisition and exploration costs associated with the wells drilled will be transferred to evaluated properties where they will be subject to amortization.

During the nine months ended September 30, 1998 the Company participated in the drilling of 4 wells within the United States. The property acquisition and exploration costs associated with the wells totaling $1,181,902 have been transferred to evaluated properties and have been evaluated for impairment. It has been determined that no impairment write-down is necessary. Since all of the proved reserves associated with the wells are non-producing or behind pipe and no production has occurred as of September 30, 1998, no depletion expense has been recorded during the nine month period ended September 30, 1998.

Exploration costs incurred outside the United States represent costs in connection with the evaluation and proposed acquisition of one or more exploration blocks in Brazil. In addition, in February 1998, the Company, through its wholly owned subsidiary, BETAustralia, LLC, made an initial cash advance of $320,000 to secure an option to participate for a 5% working interest in two petroleum licenses covering 2,798,000 acres (approximately 4,372 square miles). Per the terms of the option agreement, the Company exercised its option to earn a 5% working interest by participating in the drilling of two offshore test wells in the license areas. During the nine months ended September 30, 1998 the Company incurred costs of $1,298,432 in the drilling of the two wells. The wells were completed as dry holes. The property acquisition and exploration costs associated therewith totaling $1,618,432 have been transferred to evaluated properties and charged to impairment expense during the nine months ended September 30, 1998. The Company has no plans to conduct additional exploration activities in the Australian license areas.
The exploration licenses will expire in December 1998.

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (Information subsequent to December 31, 1997 is unaudited )

(4)      PRIVATE PLACEMENTS

During the periods from inception (June 6, 1997) through December 31, 1997 and the nine months ended September 30, 1998, the Company issued 5,565,648 and 1,154,532 shares, respectively, of its Common Stock and 1,528,222 and 379,586 Common Stock Purchase Warrants, respectively.

Initial start-up funding was raised through the sale, effective June 23, 1997, of 2,910,000 shares ("Founder Shares") of the Company's Common Stock to its founders and other principals for $0.05 per share. An additional 640,000 Common Stock Purchase Warrants were issued with each warrant entitling the holder thereof to purchase one share of the Company's Common Stock at prices ranging from $2.00 to $5.00 per share.

Effective September 5, 1997, the Company issued 663,912 equity units at $15 per unit through a private placement. Each unit entitled the purchaser to four shares of Common Stock and one callable Warrant exercisable to purchase one share of Common Stock at $5.00 for a term of five years. The offering generated net proceeds, after offering costs, of $9,076,283. The Company issued 224,310 additional Common Stock Purchase Warrants with an exercise price of $4.50 per share to brokers in connection with the offering.

The following table summarizes the private placement transactions for the period from inception (June 6, 1997) through December 31, 1997:

                                           Common Shares                     Warrants Issued             Exercise Price
                                  -------------------------------    -------------------------------
                                     Shares           $ Amount       #Warrants          Expiration       Per Share
1)      Tranch 1                      2,910,000 $         145,500          640,000      6/23/02 to   $    $2.00 to
                                                                                          10/1/02           $5.00

2)      Tranch 2                      2,655,648         9,958,770          663,912        9/5/02     $      5.00

3)      Warrants issued as
         Commission in Tranch 2               -                 -          224,310       12/30/02     $     4.50
4)      Direct offering expenses
        - Tranch 2                            -          (882,487)               -

        Totals                        5,565,648 $       9,221,783        1,528,222
                                  =============     =============    =============

------------------------------------------------------------------------------------------------------------------

On February 12, 1998, the Company commenced a private placement offering of equity units at a subscription price of $20 per unit. Each unit consists of four shares of the Company's Common Stock and one callable Warrant to purchase one share of its Common Stock at a price of $7.50 per share for a period of five years from the date of issuance. During the nine months ended September 30, 1998 the Company issued 1,154,544 common shares and 288,633 Common Stock Purchase Warrants exercisable at $7.50 per share pursuant to this offering. The offering generated net proceeds, after offering costs, of $5,225,490. In addition, the Company has issued 90,953 Common Stock Purchase Warrants exercisable at $7.00 per share for services rendered in connection with the offering.

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Information subsequent to December 31, 1997 is unaudited)

The following table summarizes the private placement transactions for the nine month period ended September 30, 1998 (Unaudited):

                                                                                                              Exercise
                                              Common Shares                     Warrants Issued                 Price
                                      ------------------------------     ------------------------------
                                         Shares          $ Amount        #Warrants         Expiration       Per Share
1)      Tranch 3                          1,154,544 $      5,772,646           288,633       3/12/03    $       7.50

2)      Warrants issued as
         Commission in Tranch 3                   -                -            90,953       3/12/03    $       7.00
3)      Direct offering expenses -
        Tranch 3                                  -         (547,156)                -

                               Totals     1,154,544 $      5,225,490           379,586
                                      =============    =============     =============

---------------------------------------------------------------------------------------------------------------------

In addition, the Company reserved for issuance 280,300 shares of Common Stock at $5.00 per share pursuant to subscriptions received as of September 30, 1998. The Common Stock subscriptions totaling $1,401,500 were recorded as a receivable and associated commissions payable totaling $140,150 were accrued as of September 30, 1998. The Company received gross proceeds of $1,401,500 during October 1998. The following table summarizes the subscriptions for Common Stock and Warrants as of September 30, 1998 (Unaudited):

                                                                                                              Exercise
                                              Common Shares                     Warrants Issued                 Price
                                      ------------------------------     ------------------------------
                                         Shares          $ Amount        #Warrants         Expiration       Per Share
1)      Tranch 3                         280,300    $    1,401,500          70,075         3/12/03      $       7.50
2)      Warrants issued as
         Commission in Tranch 3                -                 -          28,030         3/12/03      $       7.00
3)      Direct offering expenses -
        Tranch 3                               -          (140,150)              -

                               Totals    280,300    $     1,261,350         98,105
                                      ==========    ===============     ==========
----------------------------------------------------------------------------------------------------------------------

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Information subsequent to December 31, 1997 is unaudited)

(5)    COMMON STOCK WARRANTS

During the period from inception (June 6, 1997) through December 31, 1997, the Company issued 1,528,222 callable and non-callable Common Stock purchase warrants entitling the holders to purchase 1,528,222 shares of the Company's Common Stock at prices ranging from $2.00 to $5.00 per share.

The following table summarizes the number of shares reserved for the exercise of stock Warrants as of December 31, 1997:

                                                           Callable/Non-Callable
  Shares         Exercise Price        Expiration Date
  230,000                 $2.00            June 23, 2002            Non-Callable
  133,333                 $5.00        September 5, 2002            Callable (a)
  266,667                 $5.00        September 5, 2002            Non-Callable
   10,000                 $4.50          October 1, 2002            Non-Callable
  224,310                 $4.50        December 30, 2002            Non-Callable
  663,912                 $5.00        September 5, 2002            Callable (a)
---------
1,528,222
=========

(a) The Company will be entitled to call these warrants at any time on and after the date that its Common Stock is traded on any exchange, including the NASD Over-the-Counter Bulletin Board, at a market price equal to or exceeding $7.00 per share for 10 consecutive trading days.

During the nine month period ended September 30, 1998, the Company issued 969,441 callable and non-callable Common Stock Purchase Warrants entitling the holders to purchase 969,441 shares of the Company's Common Stock at prices ranging from $3.75 to $7.50 per share.

The following table summarizes the number of shares reserved for the exercise of Common Stock Purchase Warrants as of September 30, 1998 (Unaudited):

  Shares        Exercise Price      Expiration Date       Callable/Non-Callable
  230,000                 $2.00         June 23, 2002               Non-Callable
  133,333                 $5.00     September 5, 2002               Callable (a)
  266,667                 $5.00     September 5, 2002               Non-Callable
   10,000                 $4.50       October 1, 2002               Non-Callable
  224,310                 $4.50     December 30, 2002               Non-Callable
  663,912                 $5.00     September 5, 2002               Callable (a)
  100,000                 $3.75      January 23, 2003           Non-Callable (c)
    2,000                 $5.00      February 4, 2003               Non-Callable
  230,100                 $5.00        March 12, 2003               Non-Callable
  100,000                 $7.50        March 12, 2003               Non-Callable
   50,000                 $7.50        March 12, 2003               Callable (b)
   90,953                 $7.00        March 12, 2003               Non-Callable
  289,883                 $7.50        March 12, 2003               Callable (b)
---------
2,391,158
=========

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Information subsequent to December 31, 1997 is unaudited)

(a) The Company will be entitled to call these warrants at any time on and after the date that its Common Stock is traded on any exchange, including the NASD Over-the-Counter Bulletin Board, at a market price equal to or exceeding $7.00 per share for 10 consecutive trading days.
(b) The Company will be entitled to call these warrants at any time on and after the date that its Common Stock is traded on any exchange, including the NASD Over-the-Counter Bulletin Board, at a market price equal to or exceeding $10.00 per share for 10 consecutive trading days.
(c) On January 27, 1998, the Company issued 100,000 Common Stock Purchase Warrants exercisable at a price of $3.75 per share to an officer of the Company as compensation. The exercise price was equal to the market value of the Common Stock on the date of grant. The Warrants vest as follows: (a) 25,000 Warrants vested immediately; (b) 25,000 shall vest upon the first anniversary of the employee's employment (January 27,1998) with the Company; (c) 25,000 shall vest upon the second anniversary of employment; and (d) 25,000 shall vest upon the third anniversary of employment. If the officer ceases employment during the vesting period, all nonvested Warrants shall be forfeited.

(6)      INCOME TAXES

As of December 31, 1997, the Company had available, to reduce future taxable income, a tax net operating loss carryforward of approximately $202,000 which expires in 2012. The net operating loss carryforward for tax purposes is not materially different than the net operating loss for financial reporting purposes because the Company has not engaged in drilling and other activities which normally give rise to temporary differences between financial reporting and tax bases of assets and carryforwards under SFAS 109. As of December 31, 1997, the Company has a deferred tax asset of $70,000 which is fully reserved for with a valuation allowance. The deferred tax asset consists entirely of net operating loss carryforward. Utilization of the tax net operating loss carryforward may be limited in the event a 50% or more change of ownership occurs within a three year period. The tax net operating loss carryforward may be limited by other factors as well.

(7)      OTHER

       Related Party Transactions

During the period from inception (June 6, 1997) through December 31, 1997, a director of the Company was paid $20,000 pursuant to a consulting contract for management and geologic evaluation services. In addition, the director subscribed to 350,000 shares of the Company's Common Stock at a price of $0.05 per share ("Founder Shares").

A second director of the Company subscribed to 50,000 Founder Shares at a price of $0.05 per share. In addition, a legal firm with whom the director is a shareholder, subscribed to 20,000 Founder Shares at a price of $0.05 per share. The legal firm represents the Company as general counsel. The legal firm also received 15,000 Common Stock Purchase Warrants presently exercisable at a price of $5.00 per share until expiration on March 12, 2003 in connection with the February 12, 1998 private placement (see Note 4).

A third director of the Company subscribed to 400,000 Founder Shares at price of $0.05 per share.

The Company entered into an expense sharing agreement with Beta Capital Group, Inc., a company owned by the President and Chairman of the Board, and the Treasurer of the Company. The agreement provides for the allocation and reimbursement of certain office expenses such as office rent, secretarial support, office supplies, marketing materials, telephone charges between the Company and Beta Capital Group, Inc. During the period from inception through December 31, 1997 the Company made payments totaling $9,940 to Beta Capital Group, Inc. in connection with this agreement. During the nine months ended September 30, 1998 the Company paid $10,748 in connection with this agreement.

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Information subsequent to December 31, 1997 is unaudited)

Effective October 1, 1997, the Company entered into an agreement to lease office space. The lease agreement provides for a 24-month term expiring in September 1999. Monthly rent payments under the lease agreement commenced in October 1997. The lease agreement was previously in the name in Beta Capital Group, Inc. and was modified and extended by amendment to reflect the Company as tenant. The Company's President and Chairman, and Treasurer are personal guarantors of the lease agreement.

                                     Leases

Effective October 1, 1997, the Company entered into an agreement to lease office space. The lease agreement provides for a 24-month term expiring in September 1999. Monthly rent payments under the lease agreement commenced in October 1997. The Company is recognizing rent expense ratably over the term of the lease. Total minimum future rental payments under this lease are as follows:
                  Fiscal 1998           $ 30,521
                  Fiscal 1999             22,891
                                     -----------
                                       $  53,412
                                     ===========

Rent expense for the periods ended December 31, 1997 and the periods ended September 30, 1997 (unaudited) and 1998 (unaudited) amounted to $7,671, $-0-, and $20,614, respectively.

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Information subsequent to December 31, 1997 is unaudited)

       Employment Contracts

The Company has executed an employment contract dated June 23, 1997 (the "Contract") with its president who also serves as a director. The Contract provides for an indefinite term of employment at an annual salary of $150,000 commencing in October of 1997 and an annual car allowance of up to $12,000. The Contract may be terminated by the Company without cause upon the payment of the following:

       (a) Options to acquire the Common Stock of the Company in an amount equal to 10% of the then issued and outstanding shares containing a five year term, piggyback registration rights and an exercise price equal to 60% of the fair market value of the shares during the sixty day period of time preceding the termination notice, such amount not to exceed $3.00 per share.

       (b) A cash payment equal to two times the aggregate annual compensation.

       (c) In the event of termination without cause, all unvested securities issued by the Company to the Employee shall immediately vest and the Company shall not have the right to terminate or otherwise cancel any securities issued by the Company to the Employee.

On June 23, 1997, the Company entered into an employment agreement with a shareholder. The agreement provides for a two year term at an annual salary of $60,000 for services as "Vice President of Capital Markets". Under separate agreement, the Shareholder subscribed to 350,000 shares of Founders Shares at price of $0.05 per share. The subscription agreement provides that the shares shall vest over a three year period.

       Common Stock Subscribed

As of September 30, 1998, the Company had received subscriptions for Common Stock totaling $1,401,500. The Company received payment for all of the common stock subscriptions subsequent to September 30, 1998. Accordingly, the Common Stock subscribed is treated as a current receivable and as a separate line item in the equity section of the balance sheet as of September 30, 1998. Commissions payable totaling $140,150 have been accrued as of September 30, 1998 representing 10% of the subscriptions receivable.

(8)    COMMITMENTS AND CONTINGENCIES

         Louisiana Transition Zone Project

In February 1998 the Company entered into a joint exploration agreement with Rozel Energy LLC to explore for oil and gas in the Transition Zone of South Louisiana. The exploration area is offshore Louisiana with water depths of up to 60 feet. Rozel Energy was a joint participant in a recent speculative 3-D seismic survey covering over 2,000 square miles of the Transition Zone and has identified a series of prospects from its interpretations of the data. The Company has agreed to provide a total funding commitment of up to $3,000,000 over a one year period to Rozel Energy to be utilized in the acquisition of leases on such prospects in the Transition Zone. In the event the Company does not or is unable to provide lease acquisition funds within fifteen days of receiving notice therefor, it shall forfeit its right of participation in such leases. In consideration for providing the lease acquisition funds, the Company shall be entitled, but not obligated, to participate for a 12.5% working interest, more or less, on a prospect by prospect basis on leases acquired by Rozel Energy utilizing lease acquisition funds provided by the Company. The Company shall be entitled

                              BETA OIL & GAS, INC.
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Information subsequent to December 31, 1997 is unaudited)

to reimbursement of lease funds advanced for prospects in which it elects not to participate. The Company shall be entitled to such reimbursement if and when Rozel either sells or otherwise conveys (i.e. farmout) its interest in, or drills, the Prospect, whichever occurs first. The Company's 12.5% working interest shall be subject to a 6.25% back-in after payout, proportionately reduced, on a prospect by prospect basis. Furthermore, the Company is obligated to pay a $50,000 fee per one eighth working interest of the Company (or prorated portion thereof) on those prospects in which it elects to participate.

 (9)     SUBSEQUENT EVENTS

         Private Placement

On February 12, 1998, the Company commenced a private placement offering of equity units at a subscription price of $20 per unit. Each unit consists of four shares of the Company's Common Stock and one callable Warrant to purchase one share of its Common Stock at a price of $7.50 per share for a period of five years from the date of issuance. The Company elected to extend the offering period until November 2, 1998 at which time the offering was terminated. During the month ended October 31, 1998 the Company issued 24,000 common shares and 6,000 Common Stock Purchase Warrants exercisable at $7.50 per share pursuant to this offering for gross proceeds of $120,000. In addition, the Company has issued 2,400 Common Stock purchase warrants exercisable at $7.00 per share for services rendered in connection with the offering.

         Initial Public Offering; Registration of Common Stock

The Company is filing an S-1 Registration Statement with respect to its Common Stock. The S-1 Registration Statement contains two forms of prospectus: One prospectus will be used in connection with the sale by the Company of up to 880,000 shares of its Common Stock in a best efforts underwritten public Offering and the other prospectus will be used by existing shareholders of the Company in effectuating sales from time to time, for their own account, of their shares of Common Stock, principally in over-the-counter transactions.

================================================================================
No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Representative. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                TABLE OF CONTENTS


Additonal Information.........................................................
Prospectus Summary............................................................
Risk Factors..................................................................
Use of Proceeds...............................................................
Determination of Offering Price...............................................
Dilution......................................................................
Capitalization................................................................
Dividends.....................................................................
Selected Consolidated Financial Data..........................................
Management's Discussion and Analysis of
  Financial Condition and Results of Operations...............................
Glossary......................................................................
Business......................................................................
Properties....................................................................
Management....................................................................
Executive Compensation........................................................
Summary Compensation Table....................................................
Principal Shareholders........................................................
Certain Relationships and Related Party Transactions..........................
Description of Securities.....................................................
Shares Eligible for Future Sale...............................................
Underwriting..................................................................
Legal Matters.................................................................
Experts.......................................................................
Financial Statements..........................................................



                            ----------------------

Until ___, 1999 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================


                              BETA OIL & GAS, INC.

                                600,000 (MINIMUM)
                                880,000 (MAXIMUM)
                             SHARES OF COMMON STOCK
                                ($.001 Par Value)

                                 ---------------

                                   PROSPECTUS

                                 ---------------




                                 _________, 1999


================================================================================

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
                                 ALTERNATE PAGE

                 SUBJECT TO COMPLETION, DATED NOVEMBER 16, 1998
                                   PROSPECTUS

                              BETA OIL & GAS, INC.

                        9,615,155 SHARES OF COMMON STOCK
                                ($.001 Par Value)

This Prospectus ("Prospectus") relates to the possible sale, from time to time, by certain shareholders ("Selling Security Holders") of the Company of up to 7,029,492 shares of Common Stock, and 2,585,663 shares of Common Stock issuable upon exercise of unregistered Common Stock Purchase Warrants (the "Warrants"). Each of the Warrants entitles the holder to purchase one share of Common Stock at the agreed Exercise Price during the period stated in the Warrant. The Exercise Prices vary from $2.00 to $7.50 per Warrant. (See Description of Securities; Resale by Selling Security Holders.) The Company will not receive any proceeds from sales by Selling Security Holders, except to the extent that Warrantholders choose to exercise their Warrants, in which case the Company will receive the exercise price thereon net of a 5% commission payable to the broker of record, if any.

         Prior to the Offering, there has been no public market for the Common Stock. The Company intends to apply for quotation on The Nasdaq SmallCap Market under the symbol "BETA." See "Underwriting" for factors considered in determining the initial public Offering price.

         THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 9.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                                 Total Gross Proceeds to
                          Price Per Share         the Selling Security
                                                        Holders
                          -----------------     -------------------------

 Public Offering Price    $        6.00        $               42,176,952

7,029,492 shares of Common Stock and 2,585,663 shares of Common Stock issuable upon exercise of unregistered Warrants will be offered by the Selling Security Holders from time to time in market transactions at prevailing prices on the Nasdaq Small Cap Market or a similar market. The Company will not receive any proceeds from possible resale by the Selling Security Holders of their respective shares of the Company's Common Stock. The Company will receive gross proceeds of $13,748,821 if all outstanding Warrants are exercised net of a 5% commission payable to the brokers of record, if any. There can be no assurance that any Warrants will be exercised. The Selling Security Holders may effect such transactions by selling their shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of such shares of Common Stock for whom such broker-dealer may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Company has agreed to bear all expenses estimated at approximately $89,314.70 in connection with the registration of the shares of Common stock to which this Prospectus relates.

                The date of this Prospectus is ___________, 1999

                                 ALTERNATE PAGE
                               PROSPECTUS SUMMARY

      THE FOLLOWING IS ONLY A SUMMARY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS. YOU SHOULD ALSO READ THE DETAILED INFORMATION AND FINANCIAL
                    STATEMENTS APPEARING AFTER THIS SUMMARY

                                   THE COMPANY

         Beta Oil & Gas, Inc. ("Beta" or the "Company") is an oil and gas company organized in June 1997 to engage in the exploration, development, exploitation and production of natural gas and crude oil. The Company's operations are currently focused in proven oil and gas producing trends primarily in South Texas, Louisiana and Central California The Company believes that the availability of economic 3-D seismic surveys has fundamentally changed the risk profile of oil and gas exploration in these regions. Recognizing this change, the Company has aggressively sought to acquire significant prospective acreage blocks for targeted, proprietary, 3-D seismic surveys. As of September 30, 1998, the Company had assembled approximately 192,000 gross acres under lease or option.

         Approximately 94% of the Company's current acreage position is covered by proprietary 3-D seismic data that the Company has acquired, or is in the process of acquiring, through joint participation with operating oil and gas companies. From the data generated by its initial five proprietary seismic surveys, covering 313 square miles, in excess of 100 potential drillsites have been identified.

         Approximately $10,000,000, representing 60% of the total funds raised to date by the Company, have been utilized to acquire working interests in lands and seismic data in the onshore Texas Gulf Coast region. The Company's interests in the onshore Texas properties are operated by Parallel Petroleum Corporation ("Parallel"). Representatives of Parallel have informed the Company that drilling in these projects will commence during the first quarter of 1999 and continue throughout the year The Company anticipates that participaton in exploratory and drilling projects in South Texas will constitute its primary activity during 1999.

         The balance of the funds raised to date have been utilized primarily to fund various domestic and international exploratory activities. The Company's exploratory activities in areas outside of Texas have resulted in two oil and gas discoveries, located, respectively, in the Gulf of Mexico offshore from Louisiana, andin Central California. It is anticipated that the Company will expend additional funds to explore these areas during 1999 and future periods.

         The Company's capital budgets for 1999 of approximately $8,300,000 (subject to available funds), includes amounts for the acquisition of additional 3-D seismic data and for the drilling of 38 gross wells (8.39 net wells) in 1999 with with working interests ranging from 12.5% to 75% and averaging 22% per well. A majority of the budgeted wells will be drilled in Jackson County, Texas.In addition, the Company anticipates that as its existing 3-D seismic data is further evaluated, and 3-D seismic data is acquired over the balance of its acreage, additional prospects will beidentified for drilling beyond 1999.

         The Company intends to rely on joint ventures with qualified operating oil and gas companies to operate its projects through the exploratory and production phases. This will reduce general and administrative costs necessary to conduct operations. As of the date of this Prospectus, the Company was not operating, nor did it have any working interest in, any producing oil and gas wells.

                                 ALTERNATE PAGE
                                  The Offering

Common Stock offered by the
Selling Securityholders:(1)                      9,615,155 shares (1)
Common Stock Warrants:                           2,585,663
Common Stock to be
Outstanding after the Offering:(2)               7,029,492 shares

Use of Proceeds:                                 The Company  will not receive
                                                 any  proceeds  from the sale
                                                 of securities by the Selling
                                                 Security  Holders,  although
                                                 it  could  realize  as  much as
                                                 $13,748,821 (less an
                                                 approximate 5% commission to
                                                 any  brokers of record) if
                                                 all  Warrants  are   exercised.
                                                 The  proceeds  from  the
                                                 exercise  of  Warrants  will be
                                                 used for  general  working
                                                 capital purposes
Risk Factors:                                    An investment in the Company's
                                                 securities involves a high
                                                 degree of risk.  For a
                                                 discussion  of certain risk
                                                 factors affecting the Company,
                                                 see "Risk Factors."
Proposed Nasdaq SmallCap Market Symbol:(3)                    BETA


(1) Includes 2,585,663 shares of Common Stock reserved for issuance upon exercise of the Warrants.
(2) Does not include Common Stock issuable upon exercise of outstanding Warrants. In addition, it does not include between 600,000 (Minimum) and 880,000 (Maximum) shares of commons stock which are being offered by the Company concurrently with this Offering.
(3) There is no assurance that the Common Stock will be approved for listing in the Nasdaq SmallCap Market or that a trading public market will develop, or, if developed, will be sustained. See "Risk Factors - Absence of Prior Trading Market; Potential Volatility of Stock Price."

Beta Oil & Gas, Inc., including its wholly-owned subsidiary BETAustralia, LLC, a limited liability company organized under the laws of California, for the purposes of acquiring, evaluating and developing exploration blocks in Australia, are collectively referred to herein as the "Company" or "Registrant." The Company's corporate headquarters are located at 901 Dove Street, Suite 230, Newport Beach, California 92660. The Company's telephone number is (949) 752-5212.

                                 ALTERNATE PAGE
                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of securities by the Selling Security Holders. The Company intends to utilize the proceeds received from the exercise of any Warrants, estimated to be $13,748,821 (less a 5% commission to the brokers of record if applicable) if all Warrants are exercised in full, for general corporate and working capital purposes as well as for exploratory and development drilling on its various projects. There can be no assurance that any of the Warrants will be exercised. This is the Company's best estimate of its use of proceeds generated from the sale of shares by the Company and the possible exercise of Warrants based on the current state of its business operations, its current plans and current economic and industry conditions. Any changes in the projected use of proceeds will be made at the sole discretion of the Company's Board of Directors.

                                 ALTERNATE PAGE
                       RESALE BY SELLING SECURITY HOLDERS

     This Prospectus relates to the proposed resale by the Selling Security Holders of up to 7,029,492 shares of outstanding Common Stock as well as the resale of up to 2,585,663 additional shares of Common Stock issuable upon exercise of the Company's outstanding Common Stock purchase warrants. The shares being registered hereby represent all of the currently issued and outstanding Common Stock of the Company and shares of Common Stock issuable upon exercise of all of the Company's outstanding Common Stock purchase warrants. The following tables set forth as of September 1, 1998 certain information with respect to the persons for whom the Company is registering the shares for resale to the public. The Company will not receive any of the proceeds from the sale of the shares, but will receive a maximum of $13,688,821 if the Warrants listed below are exercised.


                                                                                                   Common    Percentage
                                                                                         Common     Stock      Owned
                                                                                          Stock   Underlying  If More
                              Security Holder                                            Shares   Warrants    Than 1%
                              ---------------                                            ------   --------    -------
15TH STREET PARTNERS                          A LIMITED PARTNERSHIP                        20,000    20,000      -
ALSTROM, JOHN K.  &                           ALSTROM, DOREEN Y.  COM PROP                  8,000     2,000      -
ALTER, SCOTT C                                                                              4,000     1,000      -
ANDERSON, RAYMOND A.  &                       ANDERSON, PATRICIA ANN                        1,336       334      -
ANDERSON, SAMUEL THOMAS  &                    ANDERSON, DIANA LEE  JTWROS                  10,000     2,500      -
ANTRY, JO LAYNE  TTEE                         ANTRY, JO LAYNE  REV INT TR U/A DTD          10,000         0      -
                                              5/11/93
ANTRY, SARA ELIZABETH                                                                           0    12,500      -
ANTRY, STEVE  &                               ANTRY, LISA                               1,500,000         0     21%
ANTRY, W FRED                                                                              10,000         0      -
ANTRY, WILLIAM WARREN                                                                       5,000         0      -
ARAX, NAVO  &                                 ARAX, JOSETTE  COM PROP                       1,000       250      -
ARKOOSH, JOHN T  &                            ARKOOSH, GAIL A  JTWROS                       8,000     2,000      -
ARKOOSH, JOHN T                                                                                 0    23,200      -
ARKOOSH, THOMAS J                                                                           8,000     2,000      -
ASSEMI, MASSOUD                                                                             2,000       500      -
ASSEMI, SAID  IRA                                                                           2,000       500      -
AVANT, DON L                                                                                    0       800      -
BAIRD, RALPH                                                                                    0    10,000      -
BALAKIAN, LARRY                                                                             4,000     1,000      -
BARBOUR, MATT                                                                               8,000     2,000      -
BEAR STEARNS SECURITIES CORP CUST FBO         MANZ, VIRGINA C  IRA #5859520214048          20,000     5,000      -
BEAR STEARNS SECURITIES CORP CUST FBO         LACY, FREDERICK  SEP IRA                     13,120     3,280      -
BENNETT, BILL  &                              BENNETT, JOYCE L  COMMUNITY PROPERTY         10,200     2,550      -
BENNETT, JACK K  &                            BENNETT, GLORIA E                            10,000         0      -
BENNETT, LAURIE LEA                                                                         5,000         0      -
BERBERIAN & GAZARIAN FAMILY FOUNDATION                                                     10,000     2,500      -
BERLINER, WILLIAM P  &                        BERLINER, MARIE E  JTWROS                     4,000     1,000      -
BERTAINA, LAWRENCE J  TTEE                    BERTAINA, LAWRENCE J  REV LIV TR DTD          2,000       500      -
                                              09/18/89
BIPPUS, JUNE                                                                                    0     4,000      -
BIPPUS, WANDA JUNE                                                                              0     5,000      -
BIRCHTREE FINANCIAL SERVICES INC.                                                               0     1,442      -
BLACK DIAMOND BLADE INC  PROFIT SH PL & TR    BRENNER, FRANKLIN  TTEE                      19,000     4,750      -
BLACK, JOHN M  &                              BLACK, JOYCE E.  JTWROS                       4,000     1,000      -
BLAIR, SUSAN A                                                                              6,000     1,500      -
BLOUNT, LAMARUS L.  &                         BLOUNT, MICHELLE T.  JTWROS                  12,000     3,000      -
BLUM, DEREK E                                                                               1,000       250      -
BLUM, GERALD H.                                                                             1,348       334      -
BLUM, RYAN H                                                                                1,000       250      -
BOESEL, JOHN                                                                                          1,200      -
BOGHOSIAN, NICHOLAS P & NANCY  TTEES FBO      BOGHOSIAN FAMILY TRUST UTD 11-20-90           4,000     1,000      -
BONNER, CHARLES B.                                                                         10,668     2,667      -
BONNER  JR, S.M.                                                                            8,000     2,000      -
BORELLI, DON                                                                                8,000     2,000      -
BOSWELL, GEORGE  &                            BOSWELL, NORMA G.  JTWROS                     4,000     1,000      -

                                                         ALTERNATE PAGE
                                                                                                   Common    Percentage
                                                                                         Common     Stock      Owned
                                                                                          Stock   Underlying  If More
                              Security Holder                                            Shares   Warrants    Than 1%
                              ---------------                                            ------   --------    -------
BOVA, MICHAEL F  &                            BOVA, L. MICHELLE  TIC                        4,000     1,000      -
BOWERS, STEVEN W.  &                          BOWERS, SYBIL A.                              2,600       650      -
BOYD, KEN  TTEE FBO                           KENCO INVESTMENT INC PROFIT SHARING PLAN      2,000       500      -
BOYD, KEN                                                                                   2,000       500      -
BRAGG, ROBERT M  TTEE FBO THE                 BRAGG, ROBERT M  SEPARATE PROPERTY TR        17,112     4,278      -
                                              5-30-72
BRENNER, FRANK                                                                             19,000     4,750      -
BRENNER, HOBY  &                              BRENNER, ALEXIS                              18,332     4,583      -
BRILL  JR, WILLIAM B.  &                      BRILL, DOLORES M  TIC                         8,000     2,000      -
BROOKSHIRE, G. LEE  &                         BROOKSHIRE, JANEL M.                          6,000     1,500      -
BRUNY, STEPHEN J.                                                                           4,000     1,000      -
BUCKENBERGER, ROBERT A.  IRA                                                                4,000     1,000      -
BURKS, STEVE                                                                                    0     8,464      -
CAMBRIDGE, THOMAS R.  TTEE                    CAMBRIDGE PRODUCTION INC.401K PRF SH PLN      8,000     2,000      -
CANALES, JAMES P.                                                                           4,000     1,000      -
CANADA, LEESA NAN HOLLAND                                                                   2,000       500      -
CARIB FINANCIAL                                                                                 0    10,000      -
CARLISLE, FRED H  TTEE FBO                    CARLISLE, FRED H & SUE Z  REV TRUST           2,000       500      -
CARLISLE, FRED H.  &                          CARLISLE, SUE Z.  REV TRUST                   2,000       500      -
CARR, GARY B.                                                                               6,000     1,500      -
CASEY FAMILY TRUST UTD 04/18/90                                                             8,000     2,000      -
CASEY, LARRY W & SUANNE BLAIR  TTEES FBO      CASEY FAMILY TRUST UA DTD 4-18-90             4,000     1,000      -
CASWELL  BELL  HILLISON  BURNSIDE &           GREER SHARING TR  FBO JAMES M BELL            1,000       250      -
CASWELL, G THOMAS  JR &                       CASWELL, CAROL W  COMMUNITY PROPERTY          6,000     1,500      -
CASWELL, THOMAS                                                                             4,000     1,000      -
CENTANNI, RANI                                                                                  0     1,000      -
CHANNER, GARY J  & PATRICIA J TTEES           CHANNER FAMILY TRUST                          4,000     1,000      -
CHANNER, GARY J.                                                                            8,000     2,000      -
CHAN, JACKY C.                                                                              1,000       250      -
CHERRY, ROBERT T & TAY N  TTEES               CHERRY FAMILY TRUST                           2,000       500      -
CHILDS, SPENCER                                                                                 0     2,000      -
CHIZMAR, LAWRENCE E  JR IRA                                                                 2,000       500      -
CHOOLJIAN, LEO                                                                              8,000     2,000      -
CHOOLJIAN, MEHRAN & MADELINE  TTEES FBO       CHOOLIJAN, MERHAN & MADELINE  FAM TR DT      22,000     5,500      -
                                              08/91
CHOOLJIAN, MEHRAN  &                          CHOOLJIAN, MADELINE                          10,000     2,500      -
CHOOLJIAN, MICHAEL                                                                          2,700       675      -
CIFELLI, THOMAS A  LIVING TRUST                                                                 0       231      -
CITY NATIONAL BANK TTEE FBO                   APPLICATION SOFTWARE INC PROF SH TR          16,000     4,000      -
CLARK, JEFF                                                                                             840      -
COFFMAN, SUSAN M  &                           COFFMAN, LEROY B  II COMMUNITY PROPERTY      16,000     4,000      -
COHEE, GARY                                                                                     0     2,500      -
COLBERT ENTERPRISES PRF SHR PLN               COLBERT  TTEE, FLOYD O.                       4,000     1,000      -
COLLETTE, DAVID G.                                                                          2,600       650      -
COLLINS, TRUDY G.                                                                           3,000       750      -
COLTON INVESTMENTS LLC                                                                      8,000     2,000      -
COLTON, RANDALL WAYNE                                                                      60,000    15,000      -
CONNOLLY, JOSEPH  & BETTY LOU CONNOLLY        FAMILY TRUST UTD 1-24-92                     16,000     4,000      -
CONSTRUCTION DEVELOPERS INC.                                                               16,000     4,000      -
CONZELMAN, MAX                                TTEE MAX CONZELMAN TR UTD 06/10/91            1,332       333      -
COPELAND, CARRIE                                                                            1,000         0      -
COPELAND, COURTNEY                                                                          1,000         0      -
COPELAND, GREGORY                                                                           1,000         0      -
COPELAND, KRISTEN                                                                           1,000         0      -
COPELAND, LEE R &                             COPELAND, CAROL S  JTWROS                     2,000     1,750      -
COPELAND, LEE R                                                                             2,000       500      -
COPELAND, NATHAN LEWIS -                                                                    1,000         0      -
CORNWELL, KNOWLES                                                                           8,000     2,000      -


                                                         ALTERNATE PAGE
                                                                                                   Common    Percentage
                                                                                         Common     Stock      Owned
                                                                                          Stock   Underlying  If More
                              Security Holder                                            Shares   Warrants    Than 1%
                              ---------------                                            ------   --------    -------
CORRIN, ALLAN A                                                                             8,000     2,000      -
COSTNER-MCIHENNY, KATHY M                                                                   2,000       500      -
CULLUM, TIM                                                                                     0     8,464      -
CUMMINGS, RICHARD & LAURA  TTEES              CUMMINGS, RICHARD  REV TR UTD 01/17/96        6,668     1,667      -
CUNNINGS, ROY W.  &                           CUNNINGS, NORMA D.                            2,700       675      -
CURRY, PATRICK GREGG                                                                        8,000     2,000      -
CURTIS, CHARLES ELLIOTT & CHARLENE ANN  TEES  CURTIS, CHARLES & CHARLENE  FAM TR            7,336     1,834      -
                                              4-15-94
CUTLER, STANLEY                                                                             4,000     1,000      -
DAHLIA FINANCIAL LTD.                                                                           0   400,000      -
DANDELION INTERNATIONAL LTD                                                               177,776    44,444     2.5%
DAVIS, CHRISTINE                                                                            5,000         0      -
DAVIDIAN, DOUGLAS B & ROBYN D  TTEES          DAVIDIAN REV TR DTD 07/05/95                  8,000     2,000      -
DAVIDIAN, DOUG                                                                              2,000       500      -
DAVIDIAN, HAIG                                                                                  0    10,000      -
DAVIDIAN, HAIG                                                                             24,000     6,000      -
DAVIDSON, JANICE A  TTEE UA DTD 5-19-81                                                     6,000     1,500      -
DEBOOY, DAVID P  &                            DEBOOY, RUTH E  JTWROS                        2,000       500      -
DEFONSEKA, MAHENDRA  M.D.                                                                   1,500       375      -
DELAWARE CHARTER GUARANTEE & TRUST T/F        HAGERTY, WILLIAM KELLY                        8,000     2,000      -
DESMOND, JOSEPH F  TTEE OF THE                DESMOND SURVIORS TRUST                       14,000     3,500      -
DESMOND, JOSEPH F                                                                           8,000     5,500      -
DICKISON-RYSKAMP, JUDITH                                                                        0       660      -
DICKISON-RYSKAMP, JUDITH                                                                    2,000       500      -
DIR, DALE B  TTEE FBO THE DALE B DIR          LIVING TRUST DTD 11-3-93                     12,000     3,000      -
DIR, RODNEY D                                                                              12,000     7,400      -
DIXON, BILL                                                                                     0     2,000      -
DOMME  M.D., SYLVESTER                                                                      1,332       333      -
DONALDSON  LUFKIN  JENRETTE SECURITIES CUST   FILEDS, STEPHEN A  IRA DLJ AC#6JC105452       3,000       750      -
DOW, ROBERT L  JR                                                                           5,000     1,250      -
DRAKE, RONALD L.                                                                           12,000     3,000      -
DUBOIS, J.SCOTT  &                            DUBOIS, CYNTHIA A.  JTWROS                    8,000     2,000      -
DUNCAN, LARRY R.                                                                            4,000     1,000      -
DUNCAN, ROBERT E.  TTEE FBO                   DUNCAN FAMILY TRUST 1986                     10,000     2,500      -
DUNCAN, ROBERT E.  &                          DUNCAN, LINDA L.  COMM PROP                  50,000    12,500      -
EGAN, RICHARD M                                                                             1,000       250      -
ELHAJ, ABED K.                                                                              6,000     1,500      -
ELLIOTT, BRUCE                                                                              2,000       500      -
ELLIS, JOHN STEVEN  SR &                      ELLIS, REBECCA C  JTWROS                      6,000     1,500      -
EVANS, MARK A  &                              EVANS, STACEY D  JTWROS                       1,332       333      -
EVEREN CLEARING CORP CUST FBO                 COLLETTE, DAVID G.  SEP IRA                   4,000     1,000      -
EVERS, MARJORIE S                                                                           8,000     2,000      -
EVETTS, CURTIS A                                                                            8,000     2,000      -
FAMALETTE, JAMES R  &                         FAMALETTE, DWANNA N  COMMUNITY PROPERTY       4,000     1,000      -
FASI, RALPH                                                                                 8,000     2,000      -
FETTERS, R T                                                                              350,000         0      5%
FIELDS FAMILY ADMINISTRATIVE TRUST                                                          4,000     1,000      -
FIELDS, KATHRYN R  TTEE                       FIELDS GRANDCHILDREN'S TRUST                  4,000     1,000      -
FIELDS, KATHRYN R  TTEE FBO                   FIELDS, KATHRYN R  SURVIVORS TR UDT           8,000     2,000      -
                                              03/27/81
FIFTEENTH STREET PARTNERS L.P.                                                             26,668     6,667      -
FINE, HOWARD F  &                             FINE, CAROL M  TTEES FINE REV TR DTD        120,000    30,000      2%
                                              12/1/88
FISCHER, STEPHEN L                                                                        350,000    25,000      5%
FOERSTER, STEVEN P                                                                         16,000     4,000      -
FOSTER, RAYMOND T & LEITA  TTEES OF THE       FOSTER, RAY T  REVOCABLE TRUST                5,668     1,417      -
FOX & COMPANY INVESTMENTS INC.                                                                  0       313      -
FRANEY, ROGER C.                                                                            4,000     1,000      -
FRAZER, JOE W  M.D. &                         FRAZER, JILL B.  JTWROS                       4,000     1,000      -
FREDSON, RONALD A  &                          FREDSON, MARGARET A  JTWROS                   8,000     2,000      -
FRICK, C. WALTER  TTEE OF THE                 FRICK FAMILY TRUST UTD 1-31-92                4,000     1,000      -

                                                         ALTERNATE PAGE
                                                                                                   Common    Percentage
                                                                                         Common     Stock      Owned
                                                                                          Stock   Underlying  If More
                              Security Holder                                            Shares   Warrants    Than 1%
                              ---------------                                            ------   --------    -------
FRICK, C. WALTER                                                                            4,000     1,000      -
FROGGATTE, THERON L                                                                         1,332     4,374      -
FUJINAKA, STEVE HISAO                         FUJINAKA, BARBIE  JTWROS                     24,000     6,000      -
GALBRAITH, JACK H  TTEE                       JACK H GALBRAITH TR UTD 05/25/95              5,332     1,333      -
GAMMAGE & BURNHAM PROF SH PL #18                                                            2,000       500      -
GAZARIAN, ARNOLD H & DIANE B  TTEES FBO       GAZARIAN FAMILY TRUST                        16,000     4,000      -
GBS FINANCIAL CORP                                                                              0     3,621      -
GESSERT, CHARLES                                                                            4,000     1,000      -
GETZ, KAREN A.                                                                              1,000       250      -
GIDDINGS, DEBRA  &                            GIDDINGS, RICHARD  JTWROS                     8,000     2,000      -
GIDDINGS, RICHARD J.  &                       GIDDINGS, CAROL H.                            8,000     2,000      -
GLASCO, DALE  TTEE                            GLASCO FAMILY TRUST                           8,000     2,000      -
GLASPEY, RODGER C  TTEE                       GLASPEY FAMILY TRUST UTD 05/15/92            20,000     5,000      -
GORDON, CHRIS                                                                              56,000    14,000      -
GOULD, PAUL L.                                                                             11,000     2,750      -
GRALNICK, MARK AVERY                                                                        4,000     1,000      -
GRAY, BETTY CURTIS                                                                          8,000     2,000      -
GRIDER, ROBERT E.  &                          GRIDER, JEANETTE  COMM PROPERTY               1,000       250      -
GRIDER, ROBERT E  &                           GRIDER, JEANETTE                              2,000       500      -
GRIFFIN, JAMES                                                                                  0     2,000      -
GROSS, RONALD I                                                                                 0        51      -
GRUS, GEORGE W  &                             GRUS, LIBBY  JTWROS                           8,000     2,000      -
H. ARNOLD KELA FARMS EMPLOYEE RETIREMENT      PLAN & TRUST DTD 12-28-71                    14,000     3,500      -
HAFER, EDWARD                                                                               8,000     2,000      -
HAGERTY STEWART & ASSOCIATES                                                                    0    53,756      -
HAGERTY, WM KELLY & GLADYS W  TTEES FBO       HAGERTY TRUST DTD 11/24/92                        0     8,160      -
HANGEN, DONALD H & PATRICIA C  TTEES          HANGEN FAMILY TRUST UTD 3-6-96                2,000       500      -
HANOIAN, DARRYL G.                                                                          2,700       675      -
HANSON, AMY ANN                                                                             1,000         0      -
HANSON, MARY ANN                                                                            1,000         0      -
HANSON, PEDER CHRISTIAN                                                                     1,000         0      -
HANSON, ROBERT FRANKLIN                                                                     1,000         0      -
HARDMAN, GARY D                                                                             4,000     1,000      -
HARDIN, JAMES  &                              HARDIN, DIANE  COM PROP                       2,000       500      -
HARRIES, EUGENE J.  &                         HARRIES, EDEN L.  JTWROS                      1,000       250      -
HARRIS, PATRICIA                                                                                0     5,000      -
HARTOG, B. M. DEN  TTEE OF THE                HARTOG, DEN 1989 FAMILY TR UA DTD 6-13-89     3,000       750
HARTOG, B. M. DEN                                                                           2,000       500      -
HARTMAN, JOHN                                                                               2,000       500      -
HASKER, DAN C                                                                               8,000     2,000      -
HAWKINS, BRUCE E  &                           HAWKINS, KATHY B                              5,000         0      -
HEITKOTTER, JAMES  &                          HARTLEY, JUNE G  JTWROS                       6,000     1,500      -
HELMER, JAMES D  & IRIS C HELMER  TTEES FBO   HELMER FAMILY TRUST DTD 5-1-97                4,000     1,000      -
HENDRICKS, FRANK  IRA #83003228                                                             2,000       500      -
HERNDON, BILL                                                                                   0     6,421      -
HIBNER, RICHARD W  &                          HIBNER, EILEEN W  COM PROP                   21,844     5,461      -
HILL, T WILLIAM  &                            HILL, BARBARA C  JTWROS                       8,000     2,000      -
HILL, T. WILLIAM  &                           HILL, BARBARA C  JTWROS                       4,000     1,000      -
HIRSCHFELD, DAVID S.                                                                        5,368     1,342      -
HLLYWA, JOHN  &                               HLLYWA, CYNTHIA  JTWROS                       2,500     5,000      -
HOBBS, JERRY C.  &                            HOBBS, SARAH JANE  TIC                        4,000     1,000      -
HODGES, JOSEPH MICHAEL                                                                     17,332     4,333      -
HODGES, MICHAEL S                                                                               0     5,000      -
HOFFMAN, DAROL  TTEE FOR RICHARD D GORDON INC PROFIT SHARING PLAN                          20,000     5,000      -
HOFFMAN, DAROL                                                                             10,000     2,500      -
HOLDEN, GREGORY M  &                          HOLDEN, NANCY                                 1,000       250      -
HOLDER, MARY LYNN                                                                           1,000         0      -
HOLLAND, C.T.                                                                              24,000     6,000      -
HOLLAND, PAMELA J                                                                           2,000       500      -


                                                         ALTERNATE PAGE
                                                                                                   Common    Percentage
                                                                                         Common     Stock      Owned
                                                                                          Stock   Underlying  If More
                              Security Holder                                            Shares   Warrants    Than 1%
                              ---------------                                            ------   --------    -------
HOMEN, ROBERT E.  &                           HOMEN, LUCY M.  COM PROP                      5,000     1,250      -
HOPKINS, ALAN R & KAREN D  TTEES              UNDER THE DECLARATION OF TRUST DTD            1,000       250      -
                                              1-23-90
HORN, J.P. & JILL B                           COMMUNITY PROPERTY                            2,000       500      -
HORWITZ, FLOYD                                                                              5,000         0      -
HORWITZ & BEAM                                                                             20,000    15,000      -
HORWITZ, LAWRENCE                                                                          50,000         0      -
HOULIHAN SMITH & CO. INC. (NEVADA)                                                              0    30,800      -
HOWARD, FRED                                                                                4,000     1,000      -
HUBER, DAVID S                                                                              8,000     2,000      -
HUGHES, BETTY R  TTEE EST                     U/A/T DTD 10/16/97                           20,000     5,000      -
HUGHES, BETTY R.  TTEE                        HUGHES, REUBEN P AND BETTY R  TR UA          10,000     2,500      -
                                              11/30/71
HUGHES, JOSEPH BERNARD                                                                      1,000       250      -
HUNNICUTT, LUTHER C.  &                       HUNNICUTT, CARROL N.  COM PROP                6,000     1,500      -
INNIS, ELIZABETH A.                           LIVING TRUST DTD 6/28/89                      6,700     1,675      -
IORIO, GLORIA JEAN  IRA                                                                     4,000     1,000      -
JACHENS, ALBERT M                                                                           1,000       250      -
JACOBS, DAVID A                                                                             2,000       500      -
JEFFRIES, JOHN R  &                           JEFFRIES, PAMELA A  COMM PROP                 1,000       250      -
JENSEN, RODGER B                                                                           10,000     2,500      -
JOBE, CHRISTOPHER M.  &                       WUCHENICH-JOBE, MELANIE M.  JTWROS            8,000     2,000      -
JOE B FIELDS FAMILY PARTNERSHIP  L.P.                                                       4,000     1,000      -
JOHNSON, J. RONALD  &                         JOHNSON, CHRISTINE E  JT TEN                  1,000       250      -
JONES, CARROLL SHANNON  TTEE                  JONES TRUST, CARROLL SHANNON                 10,400     2,600      -
JONES, LEO & MARGARET L  TTEES                JONES FAMILY TRUST                              400       100      -
JONES, STANLEY F  &                           JONES, BOBBE C                                4,000     1,000      -
JONES, THOMAS H.  &                           JONES, SHIRLEY                                2,668       667      -
JURA, ROY  &                                  JURA, BETTY JANE  COM PROP                    3,352       838      -
K & B DEVELOPMENT INC PROFIT SHARING TR FBO   KUNZ, R. KENT                                 9,000     2,250      -
THE KASHIAN GROUP LTD.                                                                      8,000     2,000      -
KECK, HUNTER  TTEE                            KECK FAMILY TR UTD 03/21/78                   8,000     2,000      -
KELA, H. ARNOLD  &                            KELA, COLLEEN F.  COM PROP                   18,668     4,667      -
KELA FARMS CORPORATION                                                                     12,000     3,000      -
KELTON, LISA  TTEE FBO MICHAEL K KELTON       LISA KELTON LIVING TR                         2,000       500      -
KEMP, CHARLES                                                                              16,000    11,500      -
KEMP, KELLY                                                                                20,000    30,000      -
KENCAROL INC. A CORPORATION                                                                18,000     4,500      -
KENFIELD, STEPHEN C.  &                       KENFIELD, ANN E.                              4,000     1,000      -
KENNEDY, THOMAS J & EILEEN M  TTEES FBO       KENNEDY, THOMAS J & EILEEN M  REV TR NO.1     8,000     2,000      -
KENT, R  TTEE FBO T.T.& K.                    EDUCATIONAL TRUST II                          4,000     1,000      -
KEROLA, GREG                                                                                2,500         0      -
KEROLA, RYAN                                                                                2,500         0      -
KESZLER, GARY R.  &                           KESZLER, MARLENE  JTWROS                      6,000     1,500      -
KHASIGIAN, HARRY A.  &                        KHASIGIAN, LYNDA H.                          13,332     3,333      -
KHASIGIAN, HARRY A & LYNDA H  TTEES           THE KHASIGIAN REVOC LIV TR DTD 7-24-91        8,000     2,000      -
KHAYYAM, MANSOUR  &                           KHAYYAM, VICTORIA  JTWROS                    16,000     4,000      -
KILPATRICK, BYRON  &                          KILPATRICK, MYRIAM  JTWROS                   24,000     6,000      -
KIMBALL, ROBERT L.  &                         KIMBALL, ELIZABETH S.  JTWROS                 8,000     2,000      -
KIMURA MARKETS                                                                              7,000     1,750      -
KINARD, CRAIG S                                                                             6,000     1,500      -
KINARD, JOHN C                                                                              4,000     1,000      -
KING, GERALD W & EDITH C  TTEES FBO           KING FAMILY TRUST UTD 01/22/93               12,000     3,000      -
KINSMAN, ROBERT L & ANNETTE M                 FAMILY LIMITED PARTNERSHIP (CORP)             8,000     2,000      -
KOBORI, MARVIN S  DDS                         PROF CORP PEN PL                              4,000     1,000      -
KOKILA, RICHARD A.  &                         KOKILA, NAN M.  JTWROS                        4,000     1,000      -
KOONCE, JOHN P                                                                              5,000    16,269      -
KOONCE, PETER                                                                                   0     4,250      -
KOURAFAS, NICK T & ELAINE  TTEES FBO          KOURAFAS, NICK & ELAINE  1993 TRUST           2,000       500      -
KOURAFAS, TOM                                                                               1,500       375      -
KOUTURES, GEROGE C  IRA                                                                    24,336     6,084      -
KOUTOURES, MARIA  IRA                                                                      20,176     5,044      -


                                                         ALTERNATE PAGE
                                                                                                   Common    Percentage
                                                                                         Common     Stock      Owned
                                                                                          Stock   Underlying  If More
                              Security Holder                                            Shares   Warrants    Than 1%
                              ---------------                                            ------   --------    -------
KRAZAN, THOMAS P.  &                          KRAZAN, DONNA L.                              1,000       250      -
KULICK, EDWARD L  TTEE FBO THE                KULICK TRUST 1984 UA 10-23-84                10,000     2,500      -
KUNZ, MICHAEL J                                                                               532       133      -
KUNZ, PAMELA                                                                                1,000       250      -
KUNZ, R KENT  &                               KUNZ, BARBARA J  JTWROS                       8,000     2,000      -
KUNZ, R KENT  & SYLVIA LAMAS TTEES FBO        K & B DEVELOPMENT PROF SH TR FBO R KENT      13,336     3,334      -
                                              KUNZ
L. C. LOOKABAUGH CO.                                                                       26,668     6,667      -
LACY, FREDERICK                                                                             8,000    84,160      -
LAINES, DONALD C.  &                          LAINES, ELLEN J.  JT TEN                      4,000     1,000      -
LANOTTE, FRANK J  SEP/IRA FBO                 LANOTTE, FRANK J                              2,800       700      -
LANOTTE, FRANK J.  &                          LANOTTE, LOUISE A.  COM PROP                  1,000       250      -
LAVERGNE, K O                                                                               1,332       333      -
LEFKOWITZ, MICHAEL  TTEE FBO                  LEFKOWITZ, MICHAEL  REVOCABLE TRUST           5,000     1,250      -
LESTER, D. KEVIN                                                                           20,000     5,000      -
LEVY, BRET  &                                 MATHEWS, AUDREY  COM PROP                     8,000     2,000      -
LEVY, JOSEPH W                                                                             16,000     4,000      -
LEWIS, H. WAYNE & JANET A  TTEES              THE LEWIS FAMILY LIVING TRUST DTD 4-29-92    20,000     5,000      1%
LEWIS, WAYNE H.  &                            LEWIS, JANET A.                              64,000    16,000      1%
LEWTER, MERRI G.                                                                            8,000     2,000      -
LINDBERG, DANIEL W                                                                          3,200       800      -
LINDLEY, JAMES W                                                                            2,000       500      -
LINDLEY, LES  &                               LINDLEY, MARGUERITE  COMMUNITY PROPERTY       4,000     1,000      -
LO, BETTY                                                                                  13,332     3,333      -
LO, BETTY  IRA R/O BEAR STEARNS SEC CORP CUST                                              10,000     2,500      -
LONG, WILLIAM E  JR &                         LONG, JANET A  JTWROS                         6,000     1,500      -
LOONEY, COLEMAN B                                                                           2,000       500      -
LOPERENA, JACK  &                             LOPERENA, JOANNE  COMMUNITY PROPERTY         13,000     3,250      -
LOPERENA, LARRY J                                                                           2,000       500      -
LOPERENA, LAURIE M                                                                          2,000       500      -
LOPERENA, LINDA A                                                                           2,000       500      -
LOPERENA, LINDSEY J                                                                         2,000       500      -
LORD, JOSEPH M.  JR. &                        LORD, JUDITH  JTWROS                          1,000       250      -
LOW, GARY K  &                                LOW, SUSAN E  JTWROS                          8,000     2,000      -
LOWRY, JAMES S. &                             LOWRY, MARY JULIA F.  TIC                     8,000     2,000      -
LOWTHER-SMITH, JASON                                                                       10,000     2,580      -
LOWTHER, MURIEL I  TTEE FBO SURVIVORS TRUST   LOWER FAMILY TRUST, A DIVISION OF            20,000     5,000      -
LUCCHETTI, FRANK J  &                         LUCCHETTI, CRISTINA M  JTWROS                 2,000       500      -
LUCHETTI, RALPH P  &                          LUCCHETTI, DENENE J  JTWROS                   2,000       500      -
LUSSON, JOHN J                                                                              4,000     1,000      -
LYLES, VALERA W. IRA LINCOLN TRUST CUST                                                     4,000     1,000      -
LYLES, VALERA W.                                                                           15,652     3,913      -
MAGHAN, BILL  &                               MAGHAN, MARY  JTWROS                          4,000     1,000      -
MAGHAN, WILLIAM J                                                                               0     4,000      -
MAJR ASSOCIATES                               A CALIFORNIA GENERAL PARTNERSHIP              8,000     2,000      -
MALANCA, JAMES E  SEP IRA                                                                   4,400     1,100      -
MANFREDA, ANTHONY                                                                          10,000     2,500      -
MANZ, THOMAS J  &                             MANZ, VIRGINIA C  COMMUNITY PROPERTY         30,000     7,500      -
MARKS, EUNICE E                                                                             1,000       250      -
MARSHALL, KATHLEEN                                                                          5,000         0      -
MARTIN, DANIEL R                                                                            1,000       250      -
MARTIN, SUSAN B                                                                             2,000       500      -
MASSEY, BRENT I                                                                             8,000     2,000      -
MATTER, THOMAS R                                                                            8,000     2,000      -
MAWZ, THOMAS J                                                                             13,332     3,333      -
MAYER, ALAN M  &                              GREISMAN, CLARA  COM PROP                     8,000     2,000      -
MAZZU, ANTHONY  &                             MAZZU, SUSAN DAWAN  JTWROS                    8,500     1,500      -
MC LAUGHLIN, ANDREW J                                                                       6,000     1,500      -
MC AHSTER, JAMES H                                                                          2,000       500      -
MCCLAREN, JANET                                                                             8,000     2,000      -


                                                         ALTERNATE PAGE
                                                                                                   Common    Percentage
                                                                                         Common     Stock      Owned
                                                                                          Stock   Underlying  If More
                              Security Holder                                            Shares   Warrants    Than 1%
                              ---------------                                            ------   --------    -------
MCCLAREN, JO ANN                                                                            8,000     2,000      -
MCCULLOR, TINA H                                                                            2,000       500      -
MCDOUGAL, MARTHA P  TTEE OF THE               MCGOUGAL, MARTHA P  TRUST UA DTD 6-13-94     10,000     2,500      -
MCGILL, D.C.                                                                                    0     1,000      -
MCGILL, D.C.                                                                                4,000         0      -
MCGUINNESS, J. WILLIAM  TTEE                  MCGUINNESS FAMILY TRUST DTD 12/8/92           4,700     1,175      -
MCIC  INC                                                                                   1,000       250      -
MCMAHAN, MARC THOMAS                                                                        4,000     1,000      -
MELIKIAN, MARVIN D.  &                        MELIKIAN, NANCY E.                           10,000     2,500      -
MEREDITH, JANET L                                                                           4,000     1,000      -
MERIDIAN CAPITAL GROUP                                                                          0     3,818      -
MEYER, DENNIS C                                                                             3,668       917      -
MILLER, CAROLINE M                                                                          4,000     1,000      -
MODGLIN, DONALD L & GRACE M  TTEES OF THE     MODGLIN, DONALD L & GRACE M  TRUST           12,000     3,000      -
MONTEREY PENINSULA RADIOLOGICAL               HANSON, COURTNEY J.  TTEE                     8,000     2,000      -
MONTEREY PENINSULA RADIOLOGICAL MED GROUP INC PENSION PL FBO DAVID R HOLLEY  C. HANSON      8,000     2,000      -
                                              TTEE
MOORE, CHARLES L.                                                                           2,604       651      -
MOORE, JOHN TEMPLE                                                                         25,000    25,000      -
MOORE, JOHN TEMPLE  TTEE FBO                  MOORE LIVING TRUST                            8,000     2,000      -
MOORE, THOMAS E.  &                           MOORE, MARIE E  COM PROP                      4,000     1,000      -
MORSE, GLORIA  &                              MORSE, MICHAEL  JTWROS                        4,000     1,000      -
MORSE, MICHAEL  &                             MORSE, GLORIA                                 5,000         0      -
MURRAY, EDWIN RENE  &                         MURRAY, PATRICIA RUTH  JTWROS                 2,000       500      -
MURRAY, JOSEPH R.                                                                           2,000       500      -
MUSOLF, BERDYNE  TTEE FBO                     MUSOLF, BERDYNE & LLOYD  FAM REV TR DTD      12,000     3,000      -
                                              08/89
MUSSON, GREGORY E.  &                         MUSSON, KAREN A.                              2,668       667      -
MYOVICH, DOUG  &                              MYOVICH, CYNTHIA  JTWROS                     24,000     6,000      -
NALCHAJIAN, RICHARD                                                                         8,000     2,000      -
NELSON, ANTHONY                                                                             8,000     2,000      -
NELSON, GERALD E.  &                          NELSON, DOROTHY A.                            1,336       334      -
NOMINA FINANCE LTD. BVI                                                                   200,000    50,000      3%
O'CAOIMH, RONAN                                                                             1,000       250      -
OAKLEY, JEFFREY M.  &                         OAKLEY, VALERIE A.  JTWROS                    8,000     2,000      -
OGILVIE, DEAN                                                                                   0    10,000      -
OGILVIE, R. DEAN                              OGILVIE, VICKIE A.  COMM PROP                 4,000     1,000      -
OKUBO, WARREN T.                                                                            4,000     1,000      -
OLIPHANT, LEONARD                                                                          50,000   110,000      -
OLSON, JAMES R  D.D.S. TTEE                   OLSON, JAMES R  D.D.S. PROFIT SHARING PL      2,000       500      -
OLSON, JAMES R                                                                              2,000       500      -
ORR, THOMAS F                                 TTEE ORR FAM REV TR UTD 11/12/93              4,000     1,000      -
OVERSTREET, JOHN J                                                                              0     6,130      -
PACINI, DENI J  &                             PACINI, MARJORIE J  COM PROP                 10,300     2,575      -
PARR, FRANK                                                                                 4,000     1,000      -
PEARE, DAN C                                                                                1,336       334      -
PEERY, JAMES B & JOAN W  TTEES                PEERY, JAMES B & JOAN W  FAM TR U/A DTD       1,336       334      -
                                              02/81
PEERY, JAMES B.  M.D. IRA                                                                   2,640       660      -
PETERSON, GORDON W  &                         PETERSON, MYRA L  JTWROS                      1,000       250      -
PINKSTON, ROBERT L.  &                        PINKSTON, LAURIE FARWELL  JTWROS              4,000     1,000      -
PINKSTON, ROBERT L.                                                                         8,000     2,000      -
PODOLSKY, WILLIAM J  &                        PODOLSKY, KAREN I  COMMUNITY PROPERTY         1,000       250      -
POLDER, DICK R.                                                                             7,600     1,900      -
POMEROY, CARL F.  &                           POMEROY, DEBORAH D.  JTWROS                   4,000     1,000      -
PORTMAN, LEO J                                PORTMAN TRUST                                 8,000     2,000      -
PORTMAN, LEO J.                                                                             8,000     2,000      -
POTOSKY, ROBERT A                                                                           1,336       334      -
POWELL, GENE                                                                               16,000     4,000      -
PRICKETT, GLEN L & SHIRLEY E  TTEES           THE GLEN L & SHIRELY PRICKETT LIV TR          2,000       500      -
                                              7-28-93


                                                         ALTERNATE PAGE
                                                                                                   Common    Percentage
                                                                                         Common     Stock      Owned
                                                                                          Stock   Underlying  If More
                              Security Holder                                            Shares   Warrants    Than 1%
                              ---------------                                            ------   --------    -------
PRICE, ROBERT F & KATHRYN S  TTEES            PRICE FAMILY TRUST DTD 06/06/94               2,000       500      -
PRIGGER, WILLIAM                                                                                0     1,307      -
PROPERTY DEVELOPMENT OF HAWAII  INC                                                             0    10,000      -
RAMAKANT, D RAUT  &                           RAUT, MARJORIE S  JTWROS                      2,000       500      -
RANA, M. CARL  &                              RANA, CARLA S  JTWROS                         1,000       250      -
RATHBONE, DONALD G  &                         RATHBONE, VICKI A  JTWROS                     1,000       250      -
RATHBONE, RICHARD N  FBO                      RATHBONE, RICHARD N  IRA                      1,000       250      -
RATHBONE, RICHARD N.  &                       RATHBONE, SUSAN F.  JTWROS                    4,500     1,125      -
RATHBONE, ROBERT C  &                         RATHBONE, PATRICIA P  JTWROS                  1,000       250      -
RATHBONE, SUSAN F  FBO                        RATHBONE, SUSAN F  IRA                        1,000       250      -
REDMAN, ROBERT  TTEE FBO                      VILLAGE CAPITAL CORP MPP                      4,000     1,000      -
REINHARDT, WALTER R.                                                                       45,076    11,269      -
RESOURCES TRUST COMPANY  CUST FBO             BERLINER, WILLIAM P  IRA A/C I155285670       4,000     1,000      -
RHODUS, ARIEL                                                                                 880         0      -
RHODUS, JESSE                                                                                 880         0      -
RHODUS, NAOMI                                                                                 880         0      -
RICHARDSON JR., JOE C                                                                     400,000         0      6%
RICHARDSON  III, JOE C.                                                                     1,000       250      6%
RICHARDSON, JOE C.                                                                          1,000         0      6%
RICHARDSON, RUBY C.                                                                             0     1,750      -
RICKETTS, JAMES M  &                          RICKETTS, VEDA M  TTEES RICKETTS FAMILY       8,000     2,000      -
                                              TRUST
RIEDLINGER, WILLIAM A.                                                                      4,000     1,000      -
RINEHART, DAYNE T.  &                         RINEHART, RHONDA L.  JTWROS                   2,000       500      -
RITTER, BARBARA ANN                                                                         4,000     1,000      -
ROBERTS, RICHARD                                                                                0       298      -
ROBINSON, LAUREN BLAIRE CARLA                                                                   0    12,500      -
ROCKY MOUNTAIN ARTIFICIAL LIMB & BRACE INC                                                  3,732       933      -
ROGERS, ERIC  &                               ROGERS, CHERYL  JTWROS                        1,332       333      -
ROGERS, NEVA R.  &                            ROGERS, COURTNEY G.                           1,500       375      -
ROGERS, TRAVIS                                                                                  0       297      -
ROSSO, HAROLD J & DAVID  TTEES OF THE         ROSSO, HAROLD J  TRUST UTD 5-9-77             6,000     1,500      -
ROSS, LEONARD V.                                                                                0   112,516      -
RYSKAMP TAKAYAMA 401K PROFIT SHARING PLAN     FBO JAMES J RYSKAMP JR M.D.                   5,500     3,875      -
RYSKAMP, TAKAYAMA                                                                           8,000     2,000      -
SAN JOSE CARDIAC SURGERY GROUP                                                              8,000     2,000      -
SAN JOSE CARDIAC SURGERY MED GRP MONEY        PURCH PEN PL FBO WUERFLEIN  DTD 04/01/90     18,076     4,519      -
SANDERS, FAHMIE                                                                               568       142      -
SANDERS, JASON A.                                                                             636       159      -
SANDERS, JACKIE S.                                                                          1,080       270      -
SANDERS, MICHAEL J.                                                                           568       142      -
SANDERS, STAN  CUST                           SANDERS, STANLEYJ.                            1,080       270      -
SANDERS, STACYJ.                                                                              636       159      -
SANDERS, STANLEY J.                                                                         8,000     2,000      -
SCHNEIDERS, GERALD S  TTEE                    SCHNEIDERS, GERALD S  TRUST                   1,332       333      -
SCHOENDUVE, HOWARD W  &                       SCHOENDUVE, MARGUERITE  JTWROS                1,000       250      -
SCHOOLEY, JAMES L  M.D. INC                   MONEY PURCHASE PENSION PLAN UAD 2-1-79        4,000     2,606      -
SCHOOLEY, JAMES L  M.D. INC                   MONEY PURCHASE PENSION PLAN UAD 2-1-79        6,424         0      -
SCHROEDER, WALTER W.  &                       SCHROEDER, KAREN  JTWROS                     12,000     3,000      -
SCHUBERT, STEVE B                                                                           8,000     2,000      -
SCHWAB, WAYNE                                                                               8,000     2,000      -
SCIARONI, LLOYD G  TTEE.                      SCIARONI FAMILY TRUST DTD 5-22-90             5,200     1,300      -
SCIARONI, LLOYD G.                                                                          3,332       833      -
SEITZ, JOHN P.  MD                                                                          4,000     1,000      -
SENTRA SECURITIES CORPORATION                                                                   0     4,315      -
SHAMDANJIAN, ALBERT G.                                                                     13,332     3,333      -
SHARP, RITA                                                                                 1,000       250      -
SHEARER, S.K.  M.D. &                         SHEARER, CATHERINE                            9,868     2,467      -
SHEETS, CAROL S  &                            SHEETS, GEORGE K  COMMUNITY PROPERTY          2,000       500      -
SHIMIZU, SCOTT E.  &                          SHIMIZU, LORRAINE M.  TIC                     8,000     2,000      -


                                 ALTERNATE PAGE
                                                                                                   Common    Percentage
                                                                                         Common     Stock      Owned
                                                                                          Stock   Underlying  If More
                              Security Holder                                            Shares   Warrants    Than 1%
                              ---------------                                            ------   --------    -------
SHOWS, ALAN  &                                SHOWS, KATHY  COMMUNITY PROPERTY              8,000     2,000      -
SIKES, JOHN E.  &                             SIKES, JEAN L.                               10,000     2,500      -
SILVER CREEK INVESTMENTS LTD                                                              177,776    44,444      3%
SIMMONS, BILLIE H.  TTEE FBO                  SIMMONS, BILLIE H.  TRUST UTD 1/12/88         1,000       250      -
SINGER, ELI  &                                MILLER, DORIN  JTWROS                         4,000     1,000      -
SLATER & COMPANY 401(K) PEN & PROF SH         SLATER, JOHN  TTEE                            2,700       675      -
SLATER, JOHN H                                                                                500       125      -
SLATER, LOUIS C.                              SLATER, MARIE J.                              1,000       250      -
SLATER, LOUIS C. & MARIE J.  TTEES            SLATER FAMILY LIVING TRUST  UTD 5/30/96         500       125      -
SLOCUM, RICHARD C.                                                                          4,000     1,000      -
SMALL, SHARON C.  TTEE                        SMALL SEPARATE LIVING TRUST DTD 11/8/96       2,400       600      -
SMART, BARRICK  & MICHAEL HEALY CO-TTEES FBO  LACY, FREDERICK  401-K DTD 5-14-96            7,600     1,900      -
SMITH, ANDREW D  PROFIT SHARING PLAN                                                        8,000     2,800      -
SMITH, JEFF L.                                                                              2,668       667      -
SMITH, LEROY W  TTEE DOCTORS FINANCAIL MGMT   EMPLOYEE BENEFIT TRUST DTD 1-1-84             4,000     1,000      -
SMITH, LEROY W  &                             SMITH, LORENA F  COMMUNITY PROPERTY           8,000     2,000      -
SMITH, LEROY W  TTEE FBO DR                   MANAGEMENT BENEFIT TR DTD 01/01/84            8,000     2,000      -
SMITH BARNEY FBO                              GEORGESON, JAMIE E  IRA ROLLOVER CUST         8,000     2,000      -
SMITH BARNEY  CUST FBO                        GEORGESON, JILL T  IRA  A/C#2136013014091     4,000     1,000      -
SNELL, WILLIAM N                                                                            3,600       900      -
SOUTHWORTH, THOMAS G                                                                       10,000         0      -
SPENCER, DAN  & PAT CARRIVEAU TTEES OF        CARRIEAU SPENCER INC 401 K PROFIT SH PL       2,000       500      -
SPROUL, DAVID                                                                               5,332     1,333      -
ST. CLOUD INVESTMENTS LTD                                                                       0   150,000      -
STAUFFER, CLARENCE  &                         STAUFFER, MILDRED M.                          2,400       600      -
STEINHAUSER, J CHRIS                                                                            0   125,000      -
STEVENS, MYRON                                                                              8,000     2,000      -
STEVENS, SABIN                                                                              8,000     2,000      -
STONE, JOHN G                                 STONE, SUSAN M  JTWROS                        1,332       333      -
STOUT, LANNY R                                                                             20,000    39,708      -
SUMMERS, DOUG  &                              SUMMERS, MARY ANN  JTWROS                     6,000     1,500      -
SUNDERLAND, HOYT  &                           SUNDERLAND, EVELYN  JTWROS                    1,332       333      -
SUNDERLAND, RICK                                                                            1,332       333      -
SURABIAN, GERALD                                                                            6,668     1,667      -
SUSKIND, DAVIS A.  &                          SUSKIND, ELIZABETH A.                        13,500     3,375      -
SWARTOUT, STERLING                                                                          4,000     1,000      -
TAHMAZIAN, BRYAN LUKE  TTEE                   UITIA DTD 2-26-97                             5,512     1,378      -
TAKAYAMA, RYSKAMP  401K PROFIT SH PL TR FBO   RYSKAMP, JAMES J  JR M.D.                    24,776     3,694      -
TANNER, NORMAN C.  &                          TANNER, BARBARA L.  JT TEN                   20,500     5,125      -
TATUM, CONNIE D  &                            TATUM, STEPHEN E  JTWORS                      2,668       667      -
TATUM, JOHN P                                                                              16,000     4,000      -
TELFORD, JOHN T.                                                                            6,000     1,500      -
TEMPLE, J MARTIN                                                                            9,512     2,378      -
THOMAS, MILES H.  & JOAN THOMAS TTEES         THOMAS, MILES H  FAMILY TRUST UAD 4-22-83    16,000     4,000      -
THOMAS, RICHARD W  TTEE                       THE RANCHO SECURITY TRUST                    14,000     3,500      -
THOMAS, RICHARD W.                                                                          8,000     2,000      -
THOMPSON, ROBERT J.  &                        THOMPSON, ARLENE M.  JTWROS                   4,000     1,000      -
THOMAS A KING DDS INC                                                                       8,000     2,000      -
TOLFREE, CHARLES  &                           TOLFREE, BETH M.                              2,000       500      -
TOLFREE, CHARLES H & BETH M                   TRUSTEES OF THE TOLFREE FAM TR DTD            1,000       250      -
                                              08/14/96
TORCASO, CHESTER J.  &                        TORCASO, ELAINE G.                            4,000     1,000      -
TOTAL BENEFIT SERVICES INC  401 K PLAN FBO    AUNE, RICHARD                                 2,000       500      -
TOTMAN, JAMES W  TTEE FBO                     TOTMAN, JAMES W  TRUST UTD 12/18/86          22,000     5,500      -
TRUCK DISPATCH SERVICE INC. PROF SH PL FBO    KOURAFAS, JAMES                              10,000     2,500      -
TRUCK DISPATCH SERVICE INC.                                                                 6,000     1,500      -
TWO GABLES PTY LIMITED                                                                    100,000    25,000      1%


                                                         ALTERNATE PAGE
                                                                                                   Common    Percentage
                                                                                         Common     Stock      Owned
                                                                                          Stock   Underlying  If More
                              Security Holder                                            Shares   Warrants    Than 1%
                              ---------------                                            ------   --------    -------
VACIN, GARY                                                                                 1,332       333      -
VATHAYANON, SATHAPORN                                                                       2,600       650      -
VAVOULIS, TED                                                                              10,000     2,500      -
VILLONE, THOMAS R.                                                                          6,000     1,500      -
VISTA MESA LLC                                                                              4,000     1,000      -
VOLPE, STEVE                                                                               32,000     8,000      -
VOSBURGH, JAY                                                                               2,668       667      -
WAGNER, ROLF                                                                                    0    10,000      -
WALLINGTON INVESTMENTS LTD                                                                177,776    44,444      -
WARPINSKI, JOSEPH G                                                                         8,000     2,000      -
WARREN, ELAINE M  &                           WARREN, PHILLIP D  TIC                        8,000     2,000      -
WEBSTER, GORDON M  JR.                                                                      2,000       500      -
WEDDON, BRADLEY C                                                                               0     1,360      -
WEDDELL, LAURA E                                                                                0       661      -
WEIGAND, DALE P.  &                           WEIGAND, TERRI L.  JTWROS                     3,000       750      -
WEIGAND, PHILIP C  TTEE FBO                   WEIGAND, DOROTHY M  TRUST UAD 12-16-87        2,500       625      -
WEYBRIGHT, DENNY                                                                            1,500       375      -
WHITEHEAD, ALBERT E  LIV TRUST DTD 6-26-97                                                 10,000     2,500      -
WHITE, CHARLES G  &                           WHITE, BRENDA L  JTWROS                       1,000       250      -
WHITBURN, KAREN B                                                                           5,000         0      -
WHITE MARKETING INC A CORPORATION                                                           4,000     1,000      -
WILKES, ELISE R.                                                                            1,000         0      -
WILLIAMSON, JOHN F.                                                                         2,000       500      -
WILLIAMSON, PATRICIA A  IRA                                                                 1,000       250      -
WILLIG, W DAVID                                                                             1,336       334      -
WILSON, GUY B  &                              WILSON, JEANNETTE  FAMILY TRUST UTD           8,000     2,000      -
                                              03/07/90
WINTON, JAMES T.  &                           WINTON, JONOLYN C.  COM PROP                  8,000     2,000      -
WITWER, JAMES J.  M.D. INC. TTEE FBO          WITWER, JAMES J.  M.D. WITWER EMPL. BEN       8,000         0      -
                                              TR
WITWER, JAMES J.  M.D. TTEE FBO               EMPLOYEE BENEFIT PLAN 05/31/85               13,336     5,334      -
WOESNER, RANDALL E & JANIS M  TTEES FBO       WOESNER FAMILY LIVING TRUST                   2,000       500      -
WOLF, JOE  FAMILY TRUST                                                                     4,000     1,000      -
WOLTMAN, RICHARD &                            WOLTMAN, KAYE                                             260      -
WOOD, JOHN ALAN  &                            AREKNAS WOOD, ARLENE  JTWROS                  1,000       250      -
WOODS, KERRY B  &                             WOODS, ROBYN  COM PROP                        1,336       334      -
WOODWARD III, O JAMES                                                                       1,336       334      -
WOOLF, JOHN L.  II                                                                         12,332     3,083      -
WOOLF, JOHN L.                                                                              2,668       667      -
YEE, DESMOND SCHROEDER& ALLEN                                                                   0     1,360      -
YONG, TONY                                                                                  4,800     1,200      -
YUYAMA, DOUG  &                               YUYAMA, JOHN  TENANTS IN COMMON               4,740     1,185      -
ZACHRITZ, LILLIAN A.                                                                        1,336       334      -
ZANONI, NATHAN A.  JR.                                                                      5,000     1,250      -
ZINKIN, HAROLD & BETTY  FAMILY LIVING TR                                                    2,000       500      -

                                                                                        ====================
                                                                                        7,029,492 2,497,663
                                                                                        ====================


     The Selling Security Holders may effect the sale of their Shares from time to time in transactions (which may include block transactions) in the open market, in negotiated transactions, through the writing of options on the Common stock, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

     The Company is not aware of any agreements, undertakings or arrangements with any Underwriters or broker-dealers regarding the resale of its securities. The Selling Security Holders may effect such transactions by selling the Shares, as applicable, directly to purchasers or to or through broker-dealers who may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders, and/or the purchasers of their Shares, as applicable, for which such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Security Holders and any broker-dealers that act in connection with

                                 ALTERNATE PAGE

the sale of their Shares might be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act.

     The Company has notified the Selling Security Holders of the prospectus delivery requirements for sales made pursuant to this Prospectus and that, if there are material changes to the stated plan of distribution, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

                                 ALTERNATE PAGE
                              PLAN OF DISTRIBUTION

     7,029,492 shares of Common Stock and 2,585,663 shares of Common Stock underlying Warrants will be offered by the Selling Security Holders from time to time in market transactions at prevailing prices on the Nasdaq Small Cap Market or a similar market. The Company will not receive any proceeds from possible release by the Selling Securities Holders of their respective shares of the Company's Common Stock. The Company will receive gross proceeds of $13,748,821 if all outstanding Warrants are exercised of which an approximately 5% commission will be paid to the brokers of record. There can be no assurance that any Warrants will be exercised. The Selling Security Holders may effect such transactions by selling their shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of such shares of Common Stock for whom such broker-dealer may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Company has agreed to bear all expenses estimated at approximately $90,000 in connection with the registration of the shares of Common stock to which this Prospectus relates.

                                 ALTERNATE PAGE

================================================================================
No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Representative. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                TABLE OF CONTENTS


Additional Information........................................................
Prospectus Summary............................................................
Risk Factors..................................................................
Use of Proceeds...............................................................
Determination of Offering Price...............................................
Dilution......................................................................
Capitalization................................................................
Dividends.....................................................................
Selected Consolidated Financial Data..........................................
Management's Discussion and Analysis of
  Financial Condition and Results of Operations...............................
Glossary......................................................................
Business......................................................................
Properties....................................................................
Management....................................................................
Executive Compensation........................................................
Summary Compensation Table....................................................
Principal Shareholders........................................................
Resale by Selling Shareholders................................................
Certain Relationships and Related Party Transactions..........................
Description of Securities.....................................................
Shares Eligible for Future Sale...............................................
Plan of Distribution..........................................................
Legal Matters.................................................................
Experts.......................................................................
Financial Statements..........................................................


                              ---------------------------

Until ___, 1999 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

                                 ALTERNATE PAGE

================================================================================


                              BETA OIL & GAS, INC.

                                    7,029,492
                                    SHARES OF
                                COMMON STOCK AND
                                    2,585,663
                             SHARES OF COMMON STOCK
                             ISSUABLE UPON EXERCISE
                                   OF WARRANTS

                                 ---------------

                                   PROSPECTUS

                                 ---------------




                               November ___, 1998


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


PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.





        SEC Registration Fee                               $18,055.39
        Nasdaq Listing Fee                                  10,000.00
        Printing Expenses                                   10,259.00  *
        Legal Fees and Expenses                             35,000.00  *
        Accounting Fees and Expenses                         8,000.00  *
        Transfer Agent Fees                                  3,000.00  *
        Miscellaneous                                        5,685.61  *
        Expenses

                                                      ================
                 Total
                                                           $90,000.00
                                                      ================


*    Estimated



Item 14. Indemnification of Directors and Officers.

The Company's Articles of Incorporation and its Bylaws limit the liability of directors and officers to the extent permitted by Nevada law. Specifically, the Articles of Incorporation provide that the directors and officers of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of their fiduciary duties as directors, including gross negligence, except liability for acts or omissions "which involve intentional misconduct, fraud or a knowing violation of law not in good faith, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes."

     The Company has obtained a directors and officers liability insurance policy for the purposes of indemnification which shall cover all elected and appointed directors and officers of the Company up to $1,000,000 for each claim and $3,000,000 in the aggregate. The Company believes that the limitation of liability provision in its Articles of Incorporation, and the directors and officers liability insurance will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors and officers of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act, as amended (the "Securities Act") may be permitted to directors, officers, and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suitor proceeding) is asserted by such director, officer or controlling person of the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent for which indemnification will be required or permitted under the Company's Articles of Incorporation. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities.

     During 1997 and 1998 (through the date of this registration statement), the Company issued 5,565,648 and 1,463,844 shares, respectively, of its Common Stock and 1,528,222 and 969,441 Common Stock Purchase Warrants, respectively, through private placements exempt from registration under Section 4(2) of Securities Act.

     Initial start-up funding was raised through the sale, effective June 23, 1997, of 2,910,000 shares ("Founder Shares") of the Company's Common Stock to its founders and other principals for $0.05 per share. An additional 640,000 Common Stock Purchase Warrants were issued for various services provided to the Company with each Warrant entitling the holder thereof to purchase one share of the Company's Common Stock at prices ranging from $2.00 to $5.00 per share.

     Effective September 5, 1997, the Company issued 663,912 equity units at $15 per unit through a private placement. Each unit entitled the purchaser to four shares of common stock and one warrant exercisable to purchase one share of common stock at $5.00 for a term of five years. The offering generated net proceeds, after offering costs, of $9,076,283. The Company issued 224,310 additional Common Stock purchase warrants with an exercise price of $4.50 per share for services in connection with the offering.

     Commencing on February 12 and terminating on November 2, 1998, the Company issued 364,708 equity units at $20 per unit through a private placement. Each unit entitled the purchaser to four shares of common stock and one warrant exercisable to purchase one share of common stock at $7.50 for a term of five years. The offering generated net proceeds, after offering costs, of $6,594,854. The Company issued 121,383 additional common stock purchase warrants with an exercise price of $7.00 per share for services in connection with the offering. In addition, the Company issued 5,000 shares of Common Stock and 1,250 Warrants in exchange for certain oil and gas property interests. The Company also issued 482,100 Warrants for various services provided to the Company with each Warrant entitling the holder thereof to purchase on share of the Company' Common Stock at prices ranging from $3.75 to $7.50.

     The following table summarizes the private placement transactions and warrants issued from inception (June 6, 1997) through November 2, 1998:


                                                                                                                        Exercise
                                                  Common Shares                     Warrants to Purchase Stock           $ Price
                                                Shares             $ Amount           # Warrants        Expiration      Per Share

1)        Tranch one                           2,910,000 $            145,500              640,000      6/27/02 to   $  2.00 to 5.00
                                                                                                           10/1/02

2)        Tranch two                           2,655,648            9,958,770              663,912          9/5/02   $          5.00

3)        Warrants issued as
           Commission in Tranch
                       Two                           N/A                  N/A              224,310        12/30/02   $          4.50

4)        Direct offering expenses -
          Tranch two                                   -             (882,487)                   -

5)        Tranch three                         1,458,844            7,294,160              364,708         3/12/03   $          7.50

6)        Warrants issued as                                                                               3/12/03
          Commission in Tranch
          Three                                      N/A                  N/A              121,383                   $          7.00

7)        Direct offering expenses -
          Tranch Three                                 -             (699,306)                   -

8)        Common Stock issued for
             Properties                            5,000 $             25,000                1,250         3/12/98   $          7.50


9)        Warrants issued as additional
          commission for capital raised              N/A                  N/A              482,100       2/4/03 to   $  5.00 to 7.50
                                                                                                           3/12/03


                                         =================    =================     ================
                                               7,029,492 $         15,841,637            2,497,663
                                         =================    =================     ================



Item 16. Exhibits



1.1        Underwriter Agreement (Form)
1.2        Underwriter's Warrant (Form)
1.3        Underwriter's Registration Rights Agreement(Form)(To be filed by
           Amendment)
1.4        Selected Dealer Agreement (Form)
3.1        Original and Amended Articles of Incorporation of Registrant
3.2        By Laws of the Registrant, Dated June 9, 1997
5.1 Opinion of Horwitz & Beam As To The Legality Of The Securities Being Registered, Dated July 23, 1998
10.1       Formosa Grande Prospect Agreement, Dated August 1, 1997
10.2       Texana Prospect Agreement, Dated July 15, 1997
10.3       Ganado Prospect Agreement, Dated November 1, 1997.
10.4       T.A.C. Resources Agreement, Dated January 21, 1998
10.5       Lapeyrouse Prospect Agreement, Dated October 13, 1997
10.6       Rozel (Transition Zone) Prospect Agreement, Dated February 24,1998
10.7       Stansbury Basin (Australia) Prospect Agreement, Dated February 1998
10.8       Agreement With Jim Frimodig (Norcal), Dated October 27, 1997
10.9       Steve Antry Employment Agreement, Dated June 23,1997
10.10      Steve Fischer, Employment Agreement, Dated June 23, 1997
10.11      J. Chris Steinhauser Warrant Agreement, Dated January 27, 1998
10.12      R.T. Fetters Consulting Agreement, Dated June 23, 1997
10.13      Office Lease, Dated October 1997 (To be filed by Amendment)
10.14      BWC Prospect Agreement, Dated April 1, 1998
10.15      Dahlia Financial Limited Consulting Agreement, Dated September 5,
           1997
10.16      St. Cloud Investments, Ltd., Dated March 12, 1998
10.17      Beta Oil & Gas / Beta Capital Group Reciprocal Agreement
10.18      Horwitz & Beam Legal Represtation Letter, Dated June 23, 1997
23.1       Consent of Horwitz & Beam (included in their opinion set forth in
           Exhibit 5.1 hereto)
23.2       Consent of Hein + Associates LLP
24         Power of Attorney (see signature page)
27         Financial Data Schedule

Item 17. Undertakings.

     (a)  Rule 415 Offerings.

     The undersigned issuer hereby undertakes that it will:

     (1) File, during the period required by Rule 415, a post-effective amendment to this Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) Reflect   in  the   prospectus   any  facts  or  events   which,
              individually or together, represent a fundamental change in the information in the Registration Statement; and

        (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bonafide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b)  Request for acceleration of effective date.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such court.

                                POWER OF ATTORNEY

     Each person whose signature appear below constitutes and appoints Steve Antry his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in anyand all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorney-in-fact and agent shall determine, such applications, statements, consents and other documents as may be necessary or expedient to register securities of the Company for sale, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Newport Beach, California on November 000000000, 1998.

                                   BETA OIL & GAS, INC.
                                By:  /s/ Steve Antry
                                   ---------------------------------------------
                                   Steve Antry, President and Chairman

     In accordance with the requirements of the Securities Act of 1933, this Registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                    Title                        Date

/s/ Steve Antry              Chairman of the              November    , 1998
----------------
Steve Antry                  Board of Directors
                             and President


/s/ J. Chris Steinhauser     Chief Financial Officer,     November    , 1998
-----------------------
J. Chris Steinhauser         Principal Accounting
                             Officer and Director


/s/ Lawrence W. Horwitz      Director                     November   , 1998
------------------------
Lawrence W. Horwitz


/s/ R.T. Fetters             Director                     November   , 1998
----------------
R.T. Fetters


/s/ Joe C. Richardson, Jr.   Director                     November      , 1998
-------------------------
Joe C. Richardson, Jr.